     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2002
                                                     REGISTRATION NO. 333-
               Post-Effective Amendment No. 1 to Registration Statement No. 333-83503 Post-Effective Amendment No. 2 to Registration Statement No. 333-51367 Post-Effective Amendment No. 2 to Registration Statement No. 333-13811 Post-Effective Amendment
               No. 2 to Registration Statement No. 333-7229 Post-Effective Amendment No. 3 to Registration Statement No.
               33-63097 Post-Effective Amendment No. 3 to Registration
               Statement No. 33-57533 Post-Effective Amendment No. 3 to Registration Statement No. 33-54784 Post-Effective Amendment No. 3 to Registration Statement No. 33-49881 Post-Effective
               Amendment No. 1 to Registration Statement No. 33-30717
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               -----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                          Bank of America Corporation
            (Exact name of registrant as specified in its charter)

                           Delaware                                         56-0906609
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

  Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North
                                Carolina 28255
                                (704) 386-5972
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                                PAUL J. POLKING
                 Executive Vice President and General Counsel
                          Bank of America Corporation
                       Bank of America Corporate Center
                            100 North Tryon Street
                        Charlotte, North Carolina 28255
                                (704) 386-7484
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -----------------

         BOYD C. CAMPBELL, JR.      Copies to:      JAMES R. TANENBAUM
     Helms Mulliss & Wicker, PLLC              Stroock & Stroock & Lavan LLP
        201 North Tryon Street                        180 Maiden Lane
    Charlotte, North Carolina 28202              New York, New York 10038

                               -----------------
     Approximate date of commencement of the proposed sale to the public:
  From time to time after the effective date of this Registration Statement.
                               -----------------
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               -----------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

    Title of each         Amount to    Proposed maximum   Proposed maximum     Amount of
 class of securities    be registered   offering price        aggregate       registration
  to be registered     (1)(2)(3)(4)(5)   per unit (6)   offering price (6)(7)   fee (8)
------------------------------------------------------------------------------------------
Debt Securities.......                       N/A                 N/A               NA
------------------------------------------------------------------------------------------
Warrants (9)..........                       N/A                 N/A              N/A
------------------------------------------------------------------------------------------
Units (10)............                       N/A                 N/A              N/A
------------------------------------------------------------------------------------------
Preferred Stock.......                       N/A                 N/A              N/A
------------------------------------------------------------------------------------------
Depositary Shares (11)                       N/A                 N/A              N/A
------------------------------------------------------------------------------------------
Common Stock (12).....                       N/A                 N/A              N/A
------------------------------------------------------------------------------------------
Total................. $20,000,000,000       100%          $20,000,000,000     $1,840,000
------------------------------------------------------------------------------------------

================================================================================
                                                         Continued on next page

--------
continued from preceding page

(1)In no event will the aggregate initial offering price of the registered securities issued under this registration statement exceed $20,000,000,000, or the United States dollar equivalent amount in one or more foreign currencies, currency units, or composite currencies. If any debt securities are issued at an original issue discount, then additional debt securities may be issued so long as the aggregate original principal amount of all such debt securities, together with the original principal amount of all other securities registered and offered hereunder, does not exceed such amount.
(2)This Registration Statement also covers an indeterminable amount of the registered securities that may be reoffered or resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant.
(3)In addition to the registered securities that may be issued directly under this Registration Statement, there are being registered hereunder (i) such indeterminable amounts of debt securities, preferred stock, common stock, and depositary shares as may be issued upon conversion, exercise, or exchange of any registered securities that provide for such issuance, (ii) such indeterminable amount of preferred stock as may be represented by depositary shares, and (iii) such indeterminable amounts of debt securities, preferred stock, depositary shares and warrants as may be issued in units.
(4)Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also contains a prospectus that relates to an indeterminable amount of the Registrant's debt securities that were previously registered and sold pursuant to the Registration Statements listed below and may be reoffered or resold in market-making transactions by affiliates of the Registrant. Accordingly, this Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-83503; Post-Effective Amendment No. 2 to Registration Statement No. 333-51367; Post-Effective Amendment No. 2 to Registration Statement No. 333-13811; Post-Effective Amendment No. 2 to Registration Statement No. 333-7229; Post-Effective Amendment No. 3 to Registration Statement No. 33-63097; Post-Effective Amendment No. 3 to Registration Statement No. 33-57533; Post-Effective Amendment No. 3 to Registration Statement No. 33-54784; Post-Effective Amendment No. 3 to Registration Statement No. 33-49881; Post-Effective Amendment No. 1 to Registration Statement No. 33-30717. Such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
   Section 8(c) of the Securities Act of 1933.
(5)This Registration Statement also relates to an indeterminable amount of debt securities that were previously registered and sold by the Registrant's predecessors pursuant to the Registration Statements listed below and may be reoffered or resold in market-making transactions by affiliates of the Registrant, including Banc of America Securities LLC, including pursuant to the registration statements filed by BankAmerica Corporation designated by Registration Statement Nos.: 33-54385, 33-43862, 33-51064, 33-59892, and
   33-36718; by Barnett Banks, Inc. designated by Registration Statement Nos.:
   33-57597, 33-36328, and 33-39536; by Boatmen's Bancshares, Inc. designated by Registration Statement Nos.: 33-48528 and 33-31415; by Sovran Financial Corporation designated by Registration Statement No. 33-04846; and by Security Pacific Corporation designated by Registration Statement No. 33-36897.
(6)Estimated in accordance with Rule 457(o) of the Securities Act of 1933 solely for purposes of computing the registration fee. We will determine the proposed maximum offering price per unit from time to time in connection with our issuance of the securities registered hereunder.
(7)Separate consideration may not be received for registered securities that are issuable on exercise, conversion, or exchange of other registered securities that provide for such issuance or that are issuable in units or represented by depositary shares.
(8)The Registrant previously paid a filing fee of $1,147,349.52 in connection with a Registration Statement (No. 333-83503) declared effective on August 5, 1999 relating to the registration of $4,589,398,091 aggregate principal amount of securities that remain unsold under such Registration Statement as of the date hereof. In addition, as of the date hereof, the Registrant has filed a Registration Statement (No. 333-97157) relating to the registration of $6,000,000,000 aggregate principal amount of securities resulting in a filing fee of $552,000. Pursuant to Rule 457(p) under the Securities Act of 1933, such filing fee of $552,000 for Registration Statement No. 333-97157 was offset by a previously paid filing fee of $723,085 relating to $2,892,340,000 aggregate principal amount of securities that remain unsold under a Registration Statement (No. 333-65750) declared effective on August 22, 2001, resulting in a credit to the account of the Registrant of $171,085. Pursuant to Rule 457(p) under the Securities Act of 1933, the full amount of the filing fee currently due for this Registration Statement has been offset by (i) the $1,147,349.52 of previously paid filing fee for Registration Statement No. 333-83503, (ii) the $171,085 credit remaining after the filing of Registration Statement No 333-97157, and (iii) a $316,000 credit to the account of the Registrant pursuant to the "Investor and Capital Markets Fee Relief Act." After applying these offsets the Registrant is required to pay an amount equal to $205,566 to satisfy its fee in connection with this Registration Statement. Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required for the registration of an indeterminable amount of debt securities to be offered in market-making transactions by affiliates of the Registrant as described in Notes (2), (4) and (5) above.
(9)Warrants may be issued together with any registered securities or other warrants. Warrants may be exercised to purchase debt securities or to purchase or sell (i) securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties; (ii) one or more currencies or currency units; (iii) one or more commodities; (iv) any instrument whose value is tied to or relates to any financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or (v) any instrument whose value is tied to or relates to one or more indices or baskets of the items described above.
(10)Any registered securities may be sold separately or as units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each unit will be issued under a unit agreement or indenture.
(11)Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(12)The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.
                               -----------------
   The Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                               EXPLANATORY NOTE

   The first prospectus contained in this registration statement relates to both of the following:

   . the initial offering of debt securities, warrants, units, preferred stock, depositary shares, and common stock of Bank of America Corporation on a continuous or delayed basis, at an aggregate initial public offering price of up to $20,000,000,000; and

   . market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold.

   When the prospectus is delivered to an investor in any initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

   The second prospectus contained in this registration statement is a form of market maker prospectus intended for use by direct or indirect wholly-owned subsidiaries of the registrant, including Banc of America Securities LLC, in connection with offers and sales related to secondary market transactions in debt securities that have previously been registered by the registrant or its predecessors under the Securities Act of 1933 pursuant to the registration statements referred to in footnotes 4 and 5 on the cover page of this registration statement. The market maker prospectus is in addition to, and not in substitution for, the prospectuses of the registrant relating to the above-referenced registration statements currently on file with the Securities and Exchange Commission.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JULY 26, 2002

[LOGO] Bank of America

$20,000,000,000

Debt Securities, Warrants, Units, Preferred Stock,
Depositary Shares, and Common Stock

We may offer to sell up to $20,000,000,000 (or the United States dollar equivalent) of:

   . debt securities;

   . warrants;

   . units, consisting of two or more securities in any combination;

   . preferred stock;

   . fractional interests in preferred stock represented by depositary shares;
     and

   . common stock.

Our securities may be denominated in United States dollars or a foreign currency, currency unit or composite currency. We also may issue common stock upon conversion, exchange, or exercise of any of the other securities listed above.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of the securities listed above. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

--------------------------------------------------------------------------------

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of the securities to be issued under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                       Prospectus dated           , 2002

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
Prospectus Summary.............................................................   4
Bank of America Corporation....................................................   7
 General.......................................................................   7
 Business Segment Operations...................................................   7
 Acquisitions and Sales........................................................   9
Use of Proceeds................................................................  10
Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and
      Preferred Stock Dividends................................................  11
Regulatory Matters.............................................................  12
 General.......................................................................  12
 Interstate Banking............................................................  12
 Changes in Regulations........................................................  13
 Capital and Operational Requirements..........................................  13
 Distributions.................................................................  14
 Source of Strength............................................................  14
Description of Debt Securities.................................................  15
 General.......................................................................  15
 Redemption and Repayment......................................................  17
 Reopenings....................................................................  17
 Conversion....................................................................  17
 Exchange, Registration, and Transfer..........................................  17
 Payment and Paying Agents.....................................................  18
 Subordination.................................................................  18
 Sale or Issuance of Capital Stock of Banks....................................  19
 Waiver of Covenants...........................................................  19
 Modification of the Indentures................................................  19
 Meetings and Action by Securityholders........................................  20
 Defaults and Rights of Acceleration...........................................  20
 Collection of Indebtedness....................................................  20
 Notices.......................................................................  21
 Concerning the Trustees.......................................................  21
Description of Warrants........................................................  22
 General.......................................................................  22
 Description of Debt Warrants..................................................  22
 Description of Universal Warrants.............................................  23
 Modification..................................................................  24
 Enforceability of Rights of Warrantholders; Governing Law.....................  24
 Unsecured Obligations.........................................................  24
Description of Units...........................................................  25
 General.......................................................................  25
 Modification..................................................................  25
 Enforceability of Rights of Unitholders; Governing Law........................  25
 Unsecured Obligations.........................................................  26
Description of Preferred Stock.................................................  26
 General.......................................................................  26
 The Preferred Stock...........................................................  26
 ESOP Preferred Stock..........................................................  27
 Series B Preferred Stock......................................................  29
 Series BB Preferred Stock.....................................................  29

                                                                              Page
                                                                              ----
Description of Depositary Shares.............................................   30
 General.....................................................................   30
 Terms of the Depositary Shares..............................................   30
 Withdrawal of Preferred Stock...............................................   30
 Dividends and Other Distributions...........................................   31
 Redemption of Depositary Shares.............................................   31
 Voting the Deposited Preferred Stock........................................   31
 Amendment and Termination of the Deposit Agreement..........................   31
 Charges of Depository.......................................................   32
 Miscellaneous...............................................................   32
 Resignation and Removal of Depository.......................................   32
Description of Common Stock..................................................   33
 General.....................................................................   33
 Voting and Other Rights.....................................................   33
 Dividends...................................................................   33
Registration and Settlement..................................................   33
 Book-Entry Owners...........................................................   34
 Certificates in Registered Form.............................................   34
 Street Name Owners..........................................................   35
 Legal Holders...............................................................   35
 Special Considerations for Indirect Owners..................................   35
 Depositories for Global Securities..........................................   36
   The Depository Trust Company..............................................   36
   Clearstream, Luxembourg and Euroclear.....................................   38
 Considerations Relating to Euroclear and Clearstream, Luxembourg............   38
 Special Timing Considerations for Transactions in Euroclear and Clearstream,
   Luxembourg................................................................   38
 Special Considerations for Global Securities................................   39
 Registration, Transfer, and Payment of Certificated Notes...................   39
Plan of Distribution.........................................................   40
 Distribution Through Underwriters...........................................   40
 Distribution Through Dealers................................................   41
 Distribution Through Agents.................................................   41
 Direct Sales................................................................   41
 General Information.........................................................   41
Where You Can Find More Information..........................................   42
Forward-Looking Statements...................................................   43
Legal Opinions...............................................................   44
Experts......................................................................   44

                              PROSPECTUS SUMMARY


   This summary includes questions and answers intended to help you understand the securities described in this prospectus. You should read carefully this prospectus and any prospectus supplement to understand fully the terms of the securities that may be sold under this prospectus in one or more offerings up to a total dollar amount of $20,000,000,000 or the equivalent of this amount in foreign currencies, currency units, or composite currencies.

   You should rely only on the information provided in this prospectus and in any supplement to this prospectus including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of those documents.

   Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our," or similar references are to Bank of America Corporation.

Who is selling the securities?

   Bank of America Corporation is selling the securities. We are a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products through our subsidiaries in the United States and internationally. Our headquarters are located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is (704) 386-5972.

What securities are being offered?

   We may offer the following securities from time to time:

  .  debt securities;
  .  warrants;
  .  units, consisting of two or more securities in any combination;
  .  preferred stock;
  .  fractional interests in preferred stock represented by depositary shares;
     and
  .  common stock.

   When we use the term "securities" in this prospectus, we are referring to any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement. Each prospectus supplement will contain specific information about the terms of the securities being offered and will include a discussion of certain United States federal income tax consequences and any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 42 of this prospectus.

What are the terms of the "debt securities" that may be offered?

   Our debt securities may be either senior or subordinated obligations, which will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in a prospectus supplement.

What are the terms of the "warrants" that may be offered?

   We may offer two types of warrants:

  . warrants to purchase our debt securities; and . warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:
      . securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;
      . one or more currencies, currency units, or composite currencies;
      . one or more commodities;
      . any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and
      . one or more indices or baskets of the items described above.

   We will describe in a prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms. We will issue warrants under warrant agreements that we enter into with one or more warrant agents.

What are the terms of the "units" that may be offered?

   We may offer units consisting of two or more securities. We will describe in a prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of units, and any other specific terms of the units. We will issue units under unit agreements that we enter into with one or more unit agents.

What are the terms of the "preferred stock" and "depositary shares" that may be offered?

   Our preferred stock, par value $.01 per share, may be offered in one or more series. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate, if any, and periods or manner of calculating the dividend rate and periods, the terms on which the preferred stock are convertible into shares of our common stock, preferred stock of another series, or other securities, if any, the redemption terms, if any, and any other specific terms of our preferred stock.

   We also may issue depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of preferred stock. We will describe in a prospectus supplement any specific terms of the depositary shares. We may issue the depositary shares under deposit agreements between us and one or more depositories.

How will the securities be issued?

   We will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, societe anonyme, Luxembourg, named in the applicable prospectus supplement. The securities will be represented by a global security rather than a certificate in the name of each individual investor. We will issue the securities in registered form without coupons. Unless stated otherwise, each sale will settle in immediately available funds through the depository.

   A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

.. the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days;
..  we, in our sole discretion, determine that the global securities shall be exchangeable for certificated securities; or
.. an event of default has occurred or is continuing with respect to the securities under the applicable indenture or agreement.

In what currencies will the securities be issued?

   Unless the prospectus supplement states otherwise, all amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars.

Will the securities be listed on an exchange?

   We will state in the prospectus supplement whether the particular offered securities will be listed or quoted on a securities exchange or quotation system.

How will the securities be offered?

   We may offer the securities in four ways:

  .  through underwriters;
  .  through dealers;
  .  through agents; or
  .  directly to purchasers.

   Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us. These securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after their initial issuance and sale. The aggregate offering price specified on the cover of this prospectus relates only to the securities that we have not yet issued.

                          BANK OF AMERICA CORPORATION

General

   Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company under the Gramm-Leach-Bliley Act. Our principal assets are our shares of stock of Bank of America, N.A. and our other banking and nonbanking subsidiaries. We operate in 21 states and the District of Columbia and have offices located in 34 countries.

Business Segment Operations

   We provide a diversified range of banking and nonbanking financial services and products through our various subsidiaries. We manage our operations through four business segments: (1) Consumer and Commercial Banking, (2) Asset Management, (3) Global Corporate and Investment Banking, and (4) Equity Investments. Certain operating segments have been aggregated into a single business segment. A customer-centered strategic focus is changing the way we are managing our business. In addition to existing financial reporting, we have begun preparing customer segment-based financial operating information.

.. Consumer and Commercial Banking

   Consumer and Commercial Banking provides a wide array of products and services to individuals, small businesses, and middle market companies through multiple delivery channels. The major components of Consumer and Commercial Banking are Banking Regions, Consumer Products, and Commercial Banking.

  .  Banking Regions

      Banking Regions serves consumer households in 21 states and the District of Columbia and overseas through our network of over 4,200 banking centers, over 13,000 ATMs, telephone, and Internet channels on www.bankofamerica.com. Banking Regions provides a wide array of products and services, including deposit products such as checking, money market savings accounts, time deposits and IRAs, debit card products, and credit products such as home equity, mortgage, and personal auto loans. Banking Regions also includes small business banking providing treasury management, credit services, community investment, check card, e-commerce, and brokerage services to nearly two million small business relationships across the franchise.

  .  Consumer Products

      Consumer Products provides specialized services such as the origination and servicing of residential mortgage loans, issuance and servicing of credit cards, direct banking via the telephone and the Internet, lending and investing to develop low- and moderate-income communities, student lending, and certain insurance services. Consumer Products also provides retail finance and floorplan programs to marine, RV, and auto dealerships.

  .  Commercial Banking

      Commercial Banking provides commercial lending and treasury management services to middle market companies with annual revenue between $10 million and $500 million. These services are available through relationship manager teams as well as through alternative channels such as the telephone via the commercial service center and the Internet by accessing Bank of America Direct. In the first quarter of 2002, certain commercial lending businesses being liquidated were transferred from Consumer and Commercial Banking to Corporate Other.

.. Asset Management

   Asset Management includes the Private Bank, Banc of America Capital Management, and the Individual Investor Group. The Private Bank's goal is to assist individuals and families in building and preserving their wealth by providing investment, fiduciary, and comprehensive credit expertise to high-net-worth clients. Banc of America Capital Management is an asset-gathering and asset management organization serving the needs of institutional clients, high-net-worth individuals, and retail customers. Banc of America Capital Management manages money and distribution channels, manufactures investment products, offers institutional separate accounts and wrap programs, and provides advice to clients through asset allocation expertise and software. The Individual Investor Group, which is comprised of Private Client Services and Banc of America Investment Services, Inc., provides investment, securities, and financial planning services to affluent and high-net-worth individuals. Private Client Services focuses on high-net-worth individuals. Banc of America Investment Services, Inc. includes both the full-service network of investment professionals and an extensive on-line investor service.

   One of our strategies is to focus on and grow the asset management business. Recent initiatives include new investment platforms that broaden our capabilities to maximize market opportunity for our clients. We continue to enhance the financial planning tools used to assist clients with their financial goals.

.. Global Corporate and Investment Banking

   Global Corporate and Investment Banking provides a broad array of financial services such as investment banking, capital markets, trade finance, treasury management, lending, leasing, and financial advisory services to domestic and international corporations, financial institutions, and government entities. Clients are supported through offices in 34 countries in four distinct geographic regions: United States and Canada; Asia; Europe, Middle East, and Africa; and Latin America. Products and services provided include loan origination, merger and acquisition advisory services, debt and equity underwriting and trading, cash management, derivatives, foreign exchange, leasing, leveraged finance, project finance, structured finance, and trade services.

   Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three components: Global Investment Banking, Global Credit Products, and Global Treasury Services.

  .  Global Investment Banking

      Global Investment Banking includes our investment banking activities and risk management products. Through a separate subsidiary, Banc of America Securities LLC, Global Investment Banking underwrites and makes markets in equity securities, high-grade and high-yield corporate debt securities, commercial paper, and mortgage-backed and asset-backed securities. Banc of America Securities LLC also provides correspondent clearing services for other securities broker/dealers and prime-brokerage services. Debt and equity securities research, loan syndications, merger and acquisition advisory services, and private placements are also provided through Banc of America Securities LLC.

      In addition, Global Investment Banking provides risk management solutions for our global customer base using interest rate, equity, credit and commodity derivatives, foreign exchange, fixed income, and mortgage-related products. In support of these activities, the businesses will take positions in these products and capitalize on market-making activities. The Global Investment Banking business also takes an active role in the trading of fixed income securities in all of the regions in which Global Corporate and Investment Banking transacts business and is a primary dealer in the United States, as well as in several international locations.

  .  Global Credit Products

      Global Credit Products provides credit and lending services and includes the corporate industry-focused portfolio, leasing, and project finance.

  .  Global Treasury Services

      Global Treasury Services provides the technology, strategies, and integrated solutions to help financial institutions, government agencies, and public and private companies manage their operations and cash flows on a local, regional, national, and global level.

.. Equity Investments

   Equity Investments includes Principal Investing, which is comprised of a diversified portfolio of investments in companies at all stages of the business cycle, from start up to buyout. Investments are made on both a direct and indirect basis in the United States and overseas. Direct investing activity focuses on playing an active role in the strategic and financial direction of the portfolio company as well as providing broad business experience and access to our global resources. Indirect investments represent passive limited partnership stakes in funds managed by experienced third party private equity investors who act as general partners. Equity Investments also includes our strategic technology and alliances investment portfolio.

.. Corporate Other

   Corporate Other consists primarily of gains and losses associated with managing our balance sheet, certain consumer finance and commercial lending businesses being liquidated and certain residential mortgages originated by the mortgage group or otherwise acquired and held for asset/liability management purposes.

Acquisitions and Sales

   As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of business. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

                                USE OF PROCEEDS

   Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

   . our working capital needs;

   . investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

   . the possible acquisitions of other financial institutions or their assets or liabilities;

   . the possible acquisitions of or investments in other businesses of a type we are eligible to acquire;

   . the possible reduction of our outstanding indebtedness; and

   . the possible repurchase of our outstanding equity securities.

   Until we designate the use of these net proceeds, we will temporarily invest them. We may, from time to time, engage in additional capital financings as we determine appropriate based on our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

   Our consolidated ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividend requirements for each of the years in the five-year period ended December 31, 2001 and for the three months ended March 31, 2002 are as follows:

                                                 Year Ended        Three Months Ended
                                                December 31,           March 31,
                                          ------------------------        2002
                                          1997 1998 1999 2000 2001 ------------------
                                          ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges:
 Excluding interest on deposits.......... 2.2  1.8  2.2  1.8  2.1         3.2
 Including interest on deposits.......... 1.5  1.4  1.6  1.5  1.6         2.2
Ratio of Earnings to Combined Fixed
  Charges and
  Preferred Stock Dividends Requirements:
  Excluding interest on deposits......... 2.2  1.8  2.2  1.8  2.1         3.2
  Including interest on deposits......... 1.5  1.4  1.6  1.5  1.5         2.2

   . The consolidated ratio of earnings to fixed charges is calculated as follows:

        (net income before taxes and fixed charges - equity in undistributed earnings of unconsolidated subsidiaries)
       ----------------------------------------------------------------
                                  fixed charges

   . The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is calculated as follows:

        (net income before taxes and fixed charges - equity in undistributed earnings of unconsolidated subsidiaries)
       ----------------------------------------------------------------
             (fixed charges + preferred stock dividend requirements)

   Fixed charges consist of:

   . interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other,

   . amortization of debt discount and appropriate issuance costs, and

   . one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

   Preferred stock dividend requirements represent dividend requirements on our outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.

                              REGULATORY MATTERS

   The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks and specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

   As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the "Federal Reserve Board." Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the "Comptroller," the Federal Deposit Insurance Corporation, referred to as the "FDIC," the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

   A financial holding company, and the companies under its control, are permitted to engage in activities considered "financial in nature" as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

   Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

   Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching. We have consolidated our retail subsidiary banks into a single interstate bank (Bank of America, N.A.), headquartered in Charlotte, North Carolina, with full service branch offices in 21 states and the District of Columbia. In addition, we operate a limited purpose nationally chartered credit card bank (Bank of America, N.A. (USA)), headquartered in Phoenix, Arizona, and three nationally chartered banker's banks: Bank of America Oregon, N.A., headquartered in Portland, Oregon; Bank of America California, N.A., headquartered in Walnut Creek, California; and Bank of America Georgia, N.A., headquartered in Atlanta, Georgia.

Changes in Regulations

   Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

   The Federal Reserve Board, the Comptroller, and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, these regulatory agencies from time to time may require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. Tier 1 capital includes common shareholders' equity and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank's risk-based capital ratio to fall or remain below the required minimum. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents our qualifying total capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. Our Tier 1 and total risk-based capital ratios under these guidelines at March 31, 2002 were 8.55% and 13.02%, respectively. At March 31, 2002, we did not have any subordinated debt that qualified as Tier 3 capital.

   The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 100 to 200 basis points above 3%, banking organizations are required to maintain a ratio of at least 5% to be classified as well capitalized. Our leverage ratio at March 31, 2002 was 6.72%. We meet our leverage ratio requirement.

   The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan.

Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

   The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of March 31, 2002.

   Regulators also must take into consideration (a) concentrations of credit risk; (b) interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (c) risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

   Our funds for payment of our indebtedness, including the debt securities, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

   In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

   According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC--either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default--the other banking subsidiaries may be assessed for the FDIC's loss, subject to certain exceptions.

                        DESCRIPTION OF DEBT SECURITIES

   We will issue any senior debt securities under an Indenture dated as of January 1, 1995 (the "Senior Indenture") between us and The Bank of New York, as successor trustee to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company. We will issue any subordinated debt securities under an Indenture dated as of January 1, 1995 (the "Subordinated Indenture") between us and The Bank of New York, as trustee. We refer to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." The trustee under each of the Indentures has two principal functions:


   . First, the trustee can enforce your rights against us if we default.
     However, there are limitations on the extent to which the trustee may act on your behalf.

   . Second, the trustee performs administrative duties for us, such as sending you notices.

   The following summaries of the Indentures are not complete and are qualified in their entirety by the specific provisions of the applicable Indentures, which are exhibits to the registration statement and are incorporated herein by reference. Whenever defined terms are used, but not defined in this prospectus, the terms have the meanings given to them in the Indentures.

General

   The total amount of securities that we may offer and sell using this prospectus is limited to the aggregate initial offering price of the securities registered under the registration statement. Neither Indenture limits the amount of debt securities that we may issue.

   Any debt securities we issue will be our direct unsecured obligations and will not be obligations of our subsidiaries. Each series of our senior debt securities will rank equally with all of our other unsecured senior indebtedness that is outstanding from time to time. Each series of our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness that is outstanding from time to time.

   We will issue our debt securities in fully registered form without coupons. Our debt securities may be denominated in United States dollars or in another currency or currency unit. Any debt securities that are denominated in United States dollars will be issued in denominations of $1,000 or a multiple of $1,000 unless otherwise provided in the prospectus supplement. If any of the debt securities are denominated in a foreign currency, currency unit, or composite currency, or if principal or any premium or interest on any of the debt securities is payable in any foreign currency, currency unit, or composite currency, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the particular foreign currency, currency unit, or composite currency will be stated in a prospectus supplement.

   We may issue our debt securities in one or more series with the same or different maturities. We may issue our debt securities at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity (each, an "Original Issue Discount Security"). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. Certain debt securities may be deemed to be issued with original issue discount for United States federal income tax purposes. If we issue debt securities with original issue discount, we will discuss the federal tax implications in a prospectus supplement.

   Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

   . the title and type of the debt securities;

   . the total principal amount of the debt securities;

   . the minimum denominations;

   . the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

   . the person to whom interest is payable if other than the owner of the debt securities;

   . the maturity date or dates;

   . the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

   . the interest payment dates, the regular record dates for the interest payment date, and the date interest will begin to accrue;

   . the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

   . any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of such redemption, repurchase, or repayment;

   . if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

   . the currency of principal and any premium and interest payments on the debt securities, if other than United States currency;

   . any index used to determine the amounts of any payments on the debt securities and the manner in which such amounts will be determined;

   . if the debt securities will be issued in other than book-entry form;

   . the identification of or method of selecting any interest rate calculation agents, exchange rate calculation agents, or any other agents for the debt securities;

   . any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or United States government obligations;

   . any provision relating to the extension or renewal of the maturity date of the debt securities; and

   . any other terms of the debt securities that are not inconsistent with the provisions of the applicable Indenture.

   Our ability to make payments of principal and any premium and interest on the debt securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends. Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See "Regulatory Matters."

   Neither Indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of such an event, or otherwise, the ratings of any debt securities then outstanding may be withdrawn or downgraded.

Redemption and Repayment

   Unless stated otherwise in a prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund, which means we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. The prospectus supplement will indicate whether we may redeem the debt securities prior to their stated maturity date. If we may redeem the debt securities prior to their stated maturity date, the prospectus supplement will describe the redemption price and the method for redemption. The prospectus supplement also will indicate whether the debt securities can be repaid at the holder's option prior to their stated maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate the cost to repay the notes and the procedure for repayment.

   We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold, resell, or cancel any repurchased debt securities.

Reopenings

   We have the ability to "reopen," or later increase, the principal amount of a series of our debt securities without notice to the existing holders of securities of that series by selling additional debt securities with the same terms except that any new securities may begin to bear interest at a different date.

Conversion

   We may issue debt securities that are convertible, at either our or the holder's option, into our preferred stock, depositary shares, common stock, or other debt securities. The prospectus supplement will describe the terms of any conversion features including:

   . the periods during which conversion may be elected;

   . the conversion price payable and the number of shares or amount of preferred stock, depositary shares, common stock, or other debt securities that may be purchased upon conversion, and any adjustment provisions; and

   . the procedures for electing conversion.

Exchange, Registration, and Transfer

   Subject to the terms of the applicable Indenture, debt securities of any series, other than debt securities issued in book-entry form, may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

   Debt securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent designated and maintained by us. The prospectus supplement will include the name of the transfer agent. The security registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We may change transfer agents or approve a change in the location through which any transfer agent acts at any time, except that we will be required to maintain a transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

   We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days after those debt securities were selected for redemption or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

   For a discussion of restrictions on the exchange, registration, and transfer of global securities, see "Registration and Settlement."

Payment and Paying Agents

   The principal and any premium and interest, or other payments on our debt securities will be paid at the offices of the paying agents we designate from time to time. In addition, at our option, payment of any interest may be made by check mailed to the address of the holder as recorded in the security register. On any interest payment date, interest on a debt security generally will be paid to the person in whose name the debt security is registered at the close of business on the regular record date for that payment. For a discussion of payment of principal, premium, interest, or other payment on global securities, see "Registration and Settlement."

   We have initially designated the principal corporate trust offices of the trustees in the City of New York as the places where the debt securities may be presented for payment. We may change paying agents or the designated payment office at any time. Any other paying agents for our debt securities of each series will be named in the prospectus supplement.

Subordination

   Our subordinated debt securities are subordinated in right of payment to all of our senior indebtedness. The Subordinated Indenture defines "senior indebtedness" as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that were outstanding on the date we executed the Subordinated Indenture, or were created, incurred, or assumed after that date and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations unless the instrument creating or evidencing the indebtedness provides that the indebtedness is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

   If there is a default or event of default on any senior indebtedness that is not remedied and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives notice from us, we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

   If we repay any subordinated debt security before the required date or in connection with a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, and any premium and interest, or other payment will be paid to holders of senior indebtedness before any holders of subordinated indebtedness are paid. In addition, if such amounts were previously paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior debt shall have first rights to such amounts previously paid.

   Upon payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets.

Sale or Issuance of Capital Stock of Banks

   The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

   . sales of directors' qualifying shares;

   . sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of such Principal Subsidiary Bank;

   . sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

   . any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its shareholders at any price, so long as before such sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before such sale of additional securities; and

   . any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

   A "Principal Subsidiary Bank" is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. At present, Bank of America, N.A. is our only Principal Subsidiary Bank.

Waiver of Covenants

   The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the Indenture may waive compliance with certain covenants or conditions of the Indentures.

Modification of the Indentures

   We and the applicable trustee may modify the Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that Indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities which is required to consent to modification without the consent of all holders of the debt securities outstanding.

   In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

   For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable Indenture, (a) the principal amount of an Original Issue Discount Security is that amount that would be due and payable at such time upon an event of default, and (b) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

   The trustee may call a meeting in its discretion or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

   The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

   . our failure to pay principal or any premium when due on any securities of that series;

   . our failure to pay interest on any securities of that series, within 30 days after the interest becomes due;

   . our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

   . certain events involving our bankruptcy, insolvency, or liquidation.

   The Subordinated Indenture defines an event of default only as our bankruptcy under federal bankruptcy laws.

   If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or if the debt securities are Original Issue Discount Securities, a specified portion of the principal amount, of all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding or of such series affected may in certain circumstances annul the declaration of acceleration and waive past defaults.

   Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, or any premium or interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

   If we fail to pay principal of or premium on any debt securities or if we are over 30 days late on an interest payment on the debt securities, the appropriate trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder may also file suit to enforce our obligation to make payment of principal, any premium or interest, or any other amounts due on any debt security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the debt securities then outstanding under an Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustees a certificate stating that we are not in default under any of the terms of the Indentures.

Notices

   We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

Concerning the Trustees

   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for certain series of our outstanding indebtedness under other indentures.

                            DESCRIPTION OF WARRANTS

General

   We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with any of our other securities, including other warrants and units, consisting of two or more securities in any combination, as described in the section "Description of Units."

   We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under a warrant agreement with a warrant agent designated in the prospectus supplement. We will describe in a prospectus supplement the specific terms of the warrants. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Description of Debt Warrants

   Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with any of our other securities and may be attached to or separate from such securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

   If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

   . the offering price;

   . the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

   . the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

   . if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each such security;

   . if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

   . the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon such exercise;

   . the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

   . any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

   . if applicable, a discussion of certain federal income tax consequences;

   . whether the debt warrants or related securities will be listed on any securities exchange;

   . whether the debt warrants will be issued in global or definitive form;

   . a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants;

   . the warrant agent; and

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

   . any other terms of the debt warrants which are not inconsistent with the provisions of the debt warrant agreement.

Description of Universal Warrants

   Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

   . securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;

   . one or more currencies or currency units;

   . one or more commodities;

   . any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

   . one or more indices or baskets of the items described above.

   We refer to each property described above as "warrant property."

   We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

   . the warrant property;

   . the cash value of the warrant property; or

   . the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

   The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

   Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

   If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

   . the offering price;

   . the title and aggregate number of such universal warrants;

   . the nature and amount of the warrant property that such universal warrants represent the right to buy or sell;

   . whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

   . the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

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

   . whether the exercise price or the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

   . the dates the right to exercise the universal warrants will commence and expire;

   . if applicable, a discussion of certain federal income tax consequences;

   . whether the universal warrants or related securities will be listed on any securities exchange;

   . whether the universal warrants will be issued in global or definitive form;

   . a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants;

   . the warrant agent; and

   . any other terms of the universal warrants which are not inconsistent with the provisions of the warrant agreement.

Modification

   We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders to cure any ambiguity or correct any inconsistent provision or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; Governing Law

   The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else's consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

   No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Unsecured Obligations

   Any warrants we issue will be our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including holders of warrants, to participate in the distribution of assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of that subsidiary's creditors.

                             DESCRIPTION OF UNITS

General

   We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

   If units are offered, the prospectus supplement will describe the terms of the units, including the following:

   . the designation and terms of units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

   . a description of the terms of any unit agreement to be entered into between us and a bank or trust company as unit agent governing the units; and

   . a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Modification

   We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity or correct any inconsistent provision or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; Governing Law

   The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else's consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the Indenture, warrant agreement, or unit agreement under which that security is issued. Those terms are described in other sections of this prospectus relating to debt securities and warrants.

   Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. Limitations of this kind will be described in the applicable prospectus supplement.

   No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act with respect to their units.

Unsecured Obligations

   The units are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including holders of units, to participate in the distribution of assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of that subsidiary's creditors.

                        DESCRIPTION OF PREFERRED STOCK

General

   We have 100,000,000 shares of preferred stock, par value $.01 per share, authorized and may issue such preferred stock in one or more series, each with such preferences, designations, limitations, conversion rights, and other rights as we may determine. We have designated:

   (a) 3,000,000 shares of ESOP Convertible Preferred Stock, Series C (the "ESOP Preferred Stock"), of which 1,506,553 shares were issued and outstanding at December 31, 2001;

   (b) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the "Series B Preferred Stock"), of which 7,926 shares were issued and outstanding at December 31, 2001; and

   (c) 20,000,000 shares of $2.50 Cumulative Convertible Preferred Stock Series BB (the "Series BB Preferred Stock"), none of which are issued and outstanding.

The Preferred Stock

   General. Any preferred stock sold pursuant to this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless otherwise stated in a prospectus supplement. Each prospectus supplement for preferred stock will describe the specific terms of those shares, including, where applicable:

   . the title and stated value of the preferred stock;

   . the aggregate number of shares of preferred stock offered;

   . the offering price or prices of the preferred stock;

   . the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

   . whether dividends are cumulative or noncumulative, and if cumulative, the date the dividends will begin to cumulate;

   . the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

   . the dates the preferred stock become subject to redemption at our option, and any redemption terms;

   . any redemption or sinking fund provisions;

   . whether the preferred stock will be issued in other than book-entry form;

   . whether the preferred stock will be listed on a national securities exchange;

   . any rights on the part of the stockholder or us to convert the preferred stock into shares of another security; and

   . any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

   Dividends. The holders of the preferred stock will be entitled to receive when, as and if declared by our board of directors, cash dividends at such rates as will be specified in a prospectus supplement. All dividends will be paid out of our funds that are legally available for such purpose.

   Voting. The holders of preferred stock will have no voting rights except:

    .  as required by applicable law;

    .  as specifically approved by us for that particular series; or

    .  as described in the prospectus supplement.

   Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of any series of preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock as may be stated in a prospectus supplement, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of such preferred stock will be insufficient to permit full payment to such holders, then the holders of the preferred stock will share ratably in any distribution of our assets in proportion to the amounts which they would otherwise receive on their preferred shares if the shares were paid in full.

   The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our Amended and Restated Certificate of Incorporation and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at or before the time of sale of that preferred stock. At that time, you should read our Amended and Restated Certificate of Incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

   The preferred stock ranks senior to our common stock as to the payment of dividends and the distribution of our assets on liquidation, dissolution, and winding up.

   The preferred stock, when issued, will be fully paid and nonassessable.

   The following summary of our ESOP Preferred Stock, Series B Preferred Stock, and Series BB Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Amended and Restated Certificate of Incorporation.

ESOP Preferred Stock

   All shares of ESOP Preferred Stock are held by the trustee under The Bank of America 401(k) Plan (the "ESOP"). The ESOP Preferred Stock ranks senior to our common stock, but ranks junior to the Series B Preferred Stock and Series BB Preferred Stock as to dividends and distributions on liquidation. Shares of the ESOP Preferred Stock are convertible into common stock at a conversion rate of
1.68 shares of common stock per share of ESOP Preferred Stock, subject to certain customary anti-dilution adjustments.

   Preferential Rights. The ESOP Preferred Stock does not have preemptive or preferential rights to purchase or subscribe for shares of our capital stock and is not subject to any sinking fund obligations or other obligations to repurchase or retire the series, except as discussed below.

   Dividends. The ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate on the date they first became payable, without interest. While any shares of ESOP Preferred Stock are outstanding, we may not declare, pay, or set apart for payment any dividend on any other series of stock ranking equally with the ESOP Preferred Stock as to dividends unless declared and paid, or set apart for payment like dividends on the ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. We generally may not declare, pay, or set apart for payment any dividends, except for, among other things, dividends payable solely in shares of stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation, or, make any other distribution on, or make payment on account of the purchase, redemption, or other retirement of, any other class or series of our capital stock ranking junior to the ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the ESOP Preferred Stock have been declared and paid or set apart for payment when due.

   Voting Rights. The holder of the ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of common stock and votes together with the holders of common stock as one class. Except as otherwise required by applicable law, the holder of the ESOP Preferred Stock has no special voting rights. To the extent that the holder of the shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of common stock into which the shares of ESOP Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest whole vote.

   Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding-up, the holder of the ESOP Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. Such distributions will be subject to the rights of the holders of any Preferred Stock ranking senior to or equally with the ESOP Preferred Stock as to distributions upon liquidation, dissolution, or winding-up but before any amount will be paid or distributed among the holders of common stock or any other shares ranking junior to the ESOP Preferred Stock. If, upon our voluntary or involuntary dissolution, liquidation, or winding-up, the amounts payable on ESOP Preferred Stock and any other stock ranking equally therewith as to any such distribution are not paid in full, the holder of the ESOP Preferred Stock and the other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, the holder of the ESOP Preferred Stock will not be entitled to any further distribution of our assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed to be a dissolution, liquidation, or winding-up of our affairs.

   Redemption. The ESOP Preferred Stock is redeemable, in whole or in part, at our option, at any time. The redemption price for the shares of the ESOP Preferred Stock, which may be paid in cash or shares of our common stock, will be $42.50 per share. The redemption price also must include all accrued and unpaid dividends to the date of redemption. If the ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required to redeem the ESOP Preferred Stock.

   In addition, we are required to redeem shares of the ESOP Preferred Stock at the option of the holder of the shares to the extent necessary either to provide for distributions required to be made under the ESOP or to make payments of principal, interest, or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP.

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

Series B Preferred Stock

   Preferential Rights. Without the consent of holders of Series B Preferred Stock, we may issue preferred stock with superior or equal rights or preferences. The shares of the Series B Preferred Stock rank before the ESOP Preferred Stock and the common stock, but rank junior to the Series BB Preferred Stock as to dividends and upon liquidation.

   Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of common stock unless full cumulative dividends on the Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

   Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

   Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking superior to the Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

   Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders thereof, at the redemption price of $100 per share plus accumulated dividends, provided that (a) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to Series B Preferred Stock; and (b) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of preferred stock ranking superior to the Series B Preferred Stock.

Series BB Preferred Stock

   Preferential Rights. The shares of Series BB Preferred Stock rank before Series B Preferred Stock, ESOP Preferred Stock, and common stock as to dividends and upon liquidation.

   Dividends. Holders of the Series BB Preferred Stock are entitled to receive, when and as declared by our board of directors, cash dividends at the rate of $2.50 per year per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on the Series BB Preferred Stock are cumulative from January 1, 1998.

   Voting Rights. Holders of Series BB Preferred Stock have no voting rights except as required by law and, if any quarterly dividend payable on the Series BB Preferred Stock is in arrears, the holders of Series BB Preferred Stock will be entitled to vote together with the holders of our common stock at our next meeting of stockholders and at each subsequent meeting of stockholders until all dividends in arrears have been paid or declared and set apart for payment. In those cases where holders of Series BB Preferred Stock are entitled to vote, each holder will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which his or her Series BB Preferred Stock is then convertible.

   Conversion Rights. Subject to the terms and conditions stated below, the holders of shares of Series BB Preferred Stock have the right, at their option, to convert such shares at any time into fully paid and nonassessable shares of common stock at the rate of 6.17215 shares of our common stock for each share of Series BB Preferred Stock surrendered for conversion. The conversion rate is subject to adjustment from time to time.

   Distributions. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of Series BB Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders an amount equal to $25 per share plus an amount equal to accrued

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and unpaid dividends up to and including the date of such distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Series BB Preferred Stock as to the distribution of assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed a liquidation, dissolution, or winding up of our affairs. Shares of Series BB Preferred Stock are not subject to a sinking fund.

   Redemption. On June 23, 1999, our board of directors voted to redeem the Series BB Preferred Stock. No shares of the Series BB Preferred Stock are outstanding.

                       DESCRIPTION OF DEPOSITARY SHARES

General

   We may offer depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of such securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a United States bank or trust company selected by us (the "depository").

   The particular terms of the preferred stock offered and the extent, if any, to which the general provisions may apply to the depositary shares will be described in a prospectus supplement. The general descriptions below and in any prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the deposit agreement and the depositary receipts, the forms of which are incorporated by reference in the registration statement and the definitive forms of which will be filed with the SEC at the time of sale of the depositary shares.

Terms of the Depositary Shares

   Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

   Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

   Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement relating to the depositary shares being offered.

   However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

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Dividends and Other Distributions

   The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

   If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled thereto, unless the depository determines that it is not feasible to make such distribution, in which case the depository, with our approval, may sell such property and distribute the net proceeds to such holders.

Redemption of Depositary Shares

   If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. The depository will mail notice of redemption at least 30 and not more than 45 days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on such series of the preferred stock.

   Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

   After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holder of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property the holders of such depositary shares were entitled to receive upon such redemption upon surrender to the depository of the depositary receipts evidencing the depositary shares.

Voting the Deposited Preferred Stock

   Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have no voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying such holder's depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

   The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary

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

shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

   We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements. We will pay charges of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes and charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

   The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

   Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations under the deposit agreement are limited to performance in good faith of our respective duties thereunder and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

   The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository's acceptance of such appointment. Any successor depository must be a United States bank or trust company.

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                          DESCRIPTION OF COMMON STOCK

   The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated herein by reference.

General

   We are authorized to issue 5,000,000,000 shares of common stock, par value $.01 per share, of which approximately 1.54 billion shares were outstanding on March 31, 2002. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol "BAC." Our common stock is also listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of March 31, 2002, 265 million shares were reserved for issuance in connection with our various employee and director benefit plans and our Dividend Reinvestment and Stock Purchase Plan and the conversion of our outstanding convertible securities and for other purposes. After taking into account the reserved shares, there were approximately 3.19 billion authorized shares of our common stock available for issuance as of March 31, 2002.

Voting and Other Rights

   Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (a) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (b) a merger or dissolution or the sale of all or substantially all of our assets, must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

   In the event of our liquidation, holders of common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

   Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which such shares are converted will be, validly issued, fully paid, and nonassessable.

   Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Dividends

   Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for such payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

                          REGISTRATION AND SETTLEMENT

   Each debt security, warrant, unit, share of preferred stock, and depositary share in registered form will be represented either:

    . by one or more global securities representing the entire issuance of securities, or

    .  by a certificate issued in definitive form to a particular investor.

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Book-Entry Owners

   Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates, but instead, will issue global notes or certificates in registered form. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

   If a security is registered on the books that we or the trustee, warrant agent, unit agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

   As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities and the depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

   In the future we may cancel a global security or issue securities initially in non-global form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

    . the depository, such as The Depository Trust Company, New York, New York, which is known as "DTC," notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any such case we fail to appoint a successor to the depository within 60 calendar days;

    . we, in our sole discretion, determine that the global securities shall be exchangeable for certificated securities; or

    . an event of default has occurred or is continuing with respect to the securities under the applicable Indenture or agreement.

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

Street Name Owners

   When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

   Our obligations, as well as the obligations of the trustee under any Indenture and the obligations, if any, of any warrant agents, unit agents, depository and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

   If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    .  how it handles securities payments and notices;

    . whether you can provide contact information to the registrar to receive copies of notices directly;

    .  whether it imposes fees or charges;

    . whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

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

    .  how it would handle a request for the holders' consent, if ever required;

    . whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

    . how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

    . if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

   Each security issued in book-entry form and represented by a global security will be deposited with and registered in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

    .  DTC;

    . a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

    . a financial institution holding the securities on behalf of Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream, Luxembourg"; and

    . any other clearing system or financial institution named in the applicable prospectus supplement.

   The depositories named above may also be participants in one another's systems. Thus, for example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depository or depositories for your securities will be named in your prospectus supplement. If no depository is named, the depository will be DTC.

   The Depository Trust Company

      The following is based on information furnished to us by DTC:

      DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

      DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and Non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade

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

   settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

      Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date (identified in a listing attached to the omnibus proxy).

      We will pay principal and any premium or interest payments on the securities in immediately available funds directly to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to DTC is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

      We will send any redemption notices to Cede & Co. If less than all of the securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

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      DTC may discontinue providing its services as securities depository for the securities at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated securities.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

   Clearstream, Luxembourg and Euroclear

      Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Considerations Relating to Euroclear and Clearstream, Luxembourg

   Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg

   Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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Special Considerations for Global Securities

   As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

.. An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe above;

.. An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

.. An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

.. An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

.. The depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

.. We, the trustee, and any warrant agents and unit agents will have no responsibility for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

.. We, the trustee, and any warrant agents and unit agents do not supervise the depository in any way;

.. The depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

.. Financial institutions that participate in the depository's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Notes

   If we ever issue securities in certificated form, those securities may be presented for registration, transfer, and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

   We will not be required to (1) issue, exchange, or register the transfer of any security to be redeemed for a period of 15 days before the selection of the securities to be redeemed; or (2) exchange or register the transfer of any note that was selected, called, or is being called for redemption, except the unredeemed portion of any note being redeemed in part.

   We will pay principal and any premium and interest on any certificated securities at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a security on any interest payment date to the person in whose name the security is registered at the close of business on the regular record date for that payment.

                             PLAN OF DISTRIBUTION

   We may sell securities:

   . through underwriters;

   . through dealers;

   . through agents; or

   . directly to purchasers.

   The underwriters, dealers, or agents may be Banc of America Securities LLC or any of our other affiliates.

   Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

   . the names of any underwriters, dealers or agents;

   . the public offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

   . any underwriting discounts and commissions or other items constituting underwriters' compensation;

   . any discounts, commissions, or fees allowed or paid to dealers or agents;
     and

   . any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

   We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in a prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless certain conditions are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

   We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell such offered securities to the public at fixed or varying prices to be determined by such dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in a prospectus supplement.

Distribution Through Agents

   We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

   We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any such sales in a prospectus supplement.

General Information

   Underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

   We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

   Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

   To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

   . An overallotment in connection with an offering creates a short position in the offered securities for the underwriters' own account.

   . An underwriter may place a stablizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

   . Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.


   . The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

   Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

   Any underwriters to whom the offered securities are sold for offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

   Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

   One of our subsidiaries, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

   This prospectus and related prospectus supplements may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the securities, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in such transactions. None of Banc of America Securities LLC or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the securities will execute a transaction in the securities in a discretionary account without specific prior written approval of that customer.

   The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

   Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

   Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC's home page at http://www.sec.gov. You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference the information we file with it, which means:

   . incorporated documents are considered part of this prospectus;

   . we can disclose important information to you by referring you to those documents; and

   . information that we file with the SEC will automatically update and supersede this incorporated information and certain information in this prospectus.

   We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

   . our annual report on Form 10-K for the year ended December 31, 2001;

   . our quarterly report on Form 10-Q for the period ended March 31, 2002;

   . our current reports on Form 8-K dated January 22, 2002, January 31, 2002,
     January 31, 2002, February 11, 2002, April 15, 2002, April 23, 2002 and
     July 15, 2002 (in each case, with the exception of any information filed pursuant to Item 9 of Form 8-K which is not incorporated herein by reference).

   . the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as modified on our current report on Form 8-K dated September 25, 1998.

   We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (except any information filed pursuant to Item 9 of Form 8-K):

   . reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934;

   . definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meetings; and

   . any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

   You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position, and results of operations may have changed since that date.

   You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

                          Bank of America Corporation
                          Corporate Treasury Division
                                 NC1-007-23-01
                            100 North Tryon Street
                        Charlotte, North Carolina 28255
                                (704) 386-5972

                          FORWARD-LOOKING STATEMENTS

   This prospectus and all accompanying prospectus supplements contain or incorporate statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to," or other similar words. Our actual results, performance, or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to certain risks and uncertainties, including, but not limited to, certain risks described in the prospectus supplement. When considering those forward-looking statements, you should keep in mind these risks, uncertainties, and other cautionary statements made in this prospectus and the prospectus supple-ment. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

   Information regarding important factors that could cause actual results, performance, or achievements to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference. See "Where You Can Find More Information" above for information about how to obtain a copy of our annual report.

                                LEGAL OPINIONS

   The legality of the securities will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan LLP, New York, New York. As of the date of this prospectus, certain members of Helms Mulliss & Wicker, PLLC, beneficially owned less than one-tenth of 1% of our outstanding shares of common stock.

                                    EXPERTS

   Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2001 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JULY 26, 2002

[LOGO] Bank of America

Bank of America Corporate Center
Charlotte, North Carolina 28255
(704) 386-5972

Debt Securities

Affiliates of Bank of America Corporation, including Banc of America Securities LLC, may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities of Bank of America Corporation. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

Certain of the debt securities that may be offered using this prospectus are listed on the New York Stock Exchange, as indicated below:

               Title of Securities                  Ticker Symbol
               -------------------                  -------------
               8 1/2% Subordinated Notes, due 2007.      n/a
               10 7/8% Subordinated Notes, due 2003      n/a

Certain of the debt securities that may be offered using this prospectus are listed on the American Stock Exchange, as indicated below:

          Title of Securities                            Ticker Symbol
          -------------------                            -------------
          S&P 500 Index(R) Linked Notes, due 2003.......     BOA.A
          DJIA/SM/ Return Linked Notes, due 2005........     BOA.B
          S&P 500 Index(R) Return Linked Notes, due 2007     BOA.C

--------------------------------------------------------------------------------

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Potential purchasers of certain indexed debt securities should consider the information in "Risk Factors Related to Indexed Debt Securities" beginning on p. 12.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the securities to be offered under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

                         Prospectus dated       , 2002

IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION.

WE ARE OFFERING TO SELL THESE SECURITIES ONLY IN PLACES WHERE SALES ARE
PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS OR ANY SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS DATE.

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
       About This Prospectus........................................   3
       Bank of America Corporation..................................   4
       Ratios of Earnings to Fixed Charges..........................   7
       Regulatory Matters...........................................   7
       Description of Debt Securities...............................  10
       Risk Factors Related to Indexed Debt Securities..............  12
       License Agreements Related to Certain Indexed Debt Securities  14
       Company Debt Securities......................................  15
       BankAmerica Debt Securities..................................  37
       Barnett Debt Securities......................................  47
       Boatmen's Debt Securities....................................  51
       Sovran Debt Securities.......................................  55
       Security Pacific Debt Securities.............................  58
       Relationship Among Subordination Provisions..................  61
       Registration and Settlement..................................  62
       Certain U.S. Federal Income Tax Considerations...............  69
       Where You Can Find More Information..........................  79
       Forward-Looking Statements...................................  80
       Experts......................................................  81

   "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The debt securities included in this prospectus that are described by reference to any of the above are not sponsored, endorsed, sold or promoted by Standard & Poor's(R), and Standard & Poor's(R) makes no representation regarding the advisability of investing in any such debt securities.

   "Dow Jones," "Dow Jones Industrial Average/SM/," and "DJIA/SM/" are service marks of Dow Jones & Company, Inc. and have been licensed by us for use for certain purposes. The debt securities included in this prospectus that are described by reference to any of the above are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in any such debt securities.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement we filed with the SEC and is intended to describe certain outstanding senior and subordinated debt securities issued by us and our predecessor companies. Those predecessor companies are:

    .  NCNB Corporation
    .  NationsBank Corporation
    .  BankAmerica Corporation
    .  Barnett Banks, Inc.
    .  Boatmen's BancShares, Inc.
    .  Sovran Financial Corporation
    .  Security Pacific Corporation

   This prospectus will be used by our affiliates, including Banc of America Securities LLC, in connection with offers and sales in the secondary market of the debt securities we describe in this prospectus. Any of our affiliates, including Banc of America Securities LLC, may act as a principal or agent in such transactions. Any affiliate that is a member of the National Association of Securities Dealers, Inc., including Banc of America Securities LLC, will conduct such offers and sales in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Banc of America Securities LLC, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale.

   We will not receive the net proceeds from the sale of any debt securities offered by this prospectus.

                          BANK OF AMERICA CORPORATION

General

   Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company under the Gramm-Leach-Bliley Act. Our principal assets are our shares of stock of Bank of America, N.A. and our other banking and nonbanking subsidiaries. We operate in 21 states and the District of Columbia and have offices located in 34 countries.

Business Segment Operations

   We provide a diversified range of banking and nonbanking financial services and products through our various subsidiaries. We manage our operations through four business segments: (1) Consumer and Commercial Banking, (2) Asset Management, (3) Global Corporate and Investment Banking, and (4) Equity Investments. Certain operating segments have been aggregated into a single business segment. A customer-centered strategic focus is changing the way we are managing our business. In addition to existing financial reporting, we have begun preparing customer segment-based financial operating information.

   . Consumer and Commercial Banking

   Consumer and Commercial Banking provides a wide array of products and services to individuals, small businesses, and middle market companies through multiple delivery channels. The major components of Consumer and Commercial Banking are Banking Regions, Consumer Products, and Commercial Banking.

  .  Banking Regions

      Banking Regions serves consumer households in 21 states and the District of Columbia and overseas through our network of over 4,200 banking centers, over 13,000 ATMs, telephone, and Internet channels on www.bankofamerica.com. Banking Regions provides a wide array of products and services, including deposit products such as checking, money market savings accounts, time deposits and IRAs, debit card products, and credit products such as home equity, mortgage, and personal auto loans. Banking Regions also includes small business banking providing treasury management, credit services, community investment, check card, e-commerce, and brokerage services to nearly two million small business relationships across the franchise.

  .  Consumer Products

      Consumer Products provides specialized services such as the origination and servicing of residential mortgage loans, issuance and servicing of credit cards, direct banking via the telephone and the Internet, lending and investing to develop low- and moderate-income communities, student lending, and certain insurance services. Consumer Products also provides retail finance and floorplan programs to marine, RV, and auto dealerships.

  .  Commercial Banking

      Commercial Banking provides commercial lending and treasury management services to middle market companies with annual revenue between $10 million and $500 million. These services are available through relationship manager teams as well as through alternative channels such as the telephone via the commercial service center and the Internet by accessing Bank of America Direct. In the first quarter of 2002, certain commercial lending businesses being liquidated were transferred from Consumer and Commercial Banking to Corporate Other.

   . Asset Management

   Asset Management includes the Private Bank, Banc of America Capital Management, and the Individual Investor Group. The Private Bank's goal is to assist individuals and families in building and preserving their wealth by providing investment, fiduciary, and comprehensive credit expertise to high-net-worth clients. Banc of America Capital Management is an asset-gathering and asset management organization serving the needs of institutional clients, high-net-worth individuals, and retail customers. Banc of America Capital Management manages money and distribution channels, manufactures investment products, offers institutional separate accounts and wrap programs, and provides advice to clients through asset allocation expertise and software. The Individual Investor Group, which is comprised of Private Client Services and Banc of America Investment Services, Inc., provides investment, securities, and financial planning services to affluent and high-net-worth individuals. Private Client Services focuses on high-net-worth individuals. Banc of America Investment Services, Inc. includes both the full-service network of investment professionals and an extensive on-line investor service.

   One of our strategies is to focus on and grow the asset management business. Recent initiatives include new investment platforms that broaden our capabilities to maximize market opportunity for our clients. We continue to enhance the financial planning tools used to assist clients with their financial goals.

   . Global Corporate and Investment Banking

   Global Corporate and Investment Banking provides a broad array of financial services such as investment banking, capital markets, trade finance, treasury management, lending, leasing, and financial advisory services to domestic and international corporations, financial institutions, and government entities. Clients are supported through offices in 34 countries in four distinct geographic regions: United States and Canada; Asia; Europe, Middle East, and Africa; and Latin America. Products and services provided include loan origination, merger and acquisition advisory services, debt and equity underwriting and trading, cash management, derivatives, foreign exchange, leasing, leveraged finance, project finance, structured finance, and trade services.

   Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three components: Global Investment Banking, Global Credit Products, and Global Treasury Services.

  .  Global Investment Banking

      Global Investment Banking includes our investment banking activities and risk management products. Through a separate subsidiary, Banc of America Securities LLC, Global Investment Banking underwrites and makes markets in equity securities, high-grade and high-yield corporate debt securities, commercial paper, and mortgage-backed and asset-backed securities. Banc of America Securities LLC also provides correspondent clearing services for other securities broker/dealers and prime-brokerage services. Debt and equity securities research, loan syndications, merger and acquisition advisory services, and private placements are also provided through Banc of America Securities LLC.

      In addition, Global Investment Banking provides risk management solutions for our global customer base using interest rate, equity, credit and commodity derivatives, foreign exchange, fixed income, and mortgage-related products. In support of these activities, the businesses will take positions in these products and capitalize on market-making activities. The Global Investment Banking business also takes an active role in the trading of fixed income securities in all of the regions in which Global Corporate and Investment Banking transacts business and is a primary dealer in the United States, as well as in several international locations.

  .  Global Credit Products

      Global Credit Products provides credit and lending services and includes the corporate industry-focused portfolio, leasing, and project finance.

  .  Global Treasury Services

      Global Treasury Services provides the technology, strategies, and integrated solutions to help financial institutions, government agencies, and public and private companies manage their operations and cash flows on a local, regional, national, and global level.

   . Equity Investments

   Equity Investments includes Principal Investing, which is comprised of a diversified portfolio of investments in companies at all stages of the business cycle, from start up to buyout. Investments are made on both a direct and indirect basis in the United States and overseas. Direct investing activity focuses on playing an active role in the strategic and financial direction of the portfolio company as well as providing broad business experience and access to our global resources. Indirect investments represent passive limited partnership stakes in funds managed by experienced third party private equity investors who act as general partners. Equity Investments also includes our strategic technology and alliances investment portfolio.

   . Corporate Other

   Corporate Other consists primarily of gains and losses associated with managing our balance sheet, certain consumer finance and commercial lending businesses being liquidated and certain residential mortgages originated by the mortgage group or otherwise acquired and held for asset/liability management purposes.

Acquisitions and Sales

   As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of business. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Outstanding Debt

   The following table sets forth our outstanding long-term debt as of March 31, 2002, and as adjusted for the issuance and maturity of certain of our long-term debt from April 1, 2002 through July 24, 2002.

                                                        Actual   As Adjusted
                                                        -------  -----------
                                                        (Amounts in millions)
    Senior debt
       Bank of America Corporation..................... $23,613    $23,564
       Subsidiaries....................................  15,486     14,864
                                                        -------    -------
           Total senior debt...........................  39,099     38,428
                                                        -------    -------
    Subordinated debt
       Bank of America Corporation.....................  20,539     19,833
       Subsidiaries....................................     398        402
                                                        -------    -------
           Total subordinated debt.....................  20,937     20,235
                                                        -------    -------
           Total long-term debt........................ $60,036    $58,663
                                                        =======    =======
    Guaranteed Preferred Beneficial Interests in Junior
      Subordinated Notes............................... $ 5,530    $ 5,530
                                                        -------    -------
              Total.................................... $65,566    $64,193
                                                        =======    =======

   As of March 31, 2002, we and our subsidiaries had $363 million of commercial paper outstanding.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   Our consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2001 and for the three months ended March 31, 2002 are as follows:

                                                                    Three
                                                Year Ended         Months
                                               December 31,         Ended
                                         ------------------------ March 31,
                                         1997 1998 1999 2000 2001   2002
                                         ---- ---- ---- ---- ---- ---------
     Ratio of Earnings to Fixed Charges:
      Excluding interest on deposits.... 2.2  1.8  2.2  1.8  2.1     3.2
      Including interest on deposits.... 1.5  1.4  1.6  1.5  1.6     2.2

   . The consolidated ratio of earnings to fixed charges is calculated as follows:

     (net income before taxes and fixed charges - equity in undistributed
     --------------------------------------------------------------------
                   earnings of unconsolidated subsidiaries)
                   ----------------------------------------
                                  fixed charges



   Fixed charges consist of:

   . interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other,

   . amortization of debt discount and appropriate issuance costs, and

   . one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.


                              REGULATORY MATTERS

   The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks and specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

   As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the "Federal Reserve Board." Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the "Comptroller," the Federal Deposit Insurance Corporation, referred to as the "FDIC," the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

   A financial holding company, and the companies under its control, are permitted to engage in activities considered "financial in nature" as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

   Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

   Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching. We have consolidated our retail subsidiary banks into a single interstate bank (Bank of America, N.A.), headquartered in Charlotte, North Carolina, with full service branch offices in 21 states and the District of Columbia. In addition, we operate a limited purpose nationally chartered credit card bank (Bank of America, N.A. (USA)), headquartered in Phoenix, Arizona, and three nationally chartered banker's banks: Bank of America Oregon, N.A., headquartered in Portland, Oregon; Bank of America California, N.A., headquartered in Walnut Creek, California; and Bank of America Georgia, N.A., headquartered in Atlanta, Georgia.

Changes in Regulations

   Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

   The Federal Reserve Board, the Comptroller, and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, these regulatory agencies from time to time may require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. Tier 1 capital includes common shareholders' equity and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank's risk-based capital ratio to fall or remain below the required minimum. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents our qualifying total capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. Our Tier 1 and total risk-based capital ratios under these guidelines at March 31, 2002 were 8.55% and 13.02%, respectively. At March 31, 2002, we did not have any subordinated debt that qualified as Tier 3 capital.

   The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 100 to 200 basis points above 3%, banking organizations are required to maintain a ratio of at least 5% to be classified as well capitalized. Our leverage ratio at March 31, 2002 was 6.72%. We meet our leverage ratio requirement.

   The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

   The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of March 31, 2002.

   Regulators also must take into consideration (a) concentrations of credit risk; (b) interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (c) risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

   Our funds for payment of our indebtedness, including the debt securities offered by this prospectus, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

   In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

   According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC--either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default--the other banking subsidiaries may be assessed for the FDIC's loss, subject to certain exceptions.

                        DESCRIPTION OF DEBT SECURITIES

Introduction

   Our outstanding senior and subordinated debt securities offered by this prospectus (the "Debt Securities") were issued under a number of indentures. Some of these indentures were executed by our predecessor companies, and we assumed the obligations under these indentures when we acquired each of these predecessor companies.

   The Debt Securities are our direct unsecured obligations and are not obligations of our subsidiaries.

Trustees

   Each trustee under the respective indentures has two principal functions:

    . First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

    . Second, the trustee performs administrative duties for us, such as sending you notices.

Covenants

   None of our indentures limits the amount of debt securities that we may issue. Each indenture provides that we may issue debt securities up to the principal amount we authorize from time to time. In addition, none of our subordinated indentures limits the amount of senior debt we may incur.

   None of our indentures contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructurings. If our credit quality declines as a result of such an event, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.

Limitations on Payments

   Our ability to make payments of principal and any premium and interest on the Debt Securities may be affected by the ability of our bank and nonbank subsidiaries to pay dividends. Their ability to pay dividends in the future could be influenced by bank regulatory requirements and capital guidelines. See "Regulatory Matters."

Tax Considerations

   In connection with any payment on a Debt Security, we may require the holder to certify information to us. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

   We may have issued some Debt Securities as original issue discount, or "OID." We refer to these securities as "OID Debt Securities." OID Debt Securities bear no interest or bear interest at a below-market rate and are sold at a discount below their stated principal amount. See "Certain U.S. Federal Income Tax Considerations." Persons considering the purchase, ownership or disposition of OID Debt Securities should consult their own tax advisors concerning the United States federal income tax consequences to them with regard to the purchase, ownership or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Form, Registration and Payment

   Unless otherwise indicated in this prospectus, we have issued the Debt Securities only in registered form without coupons. We may have issued some of the Debt Securities only as global securities and not as certificated securities. For a discussion of the exchange, registration, transfer and payment of both global and certificated Debt Securities, see "Registration and Settlement."

Repurchases

   We or our affiliates may repurchase Debt Securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We or our affiliates have the discretion to hold, resell or cancel any repurchased Debt Securities.

Sinking Funds

   Unless otherwise indicated in this prospectus, no series of the Debt Securities is subject to a sinking fund.

                RISK FACTORS RELATED TO INDEXED DEBT SECURITIES

   We have issued certain Debt Securities where the principal, interest and/or other amounts payable on the Debt Securities are indexed to the price or level of one or more stocks or stock indices. We refer to these securities as "Indexed Debt Securities," and we refer to these stocks or stock indices as "indexed items."

Risks of Indexed Debt Securities

   If you invest in our Indexed Debt Securities, you will be subject to significant risks not associated with conventional fixed rate or floating rate debt securities. In recent years, values of certain indexed items have been volatile, and such volatality may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the Indexed Debt Securities.

   . Principal amount. An Indexed Debt Security may or may not be "principal protected," so the principal amount you will receive at maturity may be greater than, equal to, or less than the original purchase price of the Indexed Debt Security. It is possible that principal will not be repaid. Unless otherwise indicated in this prospectus, each of the Indexed Debt Securities is "principal protected."

   . Interest payments. If the interest rate of an Indexed Debt Security is indexed (whether or not the principal amount is indexed), then you may receive interest payments that are less than what you would have received had you purchased a conventional debt security at the same time, having the same maturity date. It also is possible that no interest will be paid on the Indexed Debt Security.

   . Multiplier or leverage factor. Certain Indexed Debt Securities may have interest and principal payments that increase or decrease at a rate that is greater than the rate of a favorable or unfavorable movement in the indexed item, which is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid at all.

   . Early payment. The terms of an Indexed Debt Security may require that the Debt Security be paid prior to its scheduled maturity date. That early payment could result in a reduction in your anticipated return on your investment. In addition, you may not be able to invest the funds in a new investment that yields a satisfactory return.

   . Tax consequences. You should consider the tax consequences of investing in Indexed Debt Securities. You should assume that there is no statutory, judicial, or administrative authority that addresses directly the characterization of the Indexed Debt Securities or similar instruments for United States federal or other income tax purposes. As a result, the income tax consequences of an investment in Indexed Debt Securities are not certain. We have not requested a ruling from the Internal Revenue Service, or the "IRS," for any of the outstanding Indexed Debt Securities. See "Certain U.S. Federal Income Tax Considerations--United States Holders--Principal Protected Indexed Notes" and "--Non-Principal Protected Indexed Notes."

   . There may be potential conflicts of interest between you and the calculation agent for certain Indexed Debt Securities. We have the right to appoint and remove a calculation agent for each series of Indexed Debt Securities. Our subsidiary, Banc of America Securities LLC, is the calculation agent for each of these Indexed Debt Securities and, as such, will calculate the amounts payable, if any, with respect to the Indexed Debt Securities. The status of Banc of America Securities LLC as our subsidiary and its responsibilities as calculation agent for the Indexed Debt Securities could give rise to conflicts of interest.

Factors affecting the trading value of the Indexed Debt Securities

   The trading market for, and trading value of, your Indexed Debt Securities may be affected by a number of factors. Often, the more specific the investment objective or strategy of the Indexed Debt Securities, the more limited the trading market and the more volatile the price of that Indexed Debt Security. These factors include:

   . the value, price or level of the applicable indexed item;

   . the complexity of the formula and volatility of the indexed item applicable to your Indexed Debt Securities;

   . the method of calculating the principal, premium, interest, and/or other amounts, if any, of your Indexed Debt Securities;

   . the time remaining to maturity of your Indexed Debt Securities;

   . the aggregate amount of Indexed Debt Securities outstanding for the particular series of Indexed Debt Securities;

   . any redemption features of your Indexed Debt Securities; and

   . the level, direction, and volatility of market interest rates generally.

   In addition, the following factors may also affect trading in your notes:

   . Our hedging activities may affect the trading value of the Indexed Debt Securities. At any time, we or our affiliates may engage in hedging activity related to the Indexed Debt Securities or to a component of the index or formula applicable to your Indexed Debt Securities, which, in turn, may increase or decrease the value of your Indexed Debt Securities. In addition, we or our affiliates may acquire a long or short position in your Indexed Debt Securities from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of your Indexed Debt Securities. The aggregate amount and the composition of such positions are likely to vary over time. We have no reason to believe that any such activity will have a material impact on your Indexed Debt Securities, either directly or indirectly by impacting the price of a component of such index or formula. However, there can be no assurance that our activities or our affiliates' activities will not affect such price.

   . There may be no liquid secondary market for Indexed Debt Securities. We cannot assure you that a trading market for your Indexed Debt Securities exists, will develop or be maintained if developed.

         LICENSE AGREEMENTS RELATED TO CERTAIN INDEXED DEBT SECURITIES

   We have entered into non-exclusive license agreements with each of S&P(R) and Dow Jones providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by S&P(R) (including the S&P 500 Index(R)) and Dow Jones (including the DJIASM), respectively, in connection with certain securities, including certain of the Indexed Debt Securities described in this prospectus.

   The license agreement between us and S&P(R) requires that the following language be stated in this prospectus:

   The Indexed Debt Securities linked to the S&P 500 Index(R) are not sponsored, endorsed, sold, or promoted by S&P(R). S&P(R) makes no representation or warranty, express or implied, to the owners of those Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in those Indexed Debt Securities particularly, or the ability of the S&P 500 Index(R) to track general stock market performance. Standard & Poor's(R) only relationship to us is the licensing of certain trademarks and trade names of S&P(R) and of the S&P 500 Index(R), which is determined, composed, and calculated by S&P(R) without regard to us or the Indexed Debt Securities linked to the S&P 500 Index(R). S&P(R) has no obligation to take our needs or the needs of holders of the Indexed Debt Securities linked to the S&P 500 Index(R) into consideration in determining, composing, or calculating the S&P 500 Index(R). S&P(R) is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of the Indexed Debt Securities linked to the S&P 500 Index(R) when issued and was not and will not be involved in the determination or calculation of any amounts payable with respect to the Indexed Debt Securities linked to the S&P 500 Index(R). S&P(R) has no obligation or liability in connection with the administration, marketing, or trading of the Indexed Debt Securities linked to the S&P 500 Index(R).

   S&P(R) DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN AND S&P(R) SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P(R) MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE S&P 500 INDEX(R), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN. S&P(R) MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P(R) HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

   The license agreement between us and Dow Jones requires that the following language be stated in this prospectus:

   The Indexed Debt Securities linked to the DJIA/SM/ are not sponsored, endorsed, sold, or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of those Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in those Indexed Debt Securities particularly. Dow Jones' only relationship to us is the licensing of certain trademarks, trade names, and service marks of Dow Jones and of the DJIA/SM/, which is determined, composed, and calculated by Dow Jones without regard to us or the Indexed Debt Securities linked to the DJIA/SM/. Dow Jones has no obligation to take our needs or the needs of holders of the Indexed Debt Securities linked to the DJIA/SM/ into consideration in determining, composing, or calculating the DJIA/SM/. Dow Jones is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of the Indexed Debt Securities linked to the DJIA/SM/ when issued and was not and will not be involved in the determination or calculation of any amounts payable with respect to the Indexed Debt Securities linked to the DJIA/SM/. Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the Indexed Debt Securities linked to the DJIA/SM/.

   DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIA/SM/ OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE DJIA/SM/, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIA/SM/ OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIA/SM/ OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND US.

                            COMPANY DEBT SECURITIES

   Bank of America Corporation (which, for purposes of this portion of the prospectus, includes NationsBank Corporation prior to its merger with BankAmerica Corporation in 1998 and NCNB Corporation prior to its merger with C&S/Sovran Corporation in 1991) issued certain senior debt securities, which we describe below (the "Company Senior Securities"), and certain subordinated debt securities, which we describe below (the "Company Subordinated Securities," and together with the Company Senior Securities, the "Company Debt Securities"). The Company Debt Securities were issued under the indentures referred to in the following paragraphs (the "Company Indentures"). The following summary of the provisions of the Company Debt Securities and the Company Indentures is not complete and is qualified in its entirety by the provisions of the applicable Company Indenture. These Company Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

   We issued the Company Senior Securities under an Indenture dated January 1, 1995 (as supplemented, the "Company Senior Indenture") between us and The Bank of New York, as successor trustee.

   We issued the Company Subordinated Securities under three separate indentures (collectively referred to as the "Company Subordinated Indentures"). We refer to the Company Subordinated Securities issued under the Indenture dated January 1, 1995 (as supplemented, the "1995 Company Subordinated Indenture") between us and The Bank of New York, as trustee, as the "1995 Company Subordinated Securities." We refer to the Company Subordinated Securities issued under the Indenture dated November 1, 1992 (as supplemented, the "1992 Company Subordinated Indenture") between us and The Bank of New York, as trustee, as the "1992 Company Subordinated Securities." We refer to the Company Subordinated Securities issued under the Indenture dated September 1, 1989 (as supplemented, the "1989 Company Subordinated Indenture") between us and The Bank of New York, as trustee, as the "1989 Company Subordinated Securities."

Company Senior Securities

   Sale or Issuance of Capital Stock of Banks. The Company Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

    .  sales of directors' qualifying shares;

    . sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of such Principal Subsidiary Bank;

    . sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

    . any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its shareholders at any price, so long as before such sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before such sale of additional securities; and

    . any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

   A "Principal Subsidiary Bank" is defined in the Company Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. At present, Bank of America, N.A. is our only Principal Subsidiary Bank.

   Waiver of Covenants. The holders of a majority in principal amount of the Company Senior Securities of all affected series then outstanding may waive compliance with certain covenants or conditions of the Company Senior Indenture.

   Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of Company Senior Securities affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any security without the consent of each holder affected by the modification. No modification may reduce the percentage of securities that is required to consent to modification without the consent of all holders of the securities outstanding.

   In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Company Senior Securities.

   For purposes of determining the aggregate principal amount of the Company Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the Company Senior Indenture, (1) the principal amount of any

Company Senior Security issued with OID is that amount that would be due and payable at such time upon an event of default, and (2) the principal amount of a security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the security.

   Defaults and Rights of Acceleration. The Company Senior Indenture defines an event of default with respect to a series of Company Senior Securities as any one of the following events:

    . our failure to pay principal or any premium when due on any Company Senior Securities of that series;

    . our failure to pay interest on any Company Senior Securities of that series, within 30 days after the interest becomes due;

    . our breach of any of our other covenants contained in the Company Senior Securities of that series or in the Company Senior Indenture, that is not cured within 90 days after written notice to us by the trustee of the Company Senior Indenture, or to us and the trustee of the Company Senior Indenture by the holders of at least 25% in principal amount of all Company Senior Securities then outstanding under the Company Senior Indenture and affected by the breach; and

    .  certain events involving our bankruptcy, insolvency, or liquidation.

   If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Company Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the Company Senior Securities of all series affected may in certain circumstances annul the declaration of acceleration and waive past defaults.

   Collection of Indebtedness. If we fail to pay the principal of or premium on any Company Senior Securities or if we are over 30 days late on an interest payment on any such securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder also may file suit to enforce our obligation to make payment of principal, any premium or interest, or any other amounts due on any Company Senior Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of each series of Company Senior Securities then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Company Senior Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustee a certificate stating that we are not in default under any of the terms of the Company Senior Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of The Bank of New York in the City of New York as the place in the United States where the Company Senior Securities may be presented for payment.

Outstanding Company Senior Securities

   The principal terms of each series of Company Senior Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the table for each series) and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

   Where we indicate below that certain Company Senior Securities may be redeemed "for tax reasons," we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 nor more than 60 days' notice, if we have or will become obligated to pay "additional amounts" as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date we agreed to issue the securities. An obligation to pay additional amounts would mean our obligation to pay to the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on such security will be not less, due to payment of United States withholding tax, than the amount then due and payable.

  6 1/4% senior notes, due 2012

  .Principal amount of series (subject to increase): $1,000,000,000
  .Maturity date:                                    April 15, 2012
  . Interest payment dates:                          April 15 and October 15
  . Record dates:                                    March 31 and September 30
  . Issuance date:                                   April 22, 2002
  . Redemption:                                      For tax reasons
  . Listing:                                         Luxembourg Stock Exchange

  5 1/4% senior notes, due 2007

  .Principal amount of series (subject to increase): $1,500,000,000
  .Maturity date:                                    February 1, 2007
  . Interest payment dates:                          February 1 and August 1
  . Record dates:                                    January 15 and July 15
  . Issuance date:                                   January 31, 2002
  . Redemption:                                      For tax reasons
  . Listing:                                         Luxembourg Stock Exchange

  4 3/4% senior notes, due 2006

  .Principal amount of series (subject to increase): $1,000,000,000
  .Maturity date:                                    October 15, 2006
  . Interest payment dates:                          October 15 and April 15
  . Record dates:                                    September 30 and March 31
  . Issuance date:                                   October 9, 2001
  . Redemption:                                      For tax reasons
  . Listing:                                         Luxembourg Stock Exchange

  7 1/8% senior notes, due 2006

.. Principal amount of series (subject to increase):    $1,000,000,000
.. Maturity date:                                       September 15, 2006
.. Interest payment dates:                              September 15 and March 15
.. Record dates:                                        August 31 and February 28/29
.. Issuance date:                                       September 22, 2000
.. Redemption:                                          Not applicable
.. Listing:                                             Not applicable

  7 7/8% senior notes, due 2005

.. Principal amount of series (subject to increase):    $1,000,000,000
.. Maturity date:                                       May 16, 2005
.. Interest payment dates:                              May 15 and November 15
.. Record dates:                                        April 30 and October 31
.. Issuance date:                                       May 30, 2000
.. Redemption:                                          For tax reasons
.. Listing:                                             Luxembourg Stock Exchange

  6 5/8% senior notes, due 2004

.. Principal amount of series (subject to increase):    $1,500,000,000
.. Maturity date:                                       June 15, 2004
.. Interest payment dates:                              June 15 and December 15
.. Record dates:                                        May 31 and November 30
.. Issuance date:                                       June 15, 1999
.. Redemption:                                          For tax reasons
.. Listing:                                             Luxembourg Stock Exchange

  5 7/8% senior notes, due 2009

.. Principal amount of series (subject to increase):    $1,500,000,000
.. Maturity date:                                       February 15, 2009
.. Interest payment dates:                              August 15 and February 15
.. Record dates:                                        July 31 and January 31
.. Issuance date:                                       February 8, 1999
.. Redemption:                                          For tax reasons
.. Listing:                                             Luxembourg Stock Exchange

  6 1/8% senior notes, due 2004

.. Principal amount of series:                          $450,000,000
.. Maturity date:                                       July 15, 2004
.. Interest payment dates:                              January 15 and July 15
.. Record dates:                                        December 31 and June 30
.. Issuance date:                                       July 23, 1998
.. Redemption:                                          Not applicable
.. Listing:                                             Not applicable

  6 3/8% senior notes, due 2005

  .  Principal amount of series:                      $500,000,000
  .  Maturity date:                                   May 15, 2005
  .  Interest payment dates:                          May 15 and November 15
  .  Record dates:                                    April 30 and October 31
  .  Issuance date:                                   May 4, 1998
  .  Redemption:                                      Not applicable
  .  Listing:                                         Not applicable

  7.00% senior notes, due 2003

  .  Principal amount of series:                      $500,000,000
  .  Maturity date:                                   May 15, 2003
  .  Interest payment dates:                          May 15 and November 15
  .  Record dates:                                    April 30 and October 31
  .  Issuance date:                                   May 20, 1996
  .  Redemption:                                      Not applicable
  .  Listing:                                         Not applicable

  Senior Medium-Term Notes

   As of the date of this prospectus, several series of the Company's Senior Medium-Term Notes are outstanding under the Company Senior Indenture (the "Company Senior Medium-Term Notes"). In the tables below, we specify the following terms of each such series:

    .  Original issuance date;

    .  Principal amount outstanding;

    .  Maturity date;

    .  Interest rate; and

    .  Redemption/Repayment terms, if any.

   The interest rate bases or formulas applicable to the Company Senior Medium-Term Notes that bear interest at floating rates also are indicated in the table below. The Company Senior Medium-Term Notes are not redeemable unless a redemption date is indicated in the tables below. Unless otherwise indicated below, Company Senior Medium-Term Notes that may be redeemed are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. As used in this prospectus, "bps" means basis points. One basis point equals 0.01%. For example, 25.0 bps is equal to 0.25%.

   Senior Medium-Term Notes, Series D

   As of the date of this prospectus, $70.0 million aggregate principal amount of our Senior Medium-Term Notes, Series D is outstanding, as indicated in the table below:

   ORIGINAL         PRINCIPAL
 ISSUANCE DATE       AMOUNT         MATURITY DATE       INTEREST RATE       REDEMPTION/REPAYMENT TERMS
---------------   --------------   ---------------   --------------------   --------------------------
August 25, 1995   $   70,000,000   August 23, 2002   LIBOR Telerate         None
                                                     plus 25.0 bps; reset
                                                     quarterly

   Senior Medium-Term Notes, Series E

   As of the date of this prospectus, $320.0 million aggregate principal amount of our Senior Medium-Term Notes, Series E is outstanding, as indicated in the table below:

  ORIGINAL          PRINCIPAL
ISSUANCE DATE        AMOUNT         MATURITY DATE       INTEREST RATE       REDEMPTION/REPAYMENT TERMS
--------------   ---------------   ---------------   -------------          --------------------------
March 18, 1996   $   50,000,000    March 20, 2006    6.950%                 None
April 12, 1996   $   50,000,000    April 1, 2003     7.000%                 None
April 22, 1996   $   15,000,000    April 30, 2006    7.125%                 None
June 19, 1996    $   50,000,000    August 12, 2004   LIBOR Telerate         None
                                                     plus 23.0 bps; reset
                                                     quarterly
June 19, 1996    $   50,000,000    August 12, 2004   LIBOR Telerate         None
                                                     plus 23.0 bps; reset
                                                     quarterly
June 19, 1996    $   50,000,000    August 12, 2004   LIBOR Telerate         None
                                                     plus 23.0 bps; reset
                                                     quarterly
June 19, 1996    $    20,000,000   August 12, 2004   LIBOR Telerate         None
                                                     plus 23.0 bps; reset
                                                     quarterly
July 5, 1996     $    20,000,000   July 5, 2004      LIBOR Telerate         None
                                                     plus 42.0 bps,
                                                     subject to a
                                                     maximum rate of
                                                     10.000%; reset
                                                     quarterly

   Senior Medium-Term Notes, Series F

   As of the date of this prospectus, $155.0 million aggregate principal amount of our Senior Medium-Term Notes, Series F is outstanding, as indicated in the table below:

    ORIGINAL           PRINCIPAL
  ISSUANCE DATE         AMOUNT          MATURITY DATE        INTEREST RATE       REDEMPTION/REPAYMENT TERMS
-----------------   ---------------   -----------------   -------------          --------------------------
November 20, 1996   $   20,000,000    November 20, 2006   LIBOR Telerate         None
                                                          plus 20.0 bps; reset
                                                          quarterly
December 17, 1996   $    40,000,000   December 17, 2003   LIBOR Telerate         None
                                                          plus 35.0 bps,
                                                          subject to a
                                                          maximum rate of
                                                          9.500%; reset
                                                          quarterly

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE        INTEREST RATE        REDEMPTION/REPAYMENT TERMS
-----------------   --------------   -----------------   -------------          ----------------------------
December 23, 1996   $   15,000,000   December 23, 2004   LIBOR Telerate         None
                                                         plus 40.0 bps,
                                                         subject to a
                                                         maximum rate of
                                                         9.500%; reset
                                                         quarterly
July 1, 1997        $   20,000,000   July 1, 2004        LIBOR Telerate         None
                                                         plus 12.0 bps; reset
                                                         quarterly
August 15, 1997     $   50,000,000   August 15, 2012     7.230%                 Redeemable by us in whole on
                                                                                8/15/02
December 15, 1997   $   10,000,000   February 25, 2010   6.710%                 None

   Senior Medium-Term Notes, Series G

   As of the date of this prospectus, $468.4 million aggregate principal amount of our Senior Medium-Term Notes, Series G is outstanding, as indicated in the table below:

  ORIGINAL         PRINCIPAL
ISSUANCE DATE       AMOUNT          MATURITY DATE        INTEREST RATE             REDEMPTION/REPAYMENT TERMS
--------------   --------------   -----------------   -------------           ------------------------------------
March 23, 1998   $   16,221,000   March 23, 2038       LIBOR Telerate         Repayable at the holder's option on
                                                       minus 5.0 bps; reset   the following repayment dates (at
                                                       monthly                the prices indicated plus accrued
                                                                              interest): 3/23/08 (99.00%); 3/23/11
                                                                              (99.50%); 3/23/14 (99.75%); and
                                                                              3/23/17 and on each third
                                                                              anniversary thereafter (100.00%)
March 27, 1998   $   16,670,000   June 27, 2008        6.260%                 None
April 6, 1998    $   21,450,000   July 3, 2008         6.250%                 None
May 26, 1998     $   25,000,000   February 26, 2004    LIBOR Telerate         None
                                                       plus 12.5 bps; reset
                                                       quarterly
June 15, 1998    $   25,000,000   June 16, 2008        LIBOR Telerate         None
                                                       plus 21.0 bps; reset
                                                       semiannually
July 1, 1998     $  110,000,000   January 5, 2004      LIBOR Telerate         None
                                                       plus 10.0 bps; reset
                                                       quarterly
July 17, 1998    $  200,000,000   July 17, 2028        OID                    Redeemable by us in whole on
                                                       Debt Security,         7/17/08 and on semiannual
                                                       7.000% yield to        redemption dates thereafter, at
                                                       maturity               prices varying with the redemption
                                                                              date/1/
July 23, 1998    $   54,050,000   August 15, 2013      OID                    None
                                                       Debt Security,
                                                       6.100% yield to
                                                       maturity

--------
/1/ The redemption dates (and the corresponding redemption percentages) are as follows: 7/17/08 (25.256%); 1/17/09 (26.140%); 7/17/09 (27.055%); 1/17/10
     (28.002%); 7/17/10 (28.982%); 1/17/11 (29.997%); 7/17/11 (31.047%);
     1/17/12 (32.133%); 7/17/12 (33.258%); 1/17/13 (34.422%); 7/17/13
     (35.627%); 1/17/14 (36.874%); 7/17/14 (38.164%); 1/17/15 (39.500%);
     7/17/15 (40.882%); 1/17/16 (42.313%); 7/17/16 (43.794%); 1/17/17
     (45.327%); 7/17/17 (46.913%); 1/17/18 (48.555%); 7/17/18 (50.255%);
     1/17/19 (52.014%); 7/17/19 (53.834%); 1/17/20 (55.718%); 7/17/20
     (57.669%); 1/17/21 (59.687%); 7/17/21 (61.776%); 1/17/22 (63.938%);
     7/17/22 (66.176%); 1/17/23 (68.492%); 7/17/23 (70.889%); 1/17/24
     (73.371%); 7/17/24 (75.939%); 1/17/25 (78.596%); 7/17/25 (81.347%);
     1/17/26 (84.194%); 7/17/26 (87.141%); 1/17/27 (90.191%); 7/17/27
     (93.348%); 1/17/28 (96.615%); and 7/17/28 (100.00%).

   Senior Medium-Term Notes, Series H

   As of the date of this prospectus, $2,026.9 million aggregate principal amount of our Senior Medium-Term Notes, Series H is outstanding, as indicated in the table below:

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE        INTEREST RATE             REDEMPTION/REPAYMENT TERMS
-----------------   --------------   -----------------   -------------------    --------------------------------------
December 14, 1998   $   40,000,000   January 5, 2004     5.300%                 None

February 10, 1999   $   19,910,000   February 10, 2039   LIBOR Telerate         Repayable at the holder's option on
                                                         minus 5.0 bps; reset   the following repayment dates (at
                                                         monthly                the prices indicated plus accrued
                                                                                interest): 2/10/09 (99.00%); 2/10/12
                                                                                (99.50%); 2/10/15 (99.75%); and
                                                                                2/10/18 and on each third
                                                                                anniversary thereafter (100.00%)
February 25, 1999   $   20,000,000   February 25, 2014   6.300%                 Redeemable by us in whole on
                                                                                2/25/04 and on semiannual
                                                                                redemption dates thereafter
March 23, 1999      $  300,000,000   March 1, 2004       5.750%                 None
April 26, 1999      $  100,000,000   March 1, 2004       5.750%                 None
April 27, 1999      $   25,000,000   April 27, 2004      N/A/1/                 None
May 21, 1999        $   20,000,000   May 21, 2039        LIBOR Telerate         Repayable at the holder's option on
                                                         minus 5.0 bps; reset   the following repayment dates (at
                                                         quarterly              the prices indicated plus accrued
                                                                                interest): 5/21/09 (99.00%); 5/21/12
                                                                                (99.25%); 5/21/15 (99.50%); 5/21/18
                                                                                (99.75%); and 5/21/21 and on each
                                                                                third anniversary thereafter
                                                                                (100.00%)
June 30, 1999       $   19,940,000   June 30, 2039       LIBOR Telerate         Repayable at the holder's option on
                                                         minus 5.0 bps;         the following repayment dates (at
                                                         reset monthly          the prices indicated plus accrued
                                                                                interest): 6/30/09 (99.00%); 6/30/12
                                                                                (99.50%); 6/30/15 (99.75%); and
                                                                                6/30/18 and on each third
                                                                                anniversary thereafter (100.00%)
October 26, 1999    $   55,947,000   October 26, 2039    LIBOR Telerate         Repayable at the holder's option on
                                                         minus 10.0 bps;        the following repayment dates (at
                                                         reset quarterly        the prices indicated plus accrued
                                                                                interest): 10/26/09 (99.00%); 10/26/12
                                                                                (99.25%); 10/26/15 (99.50%); 10/26/18
                                                                                (99.75%); and 10/26/21 and on each
                                                                                third anniversary thereafter
                                                                                (100.00%)
November 17, 1999   $   58,166,000   December 1, 2004    LIBOR Telerate         None
                                                         plus 19.0 bps; reset
                                                         quarterly

--------
/1/ There are no periodic payments of interest prior to maturity. The amount payable upon maturity is based on the performance of the S&P 500 Index(R). At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount equal to the participation rate (77%) times the product of (1) the principal amount of the notes and (2) a fraction, the numerator of which is the ending S&P 500 Index(R) value (the arithmetic mean of the S&P 500 Index(R) values on each of 7/19/02, 10/21/02, 1/21/03, 4/21/03, 7/21/03, 10/20/03, 1/20/04 and 4/20/04, which dates are subject to adjustment in the event of the occurrence of certain market disruption events) minus the starting S&P 500 Index(R) value (1297.00), and the denominator of which is the starting S&P 500 Index(R) value (1297.00). In no event shall the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE        INTEREST RATE             REDEMPTION/REPAYMENT TERMS
-----------------   --------------   -----------------   -------------          --------------------------------------
November 19, 1999   $   10,000,000   November 19, 2004   N/A/2/                 None
December 16, 1999   $    8,425,000   December 1, 2004    LIBOR Telerate         None
                                                         plus 19.0 bps; reset
                                                         quarterly
December 17, 1999   $   20,000,000   December 17, 2039   LIBOR. Telerate        Repayable at the holder's option
                                                         minus 10.0 bps;        on the following repayment dates (at
                                                         reset quarterly        the prices indicated plus accrued
                                                                                interest): 12/17/09 (99.00%); 12/17/12
                                                                                (99.25%); 12/17/15 (99.50%); 12/17/18
                                                                                (99.75%); and 12/17/21 and on each
                                                                                third anniversary thereafter
                                                                                (100.00%)
March 3, 2000       $   29,500,000   December 1, 2004    LIBOR Telerate         None
                                                         plus 18.0 bps; reset
                                                         quarterly
March 17, 2000      $   30,000,000   March 16, 2007      LIBOR Telerate         None
                                                         plus 78.0 bps,
                                                         subject to a
                                                         maximum rate of
                                                         8.500%; reset
                                                         quarterly
March 20, 2000      $   25,000,000   March 21, 2005      LIBOR Telerate         None
                                                         plus 20.0 bps; reset
                                                         monthly
May 2, 2000         $   30,000,000   May 2, 2005         LIBOR Telerate         None
                                                         plus 20.0 bps; reset
                                                         quarterly
June 9, 2000        $   20,000,000   June 9, 2010        LIBOR Telerate         None
                                                         plus 40.0 bps; reset
                                                         quarterly
June 28, 2000       $   20,000,000   June 28, 2007       LIBOR Telerate         None
                                                         plus 74.0 bps,
                                                         subject to a
                                                         maximum rate of
                                                         8.500%; reset
                                                         quarterly
August 17, 2000     $  225,000,000   August 18, 2003     LIBOR Telerate         None
                                                         plus 20.0 bps; reset
                                                         monthly
August 28, 2000     $   75,000,000   August 26, 2005     LIBOR Telerate         None
                                                         plus 27.0 bps; reset
                                                         monthly
August 28, 2000     $  225,000,000   August 26, 2005     LIBOR Telerate         None
                                                         plus 25.0 bps; reset
                                                         quarterly
August 28, 2000     $   30,000,000   August 26, 2005     LIBOR Telerate         None
                                                         plus 27.0 bps; reset
                                                         monthly

--------

/2/ There are no periodic payments of interest prior to maturity. The amount payable upon maturity is based on the performance of the S&P 500 Index(R). At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount equal to the participation rate (87%) times the product of (1) the principal amount of the notes and (2) a fraction, the numerator of which is the ending S&P 500 Index(R) value (the arithmetic mean of the S&P 500 Index(R) values on each of 2/12/03, 5/12/03, 8/12/03, 11/12/03, 2/12/04, 5/12/04, 8/12/04 and 11/12/04, which dates are subject to adjustment in the event of the occurrence of certain market disruption events) minus the starting S&P 500 Index(R) value (1396.06), and the denominator of which is the starting S&P 500 Index(R) value (1396.06). In no event shall the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE        INTEREST RATE             REDEMPTION/REPAYMENT TERMS
-----------------   --------------   -----------------   --------------------   --------------------------------------
November 13, 2000   $   25,000,000   December 1, 2005    LIBOR Telerate         None
                                                         plus 26.0 bps; reset
                                                         quarterly
November 27, 2000   $   25,000,000   November 27, 2040   LIBOR Telerate         Repayable at the holder's option on
                                                         minus 10.0 bps;        the following repayment dates (at
                                                         reset quarterly        the prices indicated plus accrued
                                                                                interest): 11/27/10 (99.00%); 11/27/13
                                                                                (99.25%); 11/27/16 (99.50%); 11/27/19
                                                                                (99.75%); and 11/27/22 and on each
                                                                                third anniversary thereafter
                                                                                (100.00%)
January 31, 2001    $   20,000,000   January 31, 2005    LIBOR Telerate         None
                                                         plus 32.0 bps; reset
                                                         quarterly
March 12, 2001      $  150,000,000   March 12, 2004      LIBOR Telerate         None
                                                         plus 28.0 bps; reset
                                                         monthly
May 3, 2001         $  400,000,000   May 3, 2004         LIBOR Telerate         None
                                                         plus 25.0 bps; reset
                                                         quarterly

   Senior Medium-Term Notes, Series I

   As of the date of this prospectus, $2,187.5 million aggregate principal amount of our Senior Medium-Term Notes, Series I is outstanding, as indicated in the table below:

    ORIGINAL            PRINCIPAL
  ISSUANCE DATE          AMOUNT           MATURITY DATE        INTEREST RATE       REDEMPTION/REPAYMENT TERMS
-----------------   --------------      -----------------   ----------------       --------------------------
August 22, 2001     $  200,000,000      August 22, 2006     Federal Funds Rate     None
                                                            plus 50.0 bps; reset
                                                            daily
August 24, 2001     $   11,000,000/1/   August 26, 2002     15.250%/1/             None
September 5, 2001   $   30,000,000      September 5, 2008   LIBOR Telerate         None
                                                            plus 38.0 bps; reset
                                                            quarterly
September 6, 2001   $   45,000,000      September 6, 2007   LIBOR Telerate         None
                                                            plus 31.0 bps; reset
                                                            quarterly

--------
/1/ Interest is payable based on the face amount of the notes. At maturity, the principal amount payable in respect of the face amount of a note ($1,000) will be equal to the face amount multiplied by a fraction, the numerator of which is the capped reference price (the lesser of (A) the valuation date price (the closing price of CIENA Corporation common stock on August 19, 2002) and (B) 156% of the initial reference price ($19.3715)), and the denominator of which is the initial reference price ($19.3715). Each of the initial reference price, the valuation date price, the capped reference price or any other variable used to determine the principal repayment amount is subject to adjustment upon the occurrence of certain dilution events. The principal amount payable at maturity may be less than the face amount of the note. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the principal repayment amount.

    ORIGINAL             PRINCIPAL
  ISSUANCE DATE           AMOUNT           MATURITY DATE         INTEREST RATE             REDEMPTION/REPAYMENT TERMS
------------------   --------------      ------------------   ----------------       --------------------------------------
September 27, 2001   $   18,500,000/2/   September 27, 2002   15.000%/2/             None
September 27, 2001   $    9,500,000      September 1, 2006    LIBOR Telerate         None
                                                              plus 0.25 bps; reset
                                                              quarterly
October 22, 2001     $1,650,000,000      October 22, 2004     LIBOR Telerate         None
                                                              plus 28.0 bps; reset
                                                              quarterly
November 16, 2001.   $   88,441,000      May 16, 2003         N/A/3/                 None
December 21, 2001    $   36,500,000      April 10, 2007       LIBOR Telerate         None
                                                              plus 0.20 bps; reset
                                                              quarterly
December 28, 2001    $   25,000,000      December 28, 2041    LIBOR Telerate         Repayable at the holder's option on
                                                              minus 10.0 bps;        the following repayment dates (at
                                                              reset quarterly        the prices indicated plus accrued
                                                                                     interest): 12/28/11 (99.00%); 12/28/14
                                                                                     (99.25%); 12/28/17 (99.50%); 12/28/20
                                                                                     (99.75%); and 12/28/23 and on each
                                                                                     third anniversary thereafter
                                                                                     (100.00%)
February 22, 2002    $   30,000,000      February 22, 2005    4.320%                 None
March 27, 2002       $   33,607,000      March 28, 2005       N/A/4/                 None
June 28, 2002        $   10,000,000      July 2, 2007         N/A/5/                 None

--------
/2/ Interest is payable based on the face amount of the notes. At maturity, the principal amount payable in respect of the face amount of a note ($1,000) will be equal to the face amount multiplied by a fraction, the numerator of which is the capped reference price (the lesser of (A) the valuation date price (the closing price of QUALCOMM Incorporated common stock on September 21, 2002) and (B) 137% of the initial reference price ($45.0876)), and the denominator of which is the initial reference price ($45.0876). Each of the initial reference price, the valuation date price, the capped reference price or any other variable used to determine the principal repayment amount is subject to adjustment upon the occurrence of certain dilution events. The principal amount payable at maturity may be less than the face amount of the note. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the principal repayment amount.
/3/ There are no periodic payments of interest prior to maturity. The amount payable upon maturity is based on the performance of the S&P 500 Index(R). At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount equal to the principal amount of the notes times the product of (1) the participation rate (27%) and (2) the index performance (which is a fraction, the numerator of which is the arithmetic average of the closing levels of the S&P 500 Index(R) on each of 5/9/02, 11/8/02 and 5/9/03, which dates are subject to adjustment in the event of the occurrence of certain market disruption events, minus the initial level of the S&P 500 Index(R) (1120.31), and the denominator of which is the initial level of the S&P 500 Index(R) (1120.31)). In no event shall the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for proposes of determining the supplemental redemption amount.
/4/ There are no periodic payments of interest prior to maturity. The amount payable upon maturity is based upon the performance of the Dow Jones Industrial Average/SM/ (DJIA/SM/). At maturity, holders will receive the principal amount of the notes plus the supplemental redemption amount, which will not be less than 3.04% of the principal amount. The supplemental redemption amount will be the amount equal to the principal amount times the product of (1) the participation rate (75%) and (2) the index performance (which is a fraction, the numerator of which is the arithmetic average of the closing levels of the DJIA/SM/ on the 22/nd/ of each month beginning 4/22/02 and ending 3/22/05, which dates are subject to adjustment in the event of the occurrence of certain market disruption events, minus the initial level of the DJIA/SM/ on March 22, 2002 (10,427.67), and the denominator of which is the initial level of the DJIA/SM/ on March 22, 2002 (10,427.67)). We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
/5/ There are no periodic payments of interest prior to maturity. The amount payable upon maturity is based on the performance of the S&P 500 Index(R). At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount equal to the principal amount of the notes times the product of (1) the participation rate (122%) and (2) the index performance (which is a fraction, the numerator of which is the arithmetic average of the closing levels of the S&P 500 Index(R) on the 26/th/ day of each month, beginning with 7/26/02 and ending with 6/26/07, which dates are subject to adjustment in the event of the occurrence of certain market disruption events, minus the initial level of the S&P 500 Index(R) (973.53), and the denominator of which is the initial level of the S&P 500 Index(R) (973.53)). In no event shall the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

Company Subordinated Securities

   Subordination. The Company Subordinated Securities are subordinated in right of payment to all of our "senior indebtedness". The Company Subordinated Indentures define "senior indebtedness" as any indebtedness for money borrowed (and in the case of the 1995 and 1992 Company Subordinated Indentures, specifically including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that was outstanding on the date we executed the respective indenture, or was created, incurred, or assumed after that date, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations unless the instruments creating or evidencing the indebtedness provides that the indebtedness is subordinate in right of payment to any of our other indebtedness.

   If there is a default or event of default on any senior indebtedness that is not remedied and we and the trustee receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee receives notice from us, we will not be able to make any principal, premium (as applicable), interest, or other payments on the Company Subordinated Securities or repurchase our Company Subordinated Securities.

   If we repay any Company Subordinated Security before the required date or in connection with a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, and any premium or interest, or other payment will be paid to holders of senior indebtedness before any holders of Company Subordinated Indebtedness are paid. In addition, if such amounts were previously paid to the holders of Company Subordinated Securities or the trustee of the Company Subordinated Indentures, the holders of senior indebtedness shall have first rights to such amounts previously paid.

   Upon payment in full of all our senior indebtedness, the holders of Company Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets.

   Sale or Issuance of Capital Stock of Banks. The 1989 Company Subordinated Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

    .  sales of directors' qualifying shares;

    . sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of such Principal Subsidiary Bank;

    . sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

    . any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its shareholders at any price, so long as before such sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before such sale of additional securities; and

    . any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

   A "Principal Subsidiary Bank" is defined in the 1989 Company Subordinated Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. At present, Bank of America, N.A. is our only Principal Subsidiary Bank.

   Waiver of Covenants. Under each Company Subordinated Indenture, the holders of a majority in principal amount of the Company Subordinated Securities of all affected series then outstanding under the applicable Company Subordinated Indenture may waive compliance with certain covenants or conditions of the applicable Company Subordinated Indenture.

   Modification of the Indenture. Under each Company Subordinated Indenture, we and the applicable trustee may modify the applicable Company Subordinated Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of Company Subordinated Securities affected under the applicable Company Subordinated Indenture by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any security without the consent of each holder affected by the modification. No modification may reduce the percentage of Company Subordinated Securities that is required to consent to modification of a Company Subordinated Indenture without the consent of all holders of the securities outstanding under that indenture.

   In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Company Subordinated Securities.

   For purposes of determining the required aggregate principal amount of the Company Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under any Company Subordinated Indenture, (1) the principal amount of any Company Subordinated Security issued with OID is that amount that would be due and payable at such time upon an event of default, and (2) with respect to 1995 Company Subordinated Securities, the principal amount of a security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the security.

   Defaults and Rights of Acceleration. The 1995 and 1992 Company Subordinated Indentures define an event of default only as our bankruptcy under federal bankruptcy laws. The 1989 Company Subordinated Indenture defines an event of default as certain events involving our bankruptcy, insolvency or liquidation. Under each of the Company Subordinated Indentures, if an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding Company Subordinated Securities under that indenture may declare the principal amount (or, with respect to 1995 Company Subordinated Securities, if the securities were issued with OID, a specified portion of the principal amount) of all such Company Subordinated Securities to be due and payable immediately. The holders of a majority in principal amount of the Company Subordinated Securities then outstanding under a Company Subordinated Indenture may in certain circumstances annul the declaration of acceleration and waive past defaults.

   Payment of principal of the Company Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium or interest, or any other amounts or the performance of any of our other covenants.

   Collection of Indebtedness. If we fail to pay the principal of any Company Subordinated Securities or if we are over 30 days late on an interest payment on any such securities, or if we breach any of our other covenants under the Company Subordinated Securities or in a Company Subordinated Indenture that is not cured within 90 days after notice is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder also may file suit to enforce our obligation to make payment of principal or interest (or, in the case of the 1995 or 1992 Company Subordinated Securities, premium), regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the Company Subordinated Securities then outstanding under a Company Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Company Subordinated Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustee a certificate stating that we are not in default under any of the terms of the respective Company Subordinated Indentures.

   Paying Agent. We currently have designated the principal corporate trust offices of The Bank of New York in the City of New York as the place in the United States where the Company Subordinated Securities may be presented for payment.

Outstanding 1995 Company Subordinated Securities

   The principal terms of each series of 1995 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the table for each series) and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

   Where we indicate below that certain 1995 Company Subordinated Securities may be redeemed "for tax reasons," we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 nor more than 60 days' notice, if we have or will become obligated to pay "additional amounts" as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date we agreed to issue the securities. An obligation to pay additional amounts would mean our obligation to pay to the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on such security will be not less, due to payment of United States withholding tax, than the amount then due and payable.

  7.40% subordinated notes, due 2011

.. Principal amount of series (subject to increase):    $3,000,000,000
.. Maturity date:                                       January 15, 2011
.. Interest payment dates:                              January 15 and July 15
.. Record dates:                                        December 31 and June 30
.. Issuance date:                                       January 23, 2001
.. Redemption:                                          For tax reasons
.. Listing:                                             Luxembourg Stock Exchange

  7.80% subordinated notes, due 2010

.. Principal amount of series (subject to increase):    $1,900,000,000
.. Maturity date:                                       February 15, 2010
.. Interest payment dates:                              February 15 and August 15
.. Record dates:                                        January 31 and July 31
.. Issuance date:                                       February 14, 2000
.. Redemption:                                          For tax reasons
.. Listing:                                             Luxembourg Stock Exchange

  6.60% subordinated notes, due 2010

.. Principal amount of series:                          $300,000,000
.. Maturity date:                                       May 15, 2010
.. Interest payment dates:                              May 15 and November 15
.. Record dates:                                        April 30 and October 31
.. Issuance date:                                       May 4, 1998
.. Redemption:                                          Not applicable
.. Listing:                                             Not applicable

  6.80% subordinated notes, due 2028

.. Principal amount of series:                          $400,000,000
.. Maturity date:                                       March 15, 2028
.. Interest payment dates:                              March 15 and September 15
.. Record dates:                                        February 28/29 and August 31
.. Issuance date:                                       March 23, 1998
.. Redemption:                                          Not applicable
.. Listing:                                             Not applicable

  6 3/8% subordinated notes, due 2008

.. Principal amount of series:                          $350,000,000
.. Maturity date:                                       February 15, 2008
.. Interest payment dates:                              February 15 and August 15
.. Record dates:                                        January 31 and July 31
.. Issuance date:                                       February 4, 1998
.. Redemption:                                          Not applicable
.. Listing:                                             Not applicable

  7.80% subordinated notes, due 2016

.. Principal amount of series:    $450,000,000
.. Maturity date:                 September 15, 2016
.. Interest payment dates:        March 15 and September 15
.. Record dates:                  February 28/29 and August 31
.. Issuance date:                 September 24, 1996
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 1/2% subordinated notes, due 2006

.. Principal amount of series:    $500,000,000
.. Maturity date:                 September 15, 2006
.. Interest payment dates:        March 15 and September 15
.. Record dates:                  February 28/29 and August 31
.. Issuance date:                 September 24, 1996
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  6 1/2% subordinated notes, due 2006

.. Principal amount of series:    $300,000,000
.. Maturity date:                 March 15, 2006
.. Interest payment dates:        March 15 and September 15
.. Record dates:                  February 28/29 and August 31
.. Issuance date:                 March 11, 1996
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  71/4% subordinated notes, due 2025

.. Principal amount of series:    $450,000,000
.. Maturity date:                 October 15, 2025
.. Interest payment dates:        April 15 and October 15
.. Record dates:                  March 31 and September 30
.. Issuance date:                 October 23, 1995
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 3/4% subordinated notes, due 2015

.. Principal amount of series:    $350,000,000
.. Maturity date:                 August 15, 2015
.. Interest payment dates:        February 15 and August 15
.. Record dates:                  January 31 and July 31
.. Issuance date:                 September 5, 1995
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 5/8% subordinated notes, due 2005

.. Principal amount of series:    $300,000,000
.. Maturity date:                 April 15, 2005
.. Interest payment dates:        April 15 and October 15
.. Record dates:                  March 31 and September 30
.. Issuance date:                 April 27, 1995
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  Subordinated Medium-Term Notes

   As of the date of this prospectus, several series of the Company's Subordinated Medium-Term Notes are outstanding under the 1995 Company Subordinated Indenture (the "1995 Company Subordinated Medium-Term Notes"). In the tables below, we specify the following terms of each such series:

    .  Original issuance date;

    .  Principal amount outstanding;

    .  Maturity date;

    .  Interest rate; and

    .  Redemption/Repayment terms, if any.

   The interest rate bases or formulas applicable to the 1995 Company Subordinated Medium-Term Notes that bear interest at floating rates also are indicated in the table below. The 1995 Company Subordinated Medium-Term Notes are not redeemable unless a redemption date is indicated in the tables below. Unless otherwise indicated below, the 1995 Company Subordinated Medium-Term Notes that may be redeemed are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

   Subordinated Medium-Term Notes, Series E

   As of the date of this prospectus, $80.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series E is outstanding, as indicated in the table below:

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE      INTEREST RATE       REDEMPTION/REPAYMENT TERMS
-----------------   --------------   ------------------   -------------   -----------------------------------
February 21, 1996   $   20,000,000   February 21, 2006    6.375%          Redeemable by us in whole on
                                                                          2/21/03 and on semiannual
                                                                          redemption dates thereafter

August 22, 1996     $   10,000,000   August 22, 2011      7.400%          Redeemable by us in whole on
                                                                          8/22/00 and on semiannual
                                                                          redemption dates thereafter

August 29, 1996     $   25,000,000   September 15, 2011   7.560%          Redeemable by us in whole on
                                                                          9/15/00 and on semiannual
                                                                          redemption dates thereafter

September 3, 1996   $   25,000,000   September 1, 2011    7.500%          Redeemable by us in whole on 9/1/00
                                                                          and on semiannual redemption dates
                                                                          thereafter

   Subordinated Medium-Term Notes, Series F

   As of the date of this prospectus, $70.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series F is outstanding, as indicated in the table below:

   ORIGINAL         PRINCIPAL
 ISSUANCE DATE       AMOUNT         MATURITY DATE    INTEREST RATE       REDEMPTION/REPAYMENT TERMS
---------------   --------------   ---------------   -------------   -----------------------------------
March 7, 1997     $   50,000,000   March 7, 2037     6.975%          Repayable at the holder's option on
                                                                     3/7/07 or 3/7/17 at 100% of the
                                                                     principal amount plus accrued
                                                                     interest
August 20, 1997   $   20,000,000   August 20, 2012   7.285%          Redeemable by us in whole on
                                                                     8/20/02

   Subordinated Medium-Term Notes, Series G

   As of the date of this prospectus, $75.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series G is outstanding, as indicated in the table below:

    ORIGINAL            PRINCIPAL
  ISSUANCE DATE          AMOUNT          MATURITY DATE     INTEREST RATE    REDEMPTION/REPAYMENT TERMS
----------------- -   --------------   -----------------   -------------   ----------------------------
February 11, 1998     $   25,000,000   February 10, 2023   7.000%          Redeemable by us in whole on
                                                                           2/11/02 and on semiannual
                                                                           redemption dates thereafter
March 16, 1998        $   25,000,000   March 16, 2023      7.000%          Redeemable by us in whole on
                                                                           3/16/01 and on semiannual
                                                                           redemption dates thereafter
June 29, 1998         $   25,000,000   June 29, 2018       6.750%          Redeemable by us in whole on
                                                                           6/29/01 and on semiannual
                                                                           redemption dates thereafter

   Subordinated Medium-Term Notes, Series H

   As of the date of this prospectus, $795.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series H is outstanding, as indicated in the table below:

    ORIGINAL           PRINCIPAL
  ISSUANCE DATE         AMOUNT          MATURITY DATE      INTEREST RATE       REDEMPTION/REPAYMENT TERMS
------------------   --------------   ------------------   -------------   -----------------------------------
December 17, 1998    $   25,000,000   December 17, 2018    6.150%          Redeemable by us in whole on
                                                                           12/17/03 and on semiannual
                                                                           redemption dates thereafter
December 23, 1998    $   30,000,000   December 23, 2013    6.000%          Redeemable by us in whole on
                                                                           12/23/02 and on semiannual
                                                                           redemption dates thereafter
December 23, 1998    $   50,000,000   December 24, 2018    6.250%          Redeemable by us in whole on
                                                                           12/24/01 and on semiannual
                                                                           redemption dates thereafter
January 15, 1999     $   25,000,000   January 15, 2014     6.050%          Redeemable by us in whole on
                                                                           1/15/03 and on semiannual
                                                                           redemption dates thereafter
April 14, 1999       $   15,000,000   April 14, 2014       6.550%          Redeemable by us in whole on
                                                                           4/14/02 and on semiannual
                                                                           redemption dates thereafter
May 7, 1999          $   25,000,000   May 7, 2014          6.750%          Redeemable by us in whole on 5/7/02
                                                                           and on semiannual redemption dates
                                                                           thereafter
June 16, 1999        $   25,000,000   June 16, 2014        6.750%          Redeemable by us in whole on
                                                                           6/16/02 and on semiannual
                                                                           redemption dates thereafter
August 20, 1999      $   40,000,000   August 20, 2014      7.750%          Redeemable by us in whole on
                                                                           8/20/02 and on quarterly redemption
                                                                           dates thereafter
September 8, 1999    $   25,000,000   September 8, 2011    7.050%          Redeemable by us in whole on 9/8/03
                                                                           and on semiannual redemption dates
                                                                           thereafter
September 16, 1999   $   25,000,000   September 16, 2014   7.500%          Redeemable by us in whole on
                                                                           9/16/02 and on quarterly redemption
                                                                           dates thereafter
September 24, 1999   $   25,000,000   September 24, 2009   7.000%          Redeemable by us in whole on
                                                                           9/24/02 and on semiannual
                                                                           redemption dates thereafter

    ORIGINAL            PRINCIPAL
  ISSUANCE DATE          AMOUNT          MATURITY DATE      INTEREST RATE       REDEMPTION/REPAYMENT TERMS
------------------   ---------------   ------------------   -------------   -----------------------------------
October 15, 1999     $   40,000,000    October 15, 2014     7.400%          Redeemable by us in whole on
                                                                            10/15/02 and on semiannual
                                                                            redemption dates thereafter
October 29, 1999     $   25,000,000    October 29, 2009     7.250%          Redeemable by us in whole on
                                                                            10/29/02 and on semiannual
                                                                            redemption dates thereafter
November 10, 1999    $   25,000,000    November 10, 2014    7.750%          Redeemable by us in whole on
                                                                            11/10/02 and on semiannual
                                                                            redemption dates thereafter
December 10, 1999    $   25,000,000    December 10, 2014    7.500%          Redeemable by us in whole on
                                                                            12/10/02 and on semiannual
                                                                            redemption dates thereafter
December 16, 1999    $   25,000,000    December 16, 2014    7.500%          Redeemable by us in whole on
                                                                            12/16/02 and on quarterly
                                                                            redemption dates thereafter
February 10, 2000    $   35,000,000    February 10, 2015    8.000%          Redeemable by us in whole on
                                                                            2/10/03 and on monthly redemption
                                                                            dates thereafter
February 18, 2000    $   25,000,000    February 18, 2015    8.000%          Redeemable by us in whole on
                                                                            2/18/03 and on monthly redemption
                                                                            dates thereafter
February 23, 2000    $   25,000,000    February 23, 2015    8.000%          Redeemable by us in whole on
                                                                            2/23/03 and on semiannual
                                                                            redemption dates thereafter
February 25, 2000    $   30,000,000    February 25, 2015    8.125%          Redeemable by us in whole on
                                                                            2/25/03 and on semiannual
                                                                            redemption dates thereafter
March 30, 2000       $   20,000,000    March 30, 2010       7.500%          Redeemable by us in whole on
                                                                            3/30/04 and on semiannual
                                                                            redemption dates thereafter
May 5, 2000          $   25,000,000    May 5, 2010          7.750%          Redeemable by us in whole on 5/5/03
                                                                            and on semiannual redemption dates
                                                                            thereafter
May 15, 2000         $    25,000,000   May 15, 2015         7.750%          Redeemable by us in whole on
                                                                            5/15/03 and on semiannual
                                                                            redemption dates thereafter
May 25, 2000         $    35,000,000   May 25, 2010         8.000%          Redeemable by us in whole on
                                                                            5/25/03 and on monthly redemption
                                                                            dates thereafter
May 26, 2000         $    25,000,000   May 26, 2015         8.150%          Redeemable by us in whole on
                                                                            5/26/03 and on semiannual
                                                                            redemption dates thereafter
June 16, 2000        $    50,000,000   June 16, 2015        8.000%          Redeemable by us in whole on
                                                                            6/16/03 and on semiannual
                                                                            redemption dates thereafter
September 28, 2000   $    50,000,000   September 28, 2015   7.750%          Redeemable by us in whole on
                                                                            9/28/03 and on semiannual
                                                                            redemption dates thereafter

Outstanding 1992 Company Subordinated Securities

   The principal terms of each series of 1992 Company Subordinated Securities outstanding as of the date of this prospectus, are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the table for each series) and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  7 3/4% subordinated notes, due 2004

..Principal amount of series:   $300,000,000
..Maturity date:                August 15, 2004
..Interest payment dates:       February 15 and August 15
..Record dates:                 January 31 and July 31
..Issuance date:                August 8, 1994
..Redemption:                   Not applicable
..Listing:                      Not applicable

  6 1/2% subordinated notes, due 2003

..Principal amount of series:   $600,000,000
..Maturity date:                August 15, 2003
..Interest payment dates:       February 15 and August 15
..Record dates:                 January 31 and July 31
..Issuance date:                August 24, 1993
..Redemption:                   Not applicable
..Listing:                      Not applicable

  6 7/8% subordinated notes, due 2005

..Principal amount of series:   $400,000,000
..Maturity date:                February 15, 2005
..Interest payment dates:       February 15 and August 15
..Record dates:                 January 31 and July 31
..Issuance date:                March 2, 1993
..Redemption:                   Not applicable
..Listing:                      Not applicable

  Subordinated Medium-Term Notes, Series B

   As of the date of this prospectus, $175.0 million aggregate principal amount of the Company's Subordinated Medium-Term Notes, Series B (the "1992 Company Subordinated Medium-Term Notes") is issued and outstanding under the 1992 Company Subordinated Indenture, as indicated in the table below. In this table, we specify the following terms of these Company Subordinated Medium-Term Notes:

    .  Original issuance date;

    .  Principal amount outstanding;

    .  Maturity date;

    .  Interest rate; and

    .  Redemption/Repayment terms, if any.

   The 1992 Company Subordinated Medium-Term Notes are not redeemable unless a redemption date is indicated in the tables below. Unless otherwise indicated below, the 1992 Company Subordinated Medium-Term Notes that may be redeemed are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE     INTEREST RATE       REDEMPTION/REPAYMENT TERMS
-----------------   --------------   -----------------   -------------   -----------------------------------
November 2, 1993    $   75,000,000   August 15, 2003     6.200%          None
November 17, 1994   $  100,000,000   November 15, 2024   8.570%          Repayable at the holder's option on
                                                                         11/15/04 at 100% of the principal
                                                                         amount plus accrued interest

Outstanding 1989 Company Subordinated Securities

   The principal terms of each series of 1989 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  10.20% subordinated notes, due 2015

..Principal amount of series:   $200,000,000
..Maturity date:                July 15, 2015
..Interest payment dates:       January 15 and July 15
..Record dates:                 December 31 and June 30
..Issuance date:                July 31, 1990
..Redemption:                   Not applicable
..Listing:                      Not applicable

  9 3/8% subordinated notes, due 2009

.. Principal amount of series:    $400,000,000
.. Maturity date:                 September 15, 2009
.. Interest payment dates:        March 15 and September 15
.. Record dates:                  February 28/29 and August 31
.. Issuance date:                 September 27, 1989
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

Concerning the Trustees

   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for certain series of our outstanding indebtedness under other indentures.

                          BANKAMERICA DEBT SECURITIES

   In connection with our merger with BankAmerica Corporation ("old BankAmerica") in 1998, we assumed the obligations of old BankAmerica with respect to the senior debt securities described below (the "BankAmerica Senior Securities") and the subordinated debt securities described below (the "BankAmerica Subordinated Securities," and together with the BankAmerica Senior Securities, the "BankAmerica Debt Securities"). The BankAmerica Debt Securities were issued under the indentures referred to in the following paragraphs (the "BankAmerica Indentures"). The following summary of the provisions of the BankAmerica Debt Securities and the BankAmerica Indentures is not complete and is qualified in its entirety by the provisions of the applicable BankAmerica Indentures. These BankAmerica Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

   We issued BankAmerica Senior Securities under an Indenture dated November 1, 1991 (as supplemented, the "BankAmerica Senior Indenture") between old BankAmerica and U.S. Bank Trust, N.A., as successor trustee.

   We issued the BankAmerica Subordinated Securities under two separate indentures (together referred to as the "BankAmerica Subordinated Indentures"). We refer to the BankAmerica Subordinated Securities issued under the Indenture dated November 1, 1991 (as supplemented, the "1991 BankAmerica Subordinated Indenture") between old BankAmerica and J.P. Morgan Trust Company, National Association, as successor trustee, as the "1991 BankAmerica Subordinated Securities." We refer to the BankAmerica Subordinated Securities issued under the Indenture dated September 1, 1990 (as supplemented, the "1990 BankAmerica Subordinated Indenture") between old BankAmerica and J.P. Morgan Trust Company, National Association, as successor trustee, as the "1990 BankAmerica Subordinated Securities."

BankAmerica Senior Securities

   We describe below certain provisions of the BankAmerica Senior Indenture that are relevant to the series of BankAmerica Senior Securities outstanding.

   Sale or Issuance of Voting Stock, Merger or Sale of Assets of Bank. The BankAmerica Senior Indenture provides that we:

    . may not sell, transfer or otherwise dispose of the voting stock of Bank of America, N.A., or allow Bank of America, N.A. to issue, sell or otherwise dispose of any of its voting stock, unless it remains a Controlled Subsidiary (as defined below);

    . may not permit Bank of America, N.A. to merge or consolidate unless the surviving entity is a Controlled Subsidiary; and

    . may not permit Bank of America, N.A. to transfer its property and assets substantially as an entirety to another person, except to a Controlled Subsidiary.

   The BankAmerica Senior Indenture defines "Controlled Subsidiary" as any corporation with respect to which we directly own more than 80% of its voting stock, except for directors' qualifying shares.

   Liens. The BankAmerica Senior Indenture also prohibits us from creating, assuming, incurring or suffering to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance or lien or charge of any kind upon the voting stock of Bank of America, N.A. (other than directors' qualifying shares) without effectively providing that the BankAmerica Senior Se-curities shall be secured equally and ratably with (or prior to) such indebtedness. However, we may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance or lien or charge without regard to this restriction as long as we will continue to own at least 80% of the voting stock of Bank of America, N.A. free and clear of any such mortgage, pledge, encumbrance or lien or charge.

   Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding BankAmerica Senior Securities of any series affected may waive compliance with the two covenants described above with respect to that series of securities before the time for compliance with the covenants.

   Modification of the Indenture. We and the trustee may modify the BankAmerica Senior Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding BankAmerica Senior Securities of each series affected by the modification (or, with respect to a change in the required ownership set forth in the definition of "Controlled Subsidiary" from 80% to a majority, the consent of the holders of a majority in principal amount of each series of BankAmerica Senior Securities outstanding). However, without the consent of the holder of each outstanding BankAmerica Senior Security affected, no modification may:

    . change the maturity of the principal of or any installment of principal of or interest on any security, reduce the amount of principal or interest or premium payable on any security, or change our obligation to pay additional amounts as provided in the BankAmerica Senior Indenture, or reduce the amount of principal of any BankAmerica Senior Security issued with OID that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal or interest is payable, or impair the right to institute suit for enforcement of any such payment on or after the maturity date or redemption or repayment date, as applicable; or

    . reduce the percentage of outstanding securities that is required to consent to modification of or to constitute a quorum under the BankAmerica Senior Indenture or to any waiver of its covenants or past defaults thereunder; or

    . modify in a manner adverse to the holders the provisions of the BankAmerica Senior Indenture with respect to modification or to any waiver of covenants or past defaults.

   We and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding BankAmerica Senior Securities.

   For purposes of determining the required principal amount of the BankAmerica Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BankAmerica Senior Indenture, the principal amount of any BankAmerica Senior Security issued with OID is the amount determined by the trustee that could be declared due and payable at such time pursuant to the terms of the security.

   Defaults and Rights of Acceleration. The BankAmerica Senior Indenture defines an event of default with respect to a series of BankAmerica Senior Securities as any one of the following events:

    . our failure to pay principal or any premium when due on any BankAmerica Senior Securities of that series;

    . our failure to pay interest on any BankAmerica Senior Securities of that series, within 30 days after the interest becomes due;

    . our breach of any of our other covenants contained in the BankAmerica Senior Indenture that is not cured within 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all BankAmerica Senior Securities of that series then outstanding if affected by the breach; and

    . certain events involving our bankruptcy, insolvency, or liquidation or the bankruptcy, insolvency, or liquidation of Bank of America, N.A.

   If an event of default with respect to a series of BankAmerica Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankAmerica Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankAmerica Senior Securities of that series, and accrued but unpaid interest, to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankAmerica Senior Securities of such series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

   Collection of Indebtedness. If we fail to pay the principal of or premium on any BankAmerica Senior Securities or if we are over 30 days late on an interest payment on any such securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder also may file suit to enforce our obligation to make payment of principal, any premium or interest, when due on any BankAmerica Senior Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the BankAmerica Senior Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BankAmerica Senior Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustee a certificate stating that we are not in default under any of the terms of the BankAmerica Senior Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of U.S. Bank Trust, N.A. in the City of New York as the place where the BankAmerica Senior Securities may be presented for payment.

Outstanding BankAmerica Senior Securities

   As of the date of this prospectus, $225.0 million aggregate principal amount of the BankAmerica Senior Medium-Term Notes, Series I (the "BankAmerica Senior Series I Notes") is outstanding under the BankAmerica Senior Indenture, as indicated in the table below. In this table we specify the following terms of these BankAmerica Senior Series I Notes:

    .  Original issuance date;

    .  Principal amount outstanding;

    .  Maturity date;

    .  Interest rate; and

    .  Redemption/Repayment terms, if any.

   The interest rate bases or formulas applicable to BankAmerica Senior Series I Notes that bear interest at floating rates also are indicated in the table below. The BankAmerica Senior Series I Notes are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, BankAmerica Senior Series I Notes that may be redeemed are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

    ORIGINAL          PRINCIPAL
  ISSUANCE DATE        AMOUNT          MATURITY DATE      INTEREST RATE    REDEMPTION/REPAYMENT TERMS
-----------------   --------------   -----------------   ---------------   --------------------------
April 29, 1996      $   50,000,000   May 1, 2006         7.100%            None
May 12, 1995        $  150,000,000   May 12, 2005        7.125%            None
November 25, 1996   $   25,000,000   November 25, 2003   LIBOR Telerate    None
                                                         plus 26.0 bps,
                                                         subject to a
                                                         maximum rate of
                                                         9.500%; reset
                                                         quarterly

BankAmerica Subordinated Securities

   We describe below certain provisions of the BankAmerica Subordinated Indentures that are relevant to the series of BankAmerica Subordinated Securities outstanding.

   Subordination. The BankAmerica Subordinated Securities are subordinated in right of payment to all of our "senior debt." The BankAmerica Subordinated Indentures define "senior debt" as any obligation of ours to creditors whether outstanding at the date of the respective indenture or subsequently incurred other than (1) any obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligation is not senior debt, and (2) obligations evidenced by the securities under that indenture.

   If we default in the payment of principal, premium or interest on any senior debt that is not remedied, and we receive notice of this default from the holders of senior debt or any trustee for the senior debt, we will not be able to make any principal, premium or interest payments on the BankAmerica Subordinated Securities or redeem, repurchase or otherwise acquire the BankAmerica Subordinated Securities. In addition, in the event of certain events involving our bankruptcy, insolvency or liquidation, or the bankruptcy, insolvency or liquidation of our creditors or property, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the BankAmerica Subordinated Securities until our senior debt is paid in full.

   If such amounts were previously paid to the holders of BankAmerica Subordinated Securities or the trustee under the applicable BankAmerica Subordinated Indenture notwithstanding the limitations described above, the holders of senior debt shall have first rights to such amounts previously paid.

   Upon payment in full of all senior debt, the holders of BankAmerica Subordinated Securities will be subrogated to the rights of the holders of senior debt to receive further payments or distributions of our assets.

   Sale or Issuance of Voting Stock, Merger or Sale of Assets of Bank. The 1990 BankAmerica Subordinated Indenture and, with respect to securities issued prior to September 8, 1992, the 1991 BankAmerica Subordinated Indenture, provide that we:

    . may not sell, transfer or otherwise dispose of the voting stock of Bank of America, N.A., or allow Bank of America, N.A. to issue, sell or otherwise dispose of any of its voting stock, unless it remains a Controlled Subsidiary (as defined below);

    . may not permit Bank of America, N.A. to merge or consolidate unless the surviving entity is a Controlled Subsidiary; and

    . may not permit Bank of America, N.A. to transfer its property and assets substantially as an entirety to another person, except to a Controlled Subsidiary.

   The BankAmerica Subordinated Indentures define "Controlled Subsidiary" as any corporation with respect to which we directly own more than 80% of its voting stock, except for directors' qualifying shares.

   This covenant is not applicable with respect to any series of the 1991 BankAmerica Subordinated Securities issued after September 8, 1992.

   Waiver of Covenants. Under each BankAmerica Subordinated Indenture, the holders of 66 2/3% in principal amount of the outstanding BankAmerica Subordinated Securities of any series affected may waive compliance with the covenant described above with respect to that series of securities before the time for compliance with the covenant.

   Modification of the Indentures. Under each BankAmerica Subordinated Indenture, we and the trustee may modify the indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding BankAmerica Subordinated Securities of each series affected by the modification (or, with respect to a change in the required ownership set forth in the definition of "Controlled Subsidiary" from 80% to a majority, the consent of the holders of a majority in principal amount of each series of BankAmerica Subordinated Securities outstanding to which the covenant described above under "Sale or Issuance of Voting Stock, Merger or Sale of Assets of Bank" is applicable). However, without the consent of the holder of each outstanding BankAmerica Subordinated Security affected, no modification may:

    . change the maturity of the principal of or any installment of principal of or interest on any security, reduce the amount of principal or interest or premium payable on any security, or change our obligation to pay additional amounts as provided in the respective indenture, or reduce the principal amount of an OID Debt Security that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal or interest is payable, or impair the right to institute suit for enforcement of any such payment on or after the maturity date or redemption or repayment date, as applicable; or

    . reduce the percentage of outstanding securities that is required to consent to modification of or to constitute a quorum under the applicable indenture or to any waiver of its covenants or past defaults thereunder; or

    . modify in a manner adverse to the holders the provisions of the applicable Bank America Subordinated Indenture with respect to modification, waiver of covenants or waiver of past defaults.

Furthermore, no modification of the subordination provisions that adversely affects the holders of senior debt may be made without the consent of all the holders of senior debt outstanding.

   We and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

   For purposes of determining the required principal amount of the BankAmerica Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under either BankAmerica Subordinated Indenture, the principal amount of any BankAmerica Subordinated Security issued with OID is that amount determined by the trustee that could be declared due and payable at such time pursuant to the terms of the security.

   Defaults and Rights of Acceleration. The BankAmerica Subordinated Indentures define an event of default with respect to a series of BankAmerica Subordinated Securities as certain events involving our bankruptcy (or, with respect to any 1990 BankAmerica Subordinated Securities, or any 1991 BankAmerica Subordinated Securities issued before September 8, 1992, certain events involving our insolvency or liquidation, or the bankruptcy, insolvency or liquidation of Bank of America, N.A.), or any other event of default provided with respect to that series of BankAmerica Subordinated Securities.

   If an event of default with respect to a series of BankAmerica Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankAmerica Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankAmerica Subordinated Securities of that series, and accrued but unpaid interest, to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankAmerica Subordinated Securities of such series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

   Payment of principal of the BankAmerica Subordinated Securities may not be accelerated in the case of a default in the payment of principal or any premium or interest or any other amounts or the performance of any of our other covenants.

   Collection of Indebtedness. If we fail to pay the principal of or premium on any BankAmerica Subordinated Securities, or if we are over 30 days late on an interest payment on such securities, or if we breach any of our other covenants applicable to a series of securities under either BankAmerica Subordinated Indenture that is not cured within 30 days after notice of the breach is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder also may file suit to enforce our obligation to make payment of principal, any premium or interest when due on any BankAmerica Subordinated Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the BankAmerica Subordinated Securities of any series then outstanding under a BankAmerica Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture with respect to that series, but the trustee will be entitled to receive from the holders reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the applicable trustee a certificate stating that we are not in default under any of the terms of the respective BankAmerica Subordinated Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of U.S. Bank Trust, N.A. in the City of New York as the place where the BankAmerica Subordinated Securities may be presented for payment.

Outstanding 1991 BankAmerica Subordinated Securities

   The principal terms of each series of 1991 BankAmerica Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series or, for floating rate securities, as otherwise described, and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  6 1/4% subordinated notes, due 2008

.. Principal amount of series:    $250,000,000
.. Maturity date:                 April 1, 2008
.. Interest payment dates:        April 1 and October 1
.. Record dates:                  March 15 and September 15
.. Issuance date:                 March 19, 1998
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  6 5/8% subordinated notes, due 2007

.. Principal amount of series:    $250,000,000
.. Maturity date:                 October 15, 2007
.. Interest payment dates:        April 15 and October 15
.. Record dates:                  March 31 and September 30
.. Issuance date:                 October 7, 1997
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  6 5/8% subordinated notes, due 2007

.. Principal amount of series:    $350,000,000
.. Maturity date:                 August 1, 2007
.. Interest payment dates:        February 1 and August 1
.. Record dates:                  January 15 and July 15
.. Issuance date:                 July 30, 1997
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 1/8% subordinated notes, due 2009

.. Principal amount of series:    $300,000,000
.. Maturity date:                 March 1, 2009
.. Interest payment dates:        March 1 and September 1
.. Record dates:                  February 15 and August 15
.. Issuance date:                 March 4, 1997
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 1/8% subordinated notes, due 2011

.. Principal amount of series:    $250,000,000
.. Maturity date:                 October 15, 2011
.. Interest payment dates:        April 15 and October 15
.. Record dates:                  April 1 and October 1
.. Issuance date:                 October 24, 1996
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 1/8% subordinated notes, due 2006

.. Principal amount of series:    $250,000,000
.. Maturity date:                 May 1, 2006
.. Interest payment dates:        May 1 and November 1
.. Record dates:                  April 15 and October 15
.. Issuance date:                 May 2, 1996
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  6.20% subordinated notes, due 2006

.. Principal amount of series:    $250,000,000
.. Maturity date:                 February 15, 2006
.. Interest payment dates:        February 15 and August 15
.. Record dates:                  February 1 and August 1
.. Issuance date:                 February 13, 1996
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  6.75% subordinated notes, due 2005

.. Principal amount of series:    $200,000,000
.. Maturity date:                 September 15, 2005
.. Interest payment dates:        March 15 and September 15
.. Record dates:                  March 1 and September 1
.. Issuance date:                 September 12, 1995
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7 5/8% subordinated notes, due 2004

.. Principal amount of series:    $250,000,000
.. Maturity date:                 June 15, 2004
.. Interest payment dates:        June 15 and December 15
.. Record dates:                  June 1 and December 1
.. Issuance date:                 June 17, 1994
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  7.20% subordinated notes, due 2006

.. Principal amount of series:    $300,000,000
.. Maturity date:                 April 15, 2006
.. Interest payment dates:        April 15 and October 15
.. Record dates:                  April 1 and October 1
.. Issuance date:                 April 4, 1994
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  Floating Rate subordinated notes, due 2003

.. Principal amount of series:    $150,000,000
.. Maturity date:                 August 15, 2003
.. Interest rate basis:           Greater of (i) 3-month LIBOR plus 5
                                 bps or (ii) 4.20%
.. Interest payment dates:        February 15, May 15, August 15 and
                                 November 15
.. Record dates:                  January 31, April 30, July 31 and
                                 October 31
.. Issuance date:                 August 16, 1993
.. Redemption:                    Not applicable
.. Listing:                       Not applicable

  6 7/8% subordinated notes, due 2003

..Principal amount of series:   $350,000,000
.. Maturity date:               June 1, 2003
.. Interest payment dates:      June 1 and December 1
.. Record dates:                May 15 and November 15
.. Issuance date:               June 1, 1993
.. Redemption:                  Not applicable
.. Listing:                     Not applicable

  6.85% subordinated notes, due 2003

..Principal amount of series:   $250,000,000
.. Maturity date:               March 1, 2003
.. Interest payment dates:      March 1 and September 1
.. Record dates:                February 15 and August 15
.. Issuance date:               March 5, 1993
.. Redemption:                  Not applicable
.. Listing:                     Not applicable

  7 7/8% subordinated notes, due 2002

..Principal amount of series:   $250,000,000
.. Maturity date:               December 1, 2002
.. Interest payment dates:      June 1 and December 1
.. Record dates:                May 15 and November 15
.. Issuance date:               November 25, 1992
.. Redemption:                  Not applicable
.. Listing:                     Not applicable

  7 1/2% subordinated notes, due 2002

..Principal amount of series:   $300,000,000
..Maturity date:                October 15, 2002
..Interest payment dates:       April 15 and October 15
..Record dates:                 April 1 and October 1
..Issuance date:                October 6, 1992
..Redemption:                   Not applicable
..Listing:                      Not applicable

  7.20% subordinated notes, due 2002

..Principal amount of series:   $250,000,000
..Maturity date:                September 15, 2002
..Interest payment dates:       March 15 and September 15
..Record dates:                 March 1 and September 1
..Issuance date:                September 15, 1992
..Redemption:                   Not applicable
..Listing:                      Not applicable

Outstanding 1990 BankAmerica Subordinated Securities

   The principal terms of each series of 1990 BankAmerica Subordinated Securities issued and outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  9.20% subordinated notes, due 2003

..Principal amount of series:   $100,000,000
..Maturity date:                May 15, 2003
..Interest payment dates:       May 15 and November 15
..Record dates:                 May 1 and November 1
..Issuance date:                May 15, 1991
..Redemption:                   Not applicable
..Listing:                      Not applicable

  10.00% subordinated notes, due 2003

..Principal amount of series:   $100,000,000
..Maturity date:                February 1, 2003
..Interest payment dates:       February 1 and August 1
..Record dates:                 January 15 and July 15
..Issuance date:                January 31, 1991
..Redemption:                   Not applicable
..Listing:                      Not applicable

Concerning the Trustees

   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with U.S. Bank Trust, N.A. and J.P. Morgan Trust Company, National Association and their affiliated entities in the ordinary course of business. U.S. Bank Trust, N.A. also serves as trustee for series of our outstanding indebtedness under the 1990 Barnett Subordinated Indenture described below.

                            BARNETT DEBT SECURITIES

   In connection with our acquisition of Barnett Banks, Inc. ("Barnett") in 1998, we assumed the obligations of Barnett with respect to the subordinated debt securities described below (the "Barnett Subordinated Securities"). The Barnett Subordinated Securities were issued under the indentures referred to in the following paragraph (the "Barnett Subordinated Indentures"). The following summary of the provisions of the Barnett Subordinated Securities and the Barnett Subordinated Indentures is not complete and is qualified in its entirety by the provisions of the applicable Barnett Subordinated Indentures. These Barnett Subordinated Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

   We issued the Barnett Subordinated Securities under two separate indentures. We refer to the Barnett Subordinated Securities issued under the Indenture dated March 16, 1995 (the "1995 Barnett Subordinated Indenture") between Barnett and JPMorgan Chase Bank, as trustee, as the "1995 Barnett Subordinated Securities." We refer to the Barnett Subordinated Securities issued under the Indenture dated October 19, 1990 (as supplemented, the "1990 Barnett Subordinated Indenture") between Barnett and U.S. Bank Trust, N.A, as successor trustee, as the "1990 Barnett Subordinated Securities."

Barnett Subordinated Securities

   We describe certain provisions of the Barnett Subordinated Indentures that are relevant to the series of Barnett Subordinated Securities outstanding.

   Subordination. The Barnett Subordinated Securities are subordinated in right of payment to all of our "senior indebtedness." The 1995 Barnett Subordinated Indenture defines "senior indebtedness" as the principal of and any premium and interest on all our indebtedness for money borrowed (defined as any obligation of, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets) and all our indebtedness for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, in each case that were outstanding on the date of the 1995 Barnett Subordinated Indenture or were created, assumed or incurred after that date, and all deferrals, renewals or extensions of that indebtedness, except the obligations under the 1995 Barnett Subordinated Indenture, our subordinated indebtedness existing at the date of the 1995 Barnett Subordinated Indenture and other indebtedness that by its terms provides that it is not superior to, or ranks equally with, the 1995 Barnett Subordinated Securities. The 1990 Barnett Subordinated Indenture defines "senior indebtedness" as any obligation of us to our creditors, whether outstanding on the date of the 1990 Barnett Subordinated Indenture or subsequently incurred, except the obligations under the 1990 Barnett Subordinated Indenture and any other obligation that by its terms provides that it is not "senior indebtedness."

   Under each Barnett Subordinated Indenture, if we default in the payment of principal, premium or interest on any senior indebtedness that is not remedied, and we receive notice of this default from the holders of senior indebtedness or any trustee for the senior indebtedness, we will not be able to make any principal, premium or interest payments on the Barnett Subordinated Securities or redeem, repurchase or otherwise acquire the Barnett Subordinated Securities. In addition, in the event of certain events involving our bankruptcy, insolvency or liquidation, or the bankruptcy, insolvency or liquidation of our creditors or property, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the Barnett Subordinated Securities until our senior indebtedness is paid in full.

   If such amounts were previously paid to the holders of Barnett Subordinated Securities or the trustee of the applicable Barnett Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness shall have first rights to such amounts previously paid.

   Upon payment in full of all senior indebtedness, the holders of Barnett Subordinated Securities will be subrogated to the rights of the holders of senior indebtedness to receive further payments or distributions of our assets.

   Sale or Issuance of Voting Stock, Merger or Sale of Assets of Banks. The 1990 Barnett Subordinated Indenture provides that we:

    . may not sell, assign, transfer or otherwise dispose of the voting stock of, or securities convertible into or options, warrants or rights to subscribe for or purchase the voting stock of, a Major Constituent Bank (as defined below), or allow a Major Constituent Bank to issue any voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase its voting stock, unless in each case it remains a Controlled Subsidiary (as defined below), with the following exceptions:

       o sales, assignments or dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction or made as a condition imposed by such court or authority to our acquisition, directly or indirectly, of any other corporation or entity; and

       o sales, assignments or dispositions when the proceeds are, within a reasonable period of time, invested pursuant to an understanding or agreement in principal reached at the time of sale, assignment or disposition in a Controlled Subsidiary (including any person which upon such investment becomes a Controlled Subsidiary) engaged in a banking business or any other business then legally permissible for bank holding companies;

    . may not permit a Major Constituent Bank to merge or consolidate unless the surviving entity is a Controlled Subsidiary; or

    . may not permit a Major Constituent Bank to lease, sell or transfer all or substantially all its property and assets to another person, except to a Controlled Subsidiary.

   The 1990 Barnett Subordinated Indenture defines a "Major Constituent Bank" as any bank with total assets equal to 10% of our consolidated banking assets. At present, Bank of America, N.A. is our only Major Constituent Bank. The 1990 Barnett Subordinated Indenture defines "Controlled Subsidiary" as any subsidiary with respect to which we own, directly or indirectly, more than 80% of its voting stock.

   Liens. The 1990 Barnett Subordinated Indenture also prohibits us from creating, assuming, incurring or suffering to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any voting stock of any Major Constituent Bank owned by us, directly or indirectly, if, treating such pledge, encumbrance or lien as a transfer of the voting stock to the secured party, we would own, directly or indirectly, 80% or less of the voting stock of that Major Constituent Bank.

   Waiver of Covenants. Under each Barnett Subordinated Indenture, the holders of a majority in principal amount of the outstanding Barnett Subordinated Securities of any series affected may waive compliance with certain covenants or conditions of that indenture (including, in the case of the 1990 Barnett Subordinated Indenture, the covenants described above) with respect to that series before the time for compliance with the covenants.

   Modification of the Indentures. Under each Barnett Subordinated Indenture, we and the trustee may modify the indenture with the consent of the holders of a majority in principal amount of the outstanding Barnett Subordinated Securities of each series affected by the modification. However, without the consent of the holder of each outstanding Barnett Subordinated Security affected, no modification may:

    . change the maturity of the principal of or any installment of interest on any security, reduce the amount of principal or interest or redemption premium payable on any security, or reduce the principal amount of an OID Debt Security that would be due upon acceleration of maturity, or change the currency in which any principal, premium or interest is denominated or payable, or impair the right to institute suit for enforcement of any payment on or after the maturity date or redemption date, as applicable; or

    . reduce the percentage of outstanding securities that is required to consent to modification of the applicable indenture or to any waiver of its covenants or past defaults thereunder; or

    . modify in a manner adverse to the holders the provisions of the applicable Barnett Subordinated Indenture with respect to modification, waiver of covenants or waiver of past defaults.

   We and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Barnett Subordinated Securities.

   Defaults and Rights of Acceleration. The Barnett Subordinated Indentures define an event of default with respect to a series of Barnett Subordinated Securities as certain events involving our bankruptcy or insolvency (or, under the 1990 Barnett Subordinated Indenture, our liquidation), or any other event of default specified with respect to that series of Barnett Subordinated Securities. If an event of default with respect to a series of Barnett Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Barnett Subordinated Securities of that series may declare the principal amount, or if the securities are OID Debt Securities, a specified portion of the principal amount, of all Barnett Subordinated Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding Barnett Subordinated Securities of such series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

   Payment of principal of the Barnett Subordinated Securities may not be accelerated in the case of a default in the payment of principal or any premium or interest or any other amounts or the performance of any of our other covenants.

   Collection of Indebtedness. If we fail to pay the principal of or premium on any Barnett Subordinated Securities, or if we are over 30 days late on an interest payment on any such securities, or if we breach the covenants described above with respect to the 1990 Barnett Subordinated Indenture, or if we breach any of our other covenants applicable to a series of securities under either Barnett Subordinated Indenture that is not cured within 90 days after notice of the breach is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder also may file suit to enforce our obligation to make payment of principal, any premium or interest when due on any Barnett Subordinated Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the Barnett Subordinated Securities of any series then outstanding under a Barnett Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the applicable trustee a certificate stating that we are not in default under any of the terms of the respective Barnett Subordinated Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of JPMorgan Chase Bank in the City of New York as the place where the 1995 Barnett Subordinated Securities may be presented for payment and the principal corporate trust offices of U.S. Bank Trust, N.A. in the City of New York as the place where the 1990 Barnett Subordinated Securities may be presented for payment.

Outstanding 1995 Barnett Subordinated Securities

   The principal terms of the series of 1995 Barnett Subordinated Securities outstanding under the 1995 Barnett Subordinated Indenture as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  6.90% subordinated notes, due 2005

 . Principal amount of series: $150,000,000
 . Maturity date:              September 1, 2005
 . Interest payment dates:     March 1 and September 1
 . Record dates:               February 14/15 and August 17
 . Issuance date:              September 8, 1995
 . Redemption:                 Not applicable
 . Listing:                    Not applicable

Outstanding 1990 Barnett Subordinated Securities

   The principal terms of each series of 1990 Barnett Subordinated Securities outstanding under the 1990 Barnett Subordinated Indenture as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  8 1/2% subordinated notes, due 2007

 . Principal amount of series: $100,000,000
 . Maturity date:              January 15, 2007
 . Interest payment dates:     January 15 and July 15
 . Record dates:               January 1 and July 1
 . Issuance date:              January 28, 1992
 . Redemption:                 Not applicable
 . Listing:                    New York Stock Exchange

  9.83% Series B, subordinated medium-term notes, due 2003

 . Principal amount of series: $500,000
 . Maturity date:              May 30, 2003
 . Interest payment dates:     February 15 and August 15
 . Record dates:               February 1 and August 1
 . Issuance date:              May 29, 1991
 . Redemption:                 Not applicable
 . Listing:                    Not applicable

  10 7/8% subordinated notes, due 2003

 . Principal amount of series: $55,000,000
 . Maturity date:              March 15, 2003
 . Interest payment dates:     March 15 and September 15
 . Record dates:               March 1 and September 1
 . Issuance date:              March 14, 1991
 . Redemption:                 Not applicable
 . Listing:                    New York Stock Exchange

Concerning the Trustees


   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with U.S. Bank Trust, N.A. and JPMorgan Chase Bank and their affiliated entities in the ordinary course of business. U.S. Bank Trust, N.A. also serves as trustee for series of our outstanding indebtedness under the BankAmerica Senior Indenture described above, and JPMorgan Chase Bank also serves as trustee for series of our outstanding indebtedness under the 1989 Boatmen's Subordinated Indenture described below.

                           BOATMEN'S DEBT SECURITIES

   In connection with our acquisition of Boatmen's Bancshares, Inc. ("Boatmen's") in 1997, we assumed the obligations of Boatmen's with respect to the subordinated debt securities described below (the "Boatmen's Subordinated Securities"). The Boatmen's Subordinated Securities were issued under the Indenture dated October 2, 1989 (as supplemented, the "1989 Boatmen's Subordinated Indenture") between Boatmen's and JPMorgan Chase Bank, as successor trustee. The following summary of the provisions of the Boatmen's Subordinated Securities and Boatmen's Subordinated Indenture is not complete and is qualified in its entirety by the provisions of the Boatmen's Subordinated Indenture. The Boatmen's Subordinated Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Boatmen's Subordinated Securities

   We describe below certain provisions of the Boatmen's Subordinated Indenture that are relevant to the series of Boatmen's Subordinated Securities outstanding.

   Subordination. The Boatmen's Subordinated Securities are subordinated in right of payment to all of our senior indebtedness. With respect to any series of Boatmen's Subordinated Securities issued prior to March 18, 1993, the Boatmen's Subordinated Indenture defines "senior indebtedness" as the principal of, premium, if any, and interest on all indebtedness for money borrowed, whether outstanding on the date the Boatmen's Subordinated Indenture was executed or thereafter created, assumed or incurred, and all deferrals, renewals or extensions of any such senior indebtedness, other than any indebtedness that by its terms provides that it is not senior in right of payment to, or that it ranks equally with, the Boatmen's Subordinated Securities.

   With respect to any series of Boatmen's Subordinated Securities issued after March 18, 1993, the Boatmen's Subordinated Indenture defines "senior indebtedness" as:

    . the principal of, premium, if any, and interest on all indebtedness for money borrowed, whether outstanding at March 18, 1993 or subsequently incurred (except any such obligation that expressly states that it is not superior to a series of Boatmen's Subordinated Securities issued after March 18, 1993, or ranks equally therewith);

    . all obligations to make payment pursuant to the terms of financial instruments, such as (1) securities contracts and foreign currency exchange contracts, (2) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (3) similar financial instruments (except any such obligation that expressly states that it is not superior to a series of Boatmen's Subordinated Securities issued after March 18, 1993, or ranks equally therewith);

    . any indebtedness or obligation of others of the kind described above for the payment of which we are responsible or liable as guarantor or otherwise; and

    . all deferrals, renewals or extensions of such indebtedness or obligations.

   If there is a default or event of default that would allow acceleration of maturity of any senior indebtedness that is not remedied, or if we have not made full payment of all amounts then due for principal, any premium, any sinking funds and interest on the senior indebtedness, we will not be able make any principal or interest payment on the Boatmen's Subordinated Securities.

   If there is such an event of default, or if we make a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, interest or sinking fund payments will be paid to holders of senior indebtedness before any holders of Boatmen's Subordinated Indebtedness are paid. If such amounts were previously paid to the holders of Boatmen's Subordinated Securities or the trustee under the Boatmen's Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness shall have first rights to such amounts previously paid.

   Upon payment in full of all senior indebtedness, the holders of Boatmen's Subordinated Securities will be subrogated to the rights of the holders of senior indebtedness to receive further payments or distributions of our assets. For purposes of this subrogation, (1) Boatmen's Subordinated Securities issued prior to March 18, 1993 will be subrogated ratably with all our other indebtedness that by its terms is not superior to, and ranks equally with, such Boatmen's Subordinated

Securities and is entitled to like rights of subrogation, and (2) Boatmen's Subordinated Securities issued after March 18, 1993 will be subrogated ratably with all our other indebtedness that by its terms is not superior to, and ranks equally with, such Boatmen's Subordinated Securities and is entitled to like rights of subrogation.

   Sale or Issuance of Voting Stock, Merger or Sale of Assets of Subsidiaries. The Boatmen's Subordinated Indenture provides that we:

    . may not, and may not allow any Principal Subsidiary (as defined below) to, issue, sell, transfer, assign, pledge or otherwise dispose of the capital stock of, or any securities convertible or exchangeable into capital stock of, any Principal Subsidiary unless, after giving effect to the disposition and to conversion of any securities convertible into capital stock, we would own at least 80% of each class of capital stock of such Principal Subsidiary; and

    . may not permit any Principal Subsidiary to merge or consolidate or convey or transfer substantially all of its assets unless, after giving effect to the transaction and to conversion of any securities convertible into capital stock, we would own at least 80% of each class of capital stock of the surviving or transferee entity.

   The Boatmen's Subordinated Indentures defines "Principal Subsidiary" as any subsidiary with total assets equal to 10% or more of our total consolidated assets. At present, Bank of America, N.A. is our only Principal Subsidiary.

   This covenant is not applicable with respect to any series of the Boatmen's Subordinated Securities issued after March 18, 1993.

   Waiver of Covenants. Under the Boatmen's Subordinated Indenture, the holders of a majority in principal amount of the outstanding Boatmen's Subordinated Securities of all series affected (with securities issued prior to March 18, 1993 voting as a separate class and securities issued after March 18, 1993 voting as a separate class) may waive compliance with covenants or conditions of the Boatmen's Subordinated Indenture with respect to those series of securities before the time for compliance with the covenant or condition.

   Modification of the Indenture. We and the trustee may modify the Boatmen's Subordinated Indenture with the consent of the holders of at least a majority in principal amount of the outstanding Boatmen's Subordinated Securities of all series affected by the modification (with securities issued prior to March 18, 1993 voting as separate class and securities issued after March 18, 1993 voting as a separate class). However, no modification will extend the fixed maturity of, reduce the principal amount or redemption or other premium of, or reduce the rate or extend the time of payment of interest on, any security, or change the currency in which any security is payable, without the consent of the holder of each security affected by the modification. In addition, no modification will reduce the percentage of Boatmen's Subordinated Securities that is required to consent to modification without the consent of the holders of all securities outstanding.

   We and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Boatmen's Subordinated Securities.

   Defaults and Rights of Acceleration. With respect to any series of Boatmen's Subordinated Securities issued prior to March 18, 1993, the Boatmen's Subordinated Indenture defines an event of default as any one of the following events:

    . our failure to pay principal when due on the Boatmen's Subordinated Securities of that series;

    . our failure to pay interest on the Boatmen's Subordinated Securities of that series, within 30 days after the interest becomes due;

    . our breach of any of our other covenants contained in the Boatmen's Subordinated Indenture that is not cured within 90 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the Boatmen's Subordinated Securities of that series then outstanding if affected by the breach;

    .  certain events involving our bankruptcy, insolvency or liquidation; or

    . any other event of default provided with respect to that series of Boatmen's Subordinated Securities.

   With respect to any series of Boatmen's Subordinated Securities issued after March 18, 1993, the Boatmen's Subordinated Indenture defines an event of default as certain events related to our bankruptcy, insolvency, or liquidation, or the failure to pay principal at maturity.

   If an event of default with respect to a series of Boatmen's Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Boatmen's Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Boatmen's Subordinated Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding Boatmen's Subordinated Securities of such series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

   Payment of principal of any series of Boatmen's Subordinated Securities issued on or after March 18, 1993 may not be accelerated in the case of a default in the payment of interest or the performance of any of our other covenants.

   Collection of Indebtedness. If we fail to pay the principal of any Boatmen's Subordinated Securities or if we are over 30 days late on an interest payment on any such securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder also may file suit to enforce our obligation to make payment of principal and interest due on any Boatmen's Subordinated Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the Boatmen's Subordinated Securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Boatmen's Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustee a certificate stating that we are not in default under any of the terms of the Boatmen's Subordinated Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of The Bank of New York in the City of New York as the place where the Boatmen's Subordinated Securities may be presented for payment.

Outstanding Boatmen's Subordinated Securities

   The principal terms of each series of Boatmen's Subordinated Securities outstanding under the Boatmen's Subordinated Indenture as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  6 3/4% subordinated notes, due 2003

 . Principal amount of series: $100,000,000
 . Maturity date:              March 15, 2003
 . Interest payment dates:     March 15 and September 15
 . Record dates:               March 1 and September 1
 . Issuance date:              March 25, 1993
 . Redemption:                 Not applicable
 . Listing:                    Not applicable

  7 5/8% subordinated notes, due 2004

 . Principal amount of series: $100,000,000
 . Maturity date:              October 1, 2004
 . Interest payment dates:     April 1 and October 1
 . Record dates:               March 15 and September 15
 . Issuance date:              October 1, 1992
 . Redemption:                 Not applicable
 . Listing:                    Not applicable

  8 5/8% subordinated notes, due 2003

 . Principal amount of series: $50,000,000
 . Maturity date:              November 15, 2003
 . Interest payment dates:     May 15 and November 15
 . Record dates:               May 1 and November 1
 . Issuance date:              November 20, 1991
 . Redemption:                 Not applicable
 . Listing:                    Not applicable

Concerning the Trustees

   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with JPMorgan Chase Bank and its affiliated entities in the ordinary course of business. JPMorgan Chase Bank also serves as trustee for series of our outstanding indebtedness under the 1995 Barnett Subordinated Indenture described above.

                            SOVRAN DEBT SECURITIES

   In connection with our merger with C&S/Sovran Corporation in 1991, we assumed the obligations of Sovran Financial Corporation ("Sovran") with respect to the senior debt securities described below (the "Sovran Senior Securities"). The Sovran Senior Securities were issued under the Indenture dated April 16, 1986 (as supplemented, the "Sovran Senior Indenture") between Sovran and Deutsche Bank Trust Company Americas, as trustee. The following summary of the provisions of the Sovran Senior Securities and the Sovran Senior Indenture is not complete and is qualified in its entirety by the provisions of the Sovran Senior Indenture. This Sovran Senior Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Sovran Senior Securities

   We describe below certain provisions of the Sovran Senior Indenture that are relevant to the series of Sovran Senior Securities outstanding.

   Sale or Issuance of Capital Stock of Bank. The Sovran Senior Indenture prohibits the issuance, sale or other disposition of or the grant of a security interest in voting stock of, or securities convertible into or options, warrants, or rights to acquire voting stock of, Bank of America, N.A. (other than directors' qualifying shares or shares issued to us), with the following exceptions:

    . issuances, sales or other dispositions or grants of security interests for fair market value, if, after giving effect to the transaction and to conversion of any securities convertible into voting stock, we would own at least 80% of the voting stock of Bank of America, N.A.; and

    . issuances, sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by the court or authority to our acquisition of any other banking institution.

   This covenant does not prohibit Bank of America, N.A. from merging or consolidating with another bank if after the transaction we would own at least 80% of the voting stock of the other institution free and clear of any security interest and no event of default exists under the Sovran Senior Indenture.

   Waiver of Covenants. The holders of a majority in principal amount of the outstanding Sovran Senior Securities of any series affected may waive compliance with certain covenants or conditions of the Sovran Senior Indenture, including the covenant described above, with respect to that series of securities before the time for compliance with the covenants.

   Modification of the Indenture. We and the trustee may modify the Sovran Senior Indenture with the consent of the holders of at least a majority in principal amount of the outstanding Sovran Senior Securities of each series affected by the modification. However, without the consent of the holder of each outstanding Sovran Senior Security affected, no modification may:

    . change the maturity of the principal of or any installment of principal of or interest on any security, reduce the amount of principal or premium payable on, or the rate of interest on, any security, or reduce the principal amount of an OID Debt Security that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal, premium or interest is payable, or impair the right to institute suit for enforcement of any such payment on or after the maturity date or redemption date, as applicable; or

    . reduce the percentage of outstanding securities that is required to consent to modification of the Sovran Senior Indenture or to any waiver of its covenants or past defaults thereunder; or

    . modify in a manner adverse to the holders the provisions of the Sovran Senior Indenture with respect to modification or to any waiver of covenants or past defaults.

   We and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Sovran Senior Securities.

   Defaults and Rights of Acceleration. The Sovran Senior Indenture defines an event of default with respect to a series of Sovran Senior Securities as any one of the following events:

    . our failure to pay principal or any premium when due on any Sovran Senior Securities of that series;

    . our failure to pay interest on any Sovran Senior Securities of that series, within 30 days after the interest becomes due;

    . our breach of any of our other covenants contained in the Sovran Senior Indenture that is not cured within 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all Sovran Senior Securities of that series then outstanding if affected by the breach;

    . our default, or the default by Bank of America, N.A., under any indebtedness for money borrowed or any mortgage, indenture or other instrument evidencing a security interest with respect to indebtedness for money borrowed in an amount equal to or greater than $3,000,000, if the default is not remedied within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Sovran Senior Securities of that series;

    . certain events involving our bankruptcy, insolvency, or liquidation or the bankruptcy, insolvency or liquidation of Bank of America, N.A.; and

    . any other event of default provided with respect to that series of Sovran Senior Securities.

   If an event of default with respect to a series of Sovran Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Sovran Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Sovran Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding Sovran Senior Securities of such series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

   Collection of Indebtedness. If we fail to pay the principal of or premium on any Sovran Senior Securities, or if we are over 30 days late on an interest payment on any such securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder also may file suit to enforce our obligation to make payment of principal, any premium or interest when due on any Sovran Senior Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the Sovran Senior Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Sovran Senior Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustee a certificate stating that we are not in default under any of the terms of the Sovran Senior Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of The Bank of New York in the City of New York as the place where the Sovran Senior Securities may be presented for payment.

Outstanding Sovran Senior Securities

   The principal terms of the series of Sovran Senior Securities issued and outstanding under the Sovran Senior Indenture as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

  9 1/4% senior notes, due 2006

 .Principal amount of series: $125,000,000
 .Maturity date:              June 15, 2006
 .Interest payment dates:     June 15 and December 15
 .Record dates:               June 1 and December 1
 .Issuance date:              June 24, 1986
 .Redemption:                 Not applicable
 .Listing:                    Not applicable

Concerning the Trustee

   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with Deutsche Bank Trust Company Americas and its affiliated entities in the ordinary course of business. Bankers Trust Company also serves as trustee for series of our outstanding indebtedness under other indentures.

                       SECURITY PACIFIC DEBT SECURITIES

   In connection with our merger with old BankAmerica in 1998, we assumed the obligations of Security Pacific Corporation ("Security Pacific") with respect to the subordinated debt securities described below (the "Security Pacific Subordinated Securities"). The Security Pacific Subordinated Securities were issued under the Indenture dated December 10, 1990 (the "Security Pacific Subordinated Indenture") between Security Pacific and Bank One, N.A., as trustee. The following summary of the provisions of the Security Pacific Subordinated Securities and the Security Pacific Subordinated Indenture is not complete and is qualified in its entirety by the provisions of the Security Pacific Subordinated Indenture. This Security Pacific Subordinated Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Security Pacific Subordinated Securities

   We describe below certain provisions of the Security Pacific Subordinated Indenture that are relevant to the series of Security Pacific Subordinated Securities outstanding.

   Subordination. The Security Pacific Subordinated Securities are subordinated in right of payment to all of our senior indebtedness. The Security Pacific Subordinated Indenture defines "senior indebtedness" as any obligation to our creditors, whether outstanding at the date of the Security Pacific Subordinated Indenture or subsequently incurred, other than (1) any obligation as to which, in the creating instrument, it is provided that such obligation is not senior indebtedness or it is provided that such obligation is subordinated to senior indebtedness to substantially the same extent as described above and (2) securities issued under the Security Pacific Subordinated Indenture.

   If there is a default in the payment of any principal of or any premium, interest or sinking fund payment on any senior indebtedness that is not remedied and we receive notice of this default from the holders of senior indebtedness or the trustee for any senior indebtedness, we will not be able to make any principal, premium, interest, or sinking fund payments on the Security Pacific Subordinated Securities or redeem, repurchase or otherwise acquire the Security Pacific Subordinated Securities. In addition, in the event of certain events involving our bankruptcy, insolvency or liquidation, or the bankruptcy, insolvency or liquidation of our creditors or property, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to our Security Pacific Subordinated Securities until our senior indebtedness is paid in full.

   If such amounts were previously paid to the holders of Security Pacific Subordinated Securities or the trustee under the Security Pacific Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness shall have first rights to such amounts previously paid.

   Upon payment in full of all senior indebtedness, the holders of Security Pacific Subordinated Securities will be subrogated to the rights of the holders of senior indebtedness to receive further payments or distributions of our assets.

   Sale of Capital Stock of Bank. The Security Pacific Subordinated Indenture prohibits the sale of capital stock of Bank of America, N.A. (other than directors' qualifying shares) or of any subsidiary that owns capital stock of Bank of America, N.A., and also prohibits the payment of any dividend or other distribution in shares of capital stock of Bank of America, N.A. or of any subsidiary that owns capital stock of Bank of America, N.A., unless, in each case, before the sale or distribution:

    . Bank of America, N.A. unconditionally guarantees payment of principal, premium and interest on the Security Pacific Subordinated Securities;

    . Bank of America, N.A. receives all required regulatory approvals in connection with the guarantee; and

    . we deliver an opinion of counsel to the trustee under the Security Pacific Subordinated Indenture regarding the guarantee.

   Liens. The Security Pacific Subordinated Indenture prohibits us, directly or indirectly, from creating, assuming, incurring or suffering to be created, assumed or incurred or to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon any capital stock of Bank of America, N.A. (other than directors' qualifying shares) or of any subsidiary that owns capital stock of Bank of America, N.A., other than:

    . liens for taxes, assessments and other governmental charges or levies not yet due, or payable without penalty, or of which we are contesting in good faith the amount, applicability or validity and with respect to which we shall have set aside on our books adequate reserves; or

    . the liens of any judgment, if the judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.

   Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding Security Pacific Subordinated Securities of any series affected may waive compliance with the covenants or conditions described above with respect to that series of securities before the time for compliance with the covenants.

   Modification of the Indenture. We and the trustee may modify the Security Pacific Subordinated Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding Security Pacific Subordinated Securities of each series affected by the modification. However, without the consent of the holder of each outstanding Security Pacific Subordinated Security affected, no modification may:

    . change the maturity of, the principal of, or any installment of principal of or interest on, any security, reduce the amount of principal or premium payable on, or the rate of interest on, any security, or change our obligation to pay additional amounts as provided in the Security Pacific Subordinated Indenture, or reduce the principal amount of an OID Debt Security that would be due upon acceleration of maturity, or change the currency in which any principal, premium or interest is payable, or impair the right to institute suit for enforcement of any such payment on or after the maturity date or redemption or repayment date, as applicable, or modify the provisions of the Security Pacific Subordinated Indenture relating to subordination in a manner adverse to the holders of the Security Pacific Subordinated Securities; or

    . reduce the percentage of outstanding securities that is required to consent to modification of or to constitute a quorum under the Security Pacific Subordinated Indenture or to any waiver of its covenants or past defaults thereunder; or

    . change our obligation to maintain an office for payment, exchange and transfer of Security Pacific Subordinated Securities or notices to us; or

    . modify in a manner adverse to the holders the provisions of the Security Pacific Subordinated Indenture with respect to modification, waiver of covenants or waiver of past defaults.

   We and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Security Pacific Subordinated Securities.

   For purposes of determining the required aggregate principal amount of the Security Pacific Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under any Security Pacific Subordinated Indenture, the principal amount of any Security Pacific Subordinated Security issued with OID is that amount that would be due and payable at such time upon an event of default.

   Defaults and Rights of Acceleration. The Security Pacific Subordinated Indenture defines an event of default with respect to a series of Security Pacific Subordinated Securities as certain events involving our bankruptcy, insolvency, or liquidation, or any other event of default provided with respect to that series of Security Pacific Subordinated Securities. If an event of default with respect to a series of Security Pacific Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Security Pacific Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Security Pacific Subordinated Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding Security Pacific Subordinated Securities of such series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

   Payment of principal of the Security Pacific Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium or interest or any other amounts or the performance of any of our other covenants.

   Collection of Indebtedness. If we fail to pay the principal of or premium on any Security Pacific Subordinated Securities, or if we are over 30 days late on an interest payment on any such securities, or if we breach any of our other covenants or warranties applicable to a series of securities under the Security Pacific Subordinated Indenture that is not cured within 60 days after notice is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on such securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder also may file suit to enforce our obligation to make payment of principal, premium or interest due on any Security Pacific Subordinated Security regardless of the actions taken by the trustee.

   The holders of a majority in principal amount of the Security Pacific Subordinated Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Security Pacific Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

   Periodically, we are required to file with the trustee a certificate stating that we are not in default under any of the terms of the Security Pacific Subordinated Indenture.

   Paying Agent. We currently have designated the principal corporate trust offices of U.S. Bank Trust, N.A. in the City of New York as the place where the Security Pacific Subordinated Securities may be presented for payment.

Outstanding Security Pacific Subordinated Securities

   As of the date of this prospectus, $30.1 million aggregate principal amount of the Security Pacific Subordinated Medium-Term Notes, Series J (the "Security Pacific Subordinated Series J Notes") is outstanding under the Security Pacific Subordinated Indenture, as indicated in the table below. In this table, we specify the following terms of these Security Pacific Subordinated Series J
Notes:

    .  Original issuance date;

    .  Principal amount outstanding;

    .  Maturity date;

    .  Interest rate; and

    .  Redemption/Repayment terms, if any.

   The Security Pacific Subordinated Series J Notes are not subject to a sinking fund and are not redeemable unless a redemption date is indicated below. Unless otherwise indicated below, Security Pacific Subordinated Series J Notes that are redeemable are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

  ORIGINAL         PRINCIPAL
ISSUANCE DATE       AMOUNT        MATURITY DATE   INTEREST RATE   REDEMPTION/REPAYMENT TERMS
--------------   --------------   -------------   -------------   --------------------------
April 23, 1991   $   10,000,000   May 1, 2003     8.375%          None
June 6, 1991     $   18,000,000   July 1, 2003    9.800%          None
June 6, 1991     $    2,125,000   July 1, 2003    9.800%          None

Concerning the Trustee

   We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with Bank One, N.A. and its affiliated entities in the ordinary course of business.

                  RELATIONSHIP AMONG SUBORDINATION PROVISIONS

   At July 24, 2002, Bank of America Corporation had $19.8 billion of subordinated debt securities issued and outstanding. While these subordinated debt securities were issued by us and six predecessor companies, we treat these securities as a single class.

   No series of our subordinated Debt Securities is subordinated by its terms to any other series of our subordinated Debt Securities or to any other of our subordinated indebtedness. Because the various indentures were drafted by different companies at different times, they contain definitions of "senior debt" or "senior indebtedness" that differ to varying degrees. However, it is unclear whether any such difference in language would result in any differentiation in the amount available to pay to holders of subordinated debt securities, or the timing of any such payment, upon a liquidation of Bank of America Corporation. We briefly describe below the more prominent differences in the definitions of "senior indebtedness" and "senior debt" among our indentures and the indentures of our predecessor companies:

    . "Senior indebtedness" or "senior debt" as it relates to the 1990 BankAmerica Subordinated Securities, the 1991 BankAmerica Subordinated Securities, the 1990 Barnett Subordinated Securities and the Security Pacific Subordinated Securities is defined in terms of our "obligations" to creditors.

    . "Senior indebtedness" as it relates to the 1989 Company Subordinated Securities and the Boatmen's Subordinated Securities issued prior to March 18, 1993 is defined in terms of our "indebtedness for borrowed money."

    . "Senior indebtedness" as it relates to the 1992 Company Subordinated Securities, the 1995 Company Subordinated Securities, the 1995 Barnett Subordinated Securities and the Boatmen's Subordinated Securities issued after March 18, 1993 is defined in terms of "indebtedness for borrowed money" as well as, to varying degrees, indebtedness for deferred payments of the purchase price of assets, various derivative securities, and various off-balance sheet transactions.

   As a result of these differences, in the event of our dissolution, winding-up or liquidation, the holders of different series of subordinated Debt Securities might assert that all subordinated Debt Securities are not entitled to share ratably (based on the principal amount of debt securities held) in our assets available for distribution to holders of our subordinated Debt Securities. The differences among the definitions of "senior indebtedness" or "senior debt" included in the various indentures pertaining to our subordinated Debt Securities makes it impossible to predict the precise outcome if that assertion were to be made.

   See "Bank of America Corporation--Outstanding Debt" for the amounts of our senior and subordinated indebtedness as of March 31, 2002 and as of July 24, 2002.

                          REGISTRATION AND SETTLEMENT

   Each Debt Security is represented either:

    . by one or more global securities representing the entire issuance of securities, or

    .  by a certificate issued in definitive form to a particular investor.

Book-Entry Owners

   Certain of the Debt Securities have been issued in book-entry only form. This means that initially we did not issue actual notes or certificates, but instead issued global notes or certificates in registered form. Each global security is registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the Debt Securities on their own behalf or on behalf of their customers.

   If Debt Securities are registered on the books that we or the applicable trustee maintain in the name of particular investors, we refer to the particular investors as the "holders" of those Debt Securities. These persons are the legal holders of the Debt Securities. Consequently, for Debt Securities issued in global form, we recognize only the depository as the holder of the Debt Securities and we make all payments on the Debt Securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Debt Securities.

   As a result, investors do not own Debt Securities that have been issued in book-entry only form directly. Instead, they own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as these Debt Securities are issued in global form, investors will be indirect owners, and not holders, of the Debt Securities and the depository will have no knowledge of the actual beneficial owners of the Debt Securities.

Certificates in Registered Form

   In the future we may cancel a global security. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the Debt Securities unless:

    . the depository, such as The Depository Trust Company, New York, New York, known as "DTC," notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any such case we fail to appoint a successor to the depository within 60 calendar days;

    . we, in our sole discretion, determine that the global securities shall be exchangeable for certificated securities; or

    . an event of default has occurred or is continuing with respect to the Debt Securities under the applicable indenture.

Street Name Owners

   When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their Debt Securities in their own names or in street name. Debt Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Debt Securities through an account he or she maintains at that institution. For Debt Securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the Debt Securities are registered as the holders of those Debt Securities and we will make all payments on those Debt Securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Debt Securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

   Our obligations, as well as the obligations of the trustee under any indenture and any other third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we have issued the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

   If you hold Debt Securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    .  how it handles securities payments and notices;

    . whether you can provide contact information to the registrar to receive copies of notices directly;

    .  whether it imposes fees or charges;

    . whether and how you can instruct an exchange or conversion of a Debt Security for or into other property;

    .  how it would handle a request for the holders' consent, if required;

    . whether and how you can instruct it to send you Debt Securities registered in your own name so you can be a holder, if that is permitted at any time;

    . how it would exercise rights under the Debt Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

    . if the Debt Securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

   Each Debt Security issued in book-entry form and represented by a global security has been deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees. These financial institutions or clearing systems are called "depositories." Each series of Debt Securities has one or more of the following as the depositories:

    .  DTC;

    . a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

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    .  a financial institution holding the securities on behalf of Clearstream
       Banking, societe anonyme, Luxembourg, which is known as "Clearstream, Luxembourg"; and

    .  any other clearing system or financial institution we have selected.

   The depositories named above also may be participants in one another's systems. Thus, for example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

The Depository Trust Company

   The following is based on information furnished to us by DTC:

   DTC acts as securities depository for the Debt Securities issued in book-entry form (referred to in this section as "Book-Entry Debt Securities"). The Book-Entry Debt Securities are issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security has been issued for each issue of the Book-Entry Debt Securities, each in the aggregate principal amount of such issue, and has been deposited with DTC. If, however, the original aggregate principal amount of any issue exceeds $500 million (or such other maximum amount established by DTC at the time of issuance), one certificate has been issued with respect to each $500 million (or other maximum amount) of principal amount, and an additional certificate has been issued with respect to any remaining principal amount of such issue.

   DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

   Purchases of the Book-Entry Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the Book-Entry Debt Securities on DTC's records. The beneficial interest of each actual purchaser of each Book-Entry Debt Security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the Book-Entry Debt Securities are to be accomplished by entries made on the books of direct and indirect participants

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acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the Book-Entry Debt Securities, except in the event that use of the book-entry system for the Book-Entry Debt Securities is discontinued.

   Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Book-Entry Debt Securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the Book-Entry Debt Securities are credited on the regular record date (identified in a listing attached to the omnibus proxy).

   We will pay principal and any premium or interest payments on the Book-Entry Debt Securities in immediately available funds directly to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to DTC is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

   We will send any redemption notices to Cede & Co. If less than all of the Book-Entry Debt Securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

   DTC may discontinue providing its services as securities depository for the Book-Entry Debt Securities at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated securities.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

   Each series of Debt Securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Considerations Relating to Euroclear and Clearstream, Luxembourg

   Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly

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or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or
Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream, Luxembourg

   Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any Debt Securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the Debt Securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

   As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depository that holds the global security. If Debt Securities are issued only in the form of a global security, an investor should be aware of the following:

    . An investor cannot cause the Debt Securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the Debt Securities, except in the special situations we describe above;

    . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

    . An investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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    .  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the Debt Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

    . The depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

    . We and the applicable trustee will have no responsibility for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

    .  We and the applicable trustee do not supervise the depository in any way;

    . The depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

    . Financial institutions that participate in the depository's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the Debt Securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Debt Securities

   If we have issued Debt Securities in certificated form, those Debt Securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent designated and maintained by us for those Debt Securities. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any Debt Securities at any time. Currently, the transfer agent for each series of Debt Securities is the trustee under the indenture pursuant to which the series of Debt Securities was issued, as described elsewhere in this prospectus.

   We will not be required to:

    . issue, exchange, or register the transfer of any Debt Security to be redeemed for a period of 15 days before the selection of the Debt Securities to be redeemed as described in the respective indentures; or

    . exchange or register the transfer of any Debt Security that is selected for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

   We will pay principal and any premium and interest on any certificated Debt Securities at the offices of the paying agents we may designate from time to time. We also have the right to pay

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interest on these Debt Securities by check mailed to the registered holders of the Debt Securities at their registered addresses. Generally, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for that payment. We identify the entity currently designated as paying agent for the outstanding series of Debt Securities in the descriptions of the respective indentures for the Debt Securities included elsewhere in this prospectus. At any time we may change paying agents or the designated payment office. We may have listed certain of the Debt Securities on the Luxembourg Stock Exchange. As long as those Debt Securities are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, we will maintain a transfer and paying agent in Luxembourg. Currently, Banque Generale du Luxembourg S.A. is our transfer and paying agent in Luxembourg.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material United States federal income tax consequences of your purchase, ownership, and sale of our Debt Securities. This summary is based upon the relevant laws and rules that are now in effect and as they are currently interpreted. However, these laws and rules may be changed at any time. This discussion does not deal with the federal tax consequences applicable to all categories of investors. For example, the discussion does not deal with those of you who hold Debt Securities in a tax-deferred or tax-advantaged account, as a hedge, a position in a "straddle" or as part of a "conversion" transaction, or mark-to-market for tax purposes or those of you who may be in special tax situations, such as dealers in securities, insurance companies, financial institutions, regulated investment companies or tax-exempt entities. In addition, it does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the Debt Securities or to you as holders of the Debt Securities.

   The federal income tax discussion that appears below is included in this prospectus for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your own tax advisor for the tax consequences to you of owning and disposing of the Debt Securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

   As used herein, the term "United States Holder" means a beneficial owner of a Debt Security that is for United States federal income tax purposes:

    .  an individual who is a citizen or resident of the United States;

    . an entity which is a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

    . an estate whose income is subject to United States federal income tax regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

    . any other person whose income or gain in respect of the Debt Securities is effectively connected with the conduct of a United States trade or business.

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Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be United States Holders. A "Non-United States Holder" is a holder that is not a United States Holder.

United States Holders - Fixed and Variable Rate Notes

   Payment of Interest

   If you purchase a Debt Security that pays "qualified stated interest," the interest on the Debt Security generally will be taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. The term "qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or, subject to certain exceptions, at a variable rate that is a single objective rate, one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds. Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. Thus, interest that is unconditionally payable at a single fixed rate per year, for example, 7%, or that is based on LIBOR Telerate generally will qualify as qualified stated interest.

   All or a portion of variable rate interest that otherwise would be treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

    . the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Debt Security and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Debt Security determined without such floor or ceiling;

    . it is reasonably expected that the average value of the variable rate during the first half of the term of the Debt Security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Debt Security;

    . the "issue price" (as described below) of the Debt Security exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal; or

    . the Debt Security does not provide for a current qualified floating rate or objective rate.

In these situations, as well as others, it is unclear whether such interest payments constitute contingent payments subject to taxation under the contingent payment debt rules, discussed in "United States Holders--Principal Protected Indexed Notes" below.


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   Original Issue Discount--General

   Some of our fixed and variable rate Debt Securities may have been issued with OID. For tax purposes, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price" (unless that excess is less than 1/4 of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of notes with more than one principal payment ("de minimis OID"), in which case it is not OID). The "stated redemption price at maturity" of a Debt Security is the sum of all payments required to be made on the Debt Security other than "qualified stated interest" payments. The "issue price" of a Debt Security is generally the first offering price to the public at which a substantial amount of the Debt Security was sold. If a Debt Security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the Debt Security (for example, Debt Securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

   Holders of a Debt Security that has been issued with OID (an "OID Debt Security") generally are required to include in income the sum of the daily accruals of the OID for the Debt Security for each day during the taxable year (or portion of the taxable year) in which they held the OID Debt Security. The daily portion is determined by allocating the OID to each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of:

    . the product of the "adjusted issue price" of the OID Debt Security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period), over

    . the amount of any qualified stated interest allocable to the accrual period.

The "adjusted issue price" of an OID Debt Security at the beginning of any accrual period is the sum of the issue price of the OID Debt Security plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the OID Debt Security that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

   In the case of an OID Debt Security that is a variable rate note, special rules apply to determine the OID Debt Security's yield to maturity and qualified stated interest. Specifically, the interest associated with such an OID Debt Security generally is assumed to remain fixed throughout its term at the rate that would be applicable to interest payments on the OID Debt Security on its issue date, or in the case of an objective rate (other than a qualified floating rate), the rate that reflects the yield that is reasonably expected for the OID Debt Security. A holder of such an OID Debt Security would then recognize OID that is calculated based on the OID Debt Security's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest or OID allocable to such period is increased or decreased under rules set forth in Treasury regulations.

   If you purchase an OID Debt Security for an amount that is less than the OID Debt Security's stated redemption amount at maturity, you will be required to include in your gross income the amount of OID, if any, accruing with respect to such OID Debt Security. However, if the amount you pay for the OID Debt Security exceeds the OID Debt Security's adjusted issue price as of the

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purchase date, you will have purchased the OID Debt Security at an "acquisition premium." Under the acquisition premium rules, the amount of OID you must include in your gross income will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that you otherwise would include in income by a fraction, the numerator of which is the excess of your cost over the adjusted issue price of the OID Debt Security and the denominator of which is the excess of the OID Debt Security's stated redemption price at maturity over its adjusted issue price. If the amount you pay is less than the OID Debt Security's adjusted issue price, you will be required to include in income any OID accruing with respect to such OID Debt Security and, to the extent of the difference between the amount you pay and the OID Debt Security's adjusted issue price, the OID Debt Security will be treated as having "market discount." See "--Market Discount," below.

   Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on an OID Debt Security by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

   OID--Short-Term Notes

   The OID rules described above will also generally apply to Debt Securities with maturities of one year or less, which we refer to as "Short-Term Notes," but with some modifications.

   First, the OID rules treat a Short-Term Note as having OID even if all the payments on the Short-Term Note are of qualified stated interest. As a result, all Short-Term Notes will be OID Debt Securities. Except as we note below, if you are a cash-basis holder of a Short-Term Note and you do not identify the Short-Term Note as part of a hedging transaction, you generally will not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the Short-Term Note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the Short-Term Note during the period you held the Short-Term Note. In addition, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Short-Term Note until the maturity of the Short-Term Note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, you may elect to accrue the OID on a Short-Term Note on a current basis. If you make this election, the limitation on the deductibility of interest we describe above will not apply.

   In contrast, a holder using the accrual method of tax accounting and some cash method holders generally will be required to include OID on a Short-Term
Note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding. The IRS has not issued guidance describing the proper methodology for calculating OID accrual on either a ratable or constant yield basis where the amount of interest to be paid is contingent. A reasonable accrual methodology would be for you to include in income in a taxable year the amount of interest you would have received had the Short-Term Note matured on the last day of such taxable year. BECAUSE OF THE APPLICATION OF THESE RULES, YOU MAY BE REQUIRED TO INCLUDE IN INCOME AN AMOUNT IN EXCESS OF ACTUAL CASH PAYMENTS RECEIVED FOR CERTAIN TAXABLE YEARS.

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   Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a Short-Term Note you may elect to accrue any "acquisition discount" with respect to the Short-Term Note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the Short-Term Note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

   Finally, the market discount rules we describe below will not apply to Short-Term Notes.

   Premium

   If you purchase a Debt Security at a cost greater than the Debt Security's redemption amount, you will be considered to have purchased the Debt Security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the Debt Security. If you make this election, the election generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the Debt Security by the amount of the premium amortized during your holding period. OID Debt Securities purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the Debt Security. Therefore, if you do not elect to amortize premium and you hold the Debt Security to maturity, you generally will be required to treat the premium as capital loss when the Debt Security matures.

   Market Discount

   If you purchase a Debt Security at a price that is lower than the Debt Security's redemption amount (or in the case of an OID Debt Security, the note's adjusted issue price), by 0.25% or more of the redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the Debt Security will be considered to have "market discount" in your hands. In this case, any gain that you realize on the disposition of the Debt Security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Debt Security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the Debt Security. In general, market discount will be treated as accruing ratably over the term of the Debt Security, or, at your election, under a constant yield method.

   You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the Debt Security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

   Purchase, Sale, and Retirement of Notes

   Upon the sale, exchange, retirement or other disposition of a Debt Security, you will recognize gain or loss equal to the difference between the amount you realize from the disposition (less, if

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

the Debt Security is disposed of between interest payment dates, the amount attributable to accrued interest) and your tax basis in the Debt Security. Your tax basis in a Debt Security initially is your cost for the Debt Security. This amount is increased by any OID or market discount previously included by you in income with respect to the Debt Security and is decreased by the amount of any bond premium you previously amortized and the amount of any payment (other than a payment of qualified stated interest) you have received in respect of the Debt Security. The portion of any amount realized that is attributable to accrued interest is included in your gross income as interest income.

   Except as discussed above with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a Debt Security generally will be capital gain or loss and will be long-term capital gain or loss if the Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual generally will be subject to tax at a maximum rate of 20%. Your ability to offset capital losses against ordinary income is limited.

United States Holders--Principal Protected Indexed Notes

   The Debt Security you purchase may provide for a payment at maturity, in addition to its principal, that is based on the value, return, appreciation or depreciation of a publicly traded security or index of publicly traded securities. We refer to such Debt Securities as "Principal Protected Notes." Our Indexed Debt Securities linked to the performance of the S&P 500 Index(R) (issued on April 27, 1999, November 19, 1999, November 16, 2001 and June 28, 2002, respectively) and linked to the performance of the Dow Jones Industrial Average/SM/ (issued March 22, 2002) are Principal Protected Notes. A Principal Protected Note is treated as a "contingent payment debt instrument" for United States federal income tax purposes subject to taxation under the "noncontingent bond method." Under the noncontingent bond method, you would be required to report OID or interest income based on a "comparable yield" and a "projected payment schedule," as described below, established by us for determining interest accruals and adjustments in respect of a Principal Protected Note. If you do not use the "comparable yield" and/or follow the "projected payment schedule" to calculate your OID and interest income on the Principal Protected Note, you must timely disclose and justify the use of other estimates to the IRS.

   A "comparable yield" with respect to a contingent payment debt instrument generally is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the contingent payment debt instrument (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt instrument and also ignoring any premium paid by an initial purchaser of the debt instrument). For example, if a hedge is available, the comparable yield is the yield on the synthetic fixed rate debt instrument that would result if the hedge is integrated with the contingent payment debt instrument. If a hedge is not available, but our similar fixed rate debt instruments trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread.

   A "projected payment schedule" with respect to a contingent payment debt instrument is generally a series of expected payments the amount and timing of which would produce a yield to maturity on such debt instrument equal to the comparable yield. The "comparable yield" and "the projected payment schedule" for a Principal Protected Note may be obtained by contacting Bank of America Corporation. You should be aware that this information is not calculated or provided for any purposes other than the determination of a holder's interest accruals and adjustments in respect of the Principal Protected Note. We make no representations regarding the actual amounts of payments on the Principal Protected Note.

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

   Based on the comparable yield and the issue price of a Principal Protected Note, you generally are required (regardless of your accounting method) to accrue as OID the sum of the daily portions of interest on the Principal Protected Note for each day in the taxable year on which you held the Principal Protected Note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Principal Protected Note, as set forth below. The daily portions of interest in respect of a Principal Protected Note are determined by allocating to each day in an accrual period the ratable portion of interest on the Principal Protected Note that accrues in the accrual period. The amount of interest on a Principal Protected Note that accrues in an accrual period is the product of the comparable yield on the Principal Protected Note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the Principal Protected Note at the beginning of the accrual period. The adjusted issue price of a Principal Protected Note at the beginning of the first accrual period is its issue price and for any accrual period thereafter will be:

    . the sum of the issue price of such Principal Protected Note and any interest previously accrued thereon by a holder (disregarding any positive or negative adjustments) minus

    . the amount of any projected payments on the Principal Protected Note for previous accrual periods.

The issue price of each Principal Protected Note in an issue of Debt Securities is the first price at which substantial amounts of such Debt Securities were sold. Because of the application of the OID rules, it is possible that you will be required to include interest income or OID in excess of actual cash payments received for certain taxable years.

   You will be required to recognize interest income equal to the amount of any positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a Principal Protected Note for a taxable year. A negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a Principal Protected Note for a taxable year:

    . will first reduce the amount of interest in respect of the Principal Protected Note that you would otherwise be required to include in income in the taxable year and

    . to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess as does not exceed the excess of (1) the amount of all previous interest inclusions under the Principal Protected Note over (2) the total amount of net negative adjustments that you have treated as ordinary loss on the Principal Protected Note in prior taxable years.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Internal Revenue Code. Any negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Principal Protected Note or to reduce the amount realized on a sale, exchange, or retirement of the Principal Protected Note. If you purchase a Principal Protected Note at a price other than its issue price, the difference between your purchase price and the issue price generally will be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments with respect to the Principal Protected Note. For example, if your purchase price is more than the issue price of the Principal Protected Note and the reason for such difference is due to an increase in the amount you expect to receive at maturity, you should allocate the difference to the payment at maturity and treat such amount as a negative adjustment which is then netted against any positive adjustment at maturity for purposes of applying the rules described above. Your adjusted tax basis in the Principal Protected Note will be increased by any positive adjustments and decreased by any negative adjustments.

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

   If a contingent payment becomes fixed more than six months prior to maturity, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. A similar adjustment may be appropriate in certain circumstances in respect of the Principal Protected Note. For example, it may be possible to determine that the amount payable at maturity will be greater than the projected payment amount, even though the actual amount payable on the Principal Protected Note will not become fixed prior to the maturity date. In that circumstance, the IRS may deem it appropriate to adjust (using the methodology described above or another methodology) the amount of interest income you would be required to recognize in a particular taxable year in respect of a Principal Protected Note. However, until such time as the IRS sets forth rules dealing with that situation, we do not intend to make any such adjustments.

    Sale, Exchange, or Retirement

   Upon a sale, exchange, or retirement of a Principal Protected Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange, or retirement and your tax basis in the Principal Protected Note. Your tax basis in a Principal Protected Note generally will equal the amount you paid for such Principal Protected Note, increased by the amount of interest income previously accrued by you in respect of the Principal Protected Note (disregarding any positive or negative adjustments) and decreased by the amount of all prior projected payments in respect of the Principal Protected Note. You generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss (depending upon your holding period for the Principal Protected Note).

United States Holders - Non-Principal Protected Indexed Notes

   The Debt Security you purchase may provide for a payment at maturity that is wholly based on the value, return, appreciation or depreciation of a publicly traded security or index of publicly traded securities. We refer to such Debt Securities as "Non-Principal Protected Notes". Our Indexed Debt Securities issued on August 24, 2001 that are linked to CIENA Corporation's common stock and our Indexed Debt Securities issued on September 27, 2001 that are linked to QUALCOMM Incorporated's common stock are Non-Principal Protected Notes. By purchasing such a Non-Principal Protected Note, you agree with us to treat the Non-Principal Protected Note, for United States federal income tax purposes, as an investment unit consisting of a cash settled capped forward purchase contract and a cash deposit bearing interest at the stated rate on the Non-Principal Protected Note. At maturity of the Non-Principal Protected Note, the cash deposit will be unconditionally and irrevocably applied by us in full satisfaction of your obligation under the forward contract, and we will deliver to you the amount of cash you are entitled to receive at the time pursuant to the terms of the Non-Principal Protected Note. Consistent with this characterization, we have allocated the amount paid to us in respect of the original issuance of the Non-Principal Protected Note entirely to the cash deposit.

   Assuming the agreement described above as to the United States federal income tax treatment of the Non-Principal Protected Note is respected, you will include currently in income, as ordinary interest income (or, if and to the extent the interest rate on the note exceeds our ordinary cost of borrowing, possibly as contract fees for entering into the forward contract), payments denominated as interest (including any interest payment at maturity) that are made with respect to the Non-Principal Protected Note, in accordance with your regular method of tax accounting. In addition, upon the sale, exchange or other disposition of the Non-Principal Protected Note, you generally will recognize gain or loss equal to the difference between the amount you realize on the

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

sale or other disposition and your tax basis in the Non-Principal Protected Note. Your tax basis in a Non-Principal Protected Note generally will equal the amount you paid to acquire the Non-Principal Protected Note. Such gain or loss generally will be long-term capital gain or loss if you have held the Non-Principal Protected Note for more than one year at the time of its disposition.

   At maturity of a Non-Principal Protected Note, you will recognize gain or loss equal to the difference between the amount of cash you receive and your tax basis in the Non-Principal Protected Note. We intend to treat the gain or loss from the settlement of the forward contract as capital gain or loss although the IRS may take the position that any such gain should be treated as ordinary income. The distinction between capital gain or loss and ordinary income or loss is important for purposes of determining the tax rate at which any such gain or income is subject to tax, as well as the limitations on your ability to offset capital losses against ordinary income. You should consult your own tax advisors with respect to the potential impact to you of this distinction between capital gain or loss and ordinary income or loss.

   The IRS may contend that a Non-Principal Protected Note should be characterized for federal income tax purposes under a different approach than that described above and does not constitute a cash settled capped forward purchase contract. For example, the IRS may contend that a Non-Principal Protected Note should be treated as a contingent payment debt instrument subject to taxation under the "noncontingent bond method." See "United States Holders--Principal Protected Indexed Notes" above. Furthermore, the IRS may contend that the tax treatment of the purchase and disposition of the individual components of the investment unit would be other than as described above. For example, the IRS may assert that all or a portion of any gain recognized on such sale should be ordinary income. Accordingly, you are urged to consult your own tax advisors concerning the United States federal income tax consequences of purchasing a Non-Principal Protected Note.

    Constructive Ownership

   Pursuant to Section 1260 of the Internal Revenue Code, all or a portion of any long-term capital gain recognized or deemed to be recognized (as described below) by a taxpayer as a result of the ownership of certain types of derivative instruments will be recharacterized as ordinary income. In its current form, Section 1260 does not apply to Non-Principal Protected Notes. However, the Treasury Department is authorized to promulgate regulations that could expand the application of Section 1260 to Non-Principal Protected Notes. If Section 1260 were to apply to a Non-Principal Protected Note, you would be required to treat as ordinary income that portion of any long-term capital gain recognized or deemed to be recognized by you on a sale or at maturity of the Non-Principal Protected Note that exceeds the long-term capital gain that you would have recognized had you acquired the underlying reference asset on the issue date of the Non-Principal Protected Note and disposed of such asset upon disposition (including retirement) of the Non-Principal Protected Note. In addition, Section 1260 would impose an interest charge on the gain (or deemed gain) that was recharacterized as ordinary income.

United States Holders--Backup Withholding and Information Reporting

   Generally, payments of principal and interest, and the accrual of OID, with respect to a Debt Security will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to the holder of the Debt Security and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Under current United States federal income tax law, backup withholding will be imposed at a rate of 30% for the calendar years ending on December 31, 2002 and December 31, 2003, will be reduced to 29% for the 2004 and 2005

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

calendar years, will be further reduced to 28% for the calendar years 2006 through 2010 and will be increased to 31% for the 2011 calendar year and thereafter.

   Unless you are an exempt recipient such as a corporation, payments of principal and interest, and the accrual of OID, with respect to a Debt Security held by you and proceeds from the sale of a Debt Security through the United States office of a broker will be subject to backup withholding unless you supply us with a taxpayer identification number and certify that such taxpayer identification number is correct or you otherwise establish an exemption. In addition, backup withholding will be imposed on any payment of principal and interest, and the accrual of OID, with respect to a Debt Security held by you if you have been informed by the United States Secretary of the Treasury that you have not reported all dividend and interest income required to be shown on your federal income tax return or you fail to certify that you have not underreported your interest and dividend income.

   Payments of the proceeds from the sale of a Debt Security to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on your behalf will not be subject to information reporting or backup withholding. If, however, such nominee, custodian, agent, or broker is, for United States federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any state or political subdivision of any state (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a United States branch of a foreign bank insurance company, such payments will be subject to information reporting, unless (a) such custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

   If you do not provide us with your correct taxpayer identification number, you may be subject to penalties imposed by the IRS. In addition, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided certain required information is furnished to the IRS.

Non-United States Holders - Income Tax Considerations

   Under current United States federal income tax law and subject to the discussion below concerning backup withholding, if you are a Non-United States Holder, the payment by us, or any paying agent, of principal or interest, including OID, on a Debt Security is not subject to United States federal income or withholding tax provided:

    . you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

    . you are not a controlled foreign corporation that is related to us through stock ownership;

    . you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

    . the payment is not effectively connected with the conduct of a trade or business in the United States; and

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

    . either (A) you provide us (or any paying agent) with a statement which sets forth your address, and certifies, under penalties of perjury, that you are not a United States person, citizen, or resident (which certification may be made on an IRS Form W-8BEN (or successor form)) or
       (B) a financial institution holding the Debt Security on your behalf certifies, under penalties of perjury, that such statement has been received by it and furnishes a copy thereof to us (or any paying agent).

   Payments not meeting the requirements set forth above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if you provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty. To claim benefits under an income tax treaty, you must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty's limitations on benefits article.

   You will not be subject to United States federal income tax on any gain realized on the sale, exchange, or retirement of a Debt Security, provided that
(a) such gain is not effectively connected with a United States trade or business and (b) in the case of an individual, you are not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

Non-United States Holders--Backup Withholding and Information Reporting

   If you are a Non-United States Holder, payments of principal and interest, and the accrual of OID, with respect to a Debt Security and proceeds from the sale of a Debt Security will not be subject to information reporting and backup withholding so long as you certify that you are not a United States person and we do not have actual knowledge that such certification is false (or you otherwise establish an exemption). However, if you do not certify that you are not a United States person or we have actual knowledge that such certification is false (and you have not otherwise established an exemption), you will be subject to backup withholding and information reporting in the manner described above in "United States Holders - Backup Withholding and Information Reporting."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC's home page at http://www.sec.gov. You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference the information we file with it, which means:

    .  incorporated documents are considered part of this prospectus;

    . we can disclose important information to you by referring you to those documents; and

    . information that we file with the SEC will automatically update and supersede this incorporated information and certain information in this prospectus.

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

   We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

    .  our annual report on Form 10-K for the year ended December 31, 2001;

    .  our quarterly report on Form 10-Q for the period ended March 31, 2002;
       and

    . our current reports on Form 8-K dated January 22, 2002, January 31, 2002, January 31, 2002, February 11, 2002, April 15, 2002, April 23,
       2002 and July 15, 2002 (in each case, with the exception of any information filed pursuant to Item 9 of Form 8-K which is not incorporated herein by reference).

   We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus (except any information filed pursuant to Item 9 of Form 8-K):

    . reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934;

    . definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meetings; and

    . any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

   You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position, and results of operations may have changed since that date.

   You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

                          Bank of America Corporation
                          Corporate Treasury Division
                                 NC1-007-23-01
                            100 North Tryon Street
                        Charlotte, North Carolina 28255
                                (704) 386-5972

                          FORWARD-LOOKING STATEMENTS

   This prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated,"
"estimate," "projected," "intends to," or other similar words. Our actual results, performance, or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to certain risks and uncertainties, including, but not limited to, certain risks described in this prospectus or in any supplement to this prospectus. When considering those forward-looking statements, you should keep in mind these risks, uncertainties, and other cautionary statements made in this prospectus and any prospectus supplement. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

   Information regarding important factors that could cause actual results, performance, or achievements to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference. See "Where You Can Find More Information" above for information about how to obtain a copy of our annual report.

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

                                    EXPERTS

   Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2001 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

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

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

    Securities Act Registration Fee............................. $1,840,000
    Printing and Engraving Expenses.............................    370,000
    Legal Fees and Expenses.....................................    250,000
    Accounting Fees and Expenses................................    100,000
    Blue Sky Fees and Expenses..................................     30,000
    Unit Agents', Warrant Agents', Trustee's and Preferred Stock
        Depository's Fees and Expenses (including counsel fees).    842,000
    Rating Agency Fees and Expenses.............................    760,000
    Listing Fees................................................     60,000
    Miscellaneous...............................................     50,000
                                                                 ----------
                                                                 $4,302,000

Item 15. Indemnification of Directors and Officers.

   Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Subsection (b) of
Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in accordance with the above standards, except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and
(b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the DGCL. Section 145 also provides that the expenses incurred by an officer or director in defending any action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking of the director or officer to repay the expenses if it is ultimately determined that the director or officer is not entitled to indemnification therefor.

   Section 102 (b) (7) of the DGCL permits a corporation's certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law; (c) willful or negligent unlawful payment of a dividend or stock purchase or redemption; or
(d) any transaction from which the director derived an improper personal benefit.

   Our Amended and Restated Certificate of Incorporation eliminates the ability to recover monetary damages against our directors for breach of fiduciary duty to the fullest extent permitted by the DGCL. In accordance with the provisions of the DGCL, our Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the DGCL, we shall, under certain circumstances, indemnify our directors, executive officers, and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be in conflict with our best interests. Pursuant to such Bylaws and as authorized by statute, we also may maintain, and do maintain, insurance on behalf of our directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaws or otherwise.

   In addition, pursuant to the Agreement and Plan of Reorganization dated as of April 10, 1998 (the "Merger Agreement") between us, formerly Nationsbank Corporation ("Nationsbank"), and the former BankAmerica Corporation ("old BankAmerica"), for six years after September 30, 1998 (the date of the consummation of the merger of old BankAmerica with and into us (the "Merger")), we will indemnify directors, officers, and employees of old BankAmerica, NationsBank, or any of their respective subsidiaries against certain liabilities in connection with such persons' status as such or in connection with the Merger Agreement or any of the transactions contemplated thereby. Pursuant to the Merger Agreement, we also, for six years after September 30, 1998 and with respect to events occurring prior to the consummation of the Merger, will honor all rights to indemnification and limitations of liability existing in favor of the foregoing persons as provided in the governing documents of NationsBank, old BankAmerica, or their respective subsidiaries.

   Pursuant to the Merger Agreement, for six years after September 30, 1998, we will also use our best efforts to cause the directors and officers of old BankAmerica and NationsBank to be covered by a directors' and officers' liability insurance policy with respect to acts or omissions occurring prior to the consummation of the Merger.

   The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

   In addition, certain sections of each of the forms of Underwriting or Distribution Agreements filed as Exhibits hereto provide for indemnification of us and our directors and officers by the underwriters or agents against certain liabilities, including certain liabilities under the Securities Act of 1933. From time to time similar provisions have been contained in other agreements relating to our other securities.

Item 16. List of Exhibits.

 1.1 Form of Underwriting Agreement for Debt Securities
 1.2 Form of Underwriting Agreement for Preferred Stock
 1.3 Form of Underwriting Agreement for Common Stock
 1.4 Form of Underwriting Agreement for Warrants and Units
 1.5 Form of Distribution Agreement for Medium-Term Notes
 4.1 Indenture dated as of January 1, 1995 between NationsBank Corporation and
     BankAmerica National Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form
     S-3 (Registration No. 33-57533)
 4.2 Successor Trustee Agreement effective December 15, 1995, between
     NationsBank Corporation and First Trust New York, National Association (now
     U.S. Bank Trust National Association), as successor trustee to BankAmerica
     National Trust Company, incorporated herein by reference to Exhibit 4.2 of the
     Registrant's Registration Statement on Form S-3 (Registration No. 333-7229)
 4.3 First Supplemental Indenture dated as of September 18, 1998, among
     NationsBank Corporation, NationsBank(DE) Corporation and U.S. Bank Trust
     National Association, incorporated herein by reference to Exhibit 4.2 of the
     Registrant's Current Report on Form 8-K (File No. 1-6523) filed November 18,
     1998
 4.4 Second Supplemental Indenture dated as of May 7, 2001, among Bank of
     America Corporation, U.S. Bank Trust National Association, as Prior Trustee,
     and The Bank of New York, as Successor Trustee, incorporated by reference to
     Exhibit 4.4 of the Registrant's Current Report on Form 8-K (File No. 1-6523)
     filed June 5, 2001
 4.5 Form of Senior Registered Note
 4.6 Form of Senior Medium-Term Note (Fixed Rate)
 4.7 Form of Senior Medium-Term Note (Floating Rate)
 4.8 Form of Senior Medium-Term Note (Indexed)
 4.9 Indenture dated as of January 1, 1995 between NationsBank Corporation and
     The Bank of New York, as trustee, incorporated herein by reference to Exhibit
     4.5 of the Registrant's Registration Statement on Form S-3 (Registration
     No. 33-57533)
4.10 First Supplemental Indenture dated as of August 28, 1998, among NationsBank
     Corporation, NationsBank(DE) Corporation and The Bank of New York,
     incorporated herein by reference to Exhibit 4.8 of the Registrant's Current
     Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.11 Form of Subordinated Registered Note
4.12 Form of Subordinated Medium-Term Note (Fixed Rate)
4.13 Form of Subordinated Medium-Term Note (Floating Rate)
4.14 Form of Certificate for Preferred Stock
4.15 Specimen Common Stock Certificate
4.16 Form of Deposit Agreement
4.17 Form of Depositary Receipt
4.18 Form of Warrant Agreement for Universal Warrant (The form of such Warrant
     Agreement with respect to each particular offering will be filed as an exhibit to a
     Current Report on Form 8-K and incorporated herein by reference)

4.19 Form of Warrant Agreement for Warrants Sold Alone (The form of such Warrant
     Agreement with respect to each particular offering will be filed as an exhibit to a
     Current Report on Form 8-K and incorporated herein by reference)
4.20 Form of Warrant Agreement for Warrants Sold Attached to Debt Securities (The
     form of such Warrant Agreement with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference)
4.21 Form of Unit Agreement (The form of such Unit Agreement with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference)
4.22 Form of Put Warrant (included in Exhibit 4.19)
4.23 Form of Call Warrant (included in Exhibit 4.19)
4.24 Form of Unit Certificate (included in Exhibit 4.21)
4.25 Indenture dated as of November 1, 1992 between NationsBank Corporation and
     The Bank of New York, as Trustee, incorporated herein by reference to Exhibit
     4.1 to the Registrant's Form 8 Amendment No. 1 to Form 8-K (File No. 1-6523)
     filed on March 1, 1993
4.26 First Supplemental Indenture dated as of July 1, 1993, between NationsBank
     Corporation and The Bank of New York, as Trustee, to the Indenture dated as of
     November 1, 1992 between NationsBank Corporation and The Bank of New
     York, incorporated herein by reference to Exhibit 4.4 to the Registrant's Current
     Report on Form 8-K (File No. 1-6523) filed on July 6, 1993
4.27 Second Supplemental Indenture dated as of August 28, 1998, among
     NationsBank Corporation, NationsBank (DE) and The Bank of New York, as
     Trustee, to the Indenture dated as of November 1, 1992 between NationsBank
     Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Registrant's Annual Report on Form 10-K for the
     year ended December 31, 1998
4.28 Indenture dated as of September 1, 1989 between NCNB Corporation and The
     Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-30717)
4.29 First Supplemental Indenture dated as of August 28, 1998, among NationsBank
     Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September
     1, 1989 between NCNB Corporation and The Bank of New York, as Trustee,
     incorporated herein by reference to Exhibit 4(f) to the Registrant's Annual
     Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.30 Indenture dated as of November 1, 1991, between BankAmerica Corporation and
     Bankers Trust Company of California, National Association, as Trustee,
     incorporated herein by reference to Exhibit 4(x) to the Registrant's Annual
     Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.31 First Supplemental Indenture dated as of August 1, 1994 between BankAmerica
     Corporation and First Trust of California, National Association (successor to
     Bankers Trust Company of California National Association), as Trustee, to the
     Indenture dated as of November 1, 1991 between BankAmerica Corporation and
     Bankers Trust Company of California, National Association, incorporated herein by reference to Exhibit 4(x) to the Registrant's Annual Report on Form 10-K (File
     No. 1-6523) for the year ended December 31, 1998
4.32 Second Supplemental Indenture dated as of September 30, 1998 among
     BankAmerica Corporation, NationsBank (DE) Corporation and U.S. Bank Trust

     National Association (formerly known as First Trust of California, National Association), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica
     Corporation and Bankers Trust Company of California, National Association, as Trustee,
     incorporated herein by reference to Exhibit 4(x) to the Registrant's Annual Report on
     Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.33 Indenture dated as of November 1, 1991, between BankAmerica Corporation and
     Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant's Annual Report on Form 10-K
     (File No. 1-6523) for the year ended December 31, 1998
4.34 First Supplemental Indenture dated as of September 8, 1992, between BankAmerica
     Corporation and Chemical Trust Company of California (formerly known as
     Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturer's Hanover
     Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w)
     to the Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended
     December 31, 1998
4.35 Second Supplemental Indenture dated as of September 15, 1998 among BankAmerica
     Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A.
     (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to
     Chemical Trust Company of California), as Trustee, to the Indenture dated as of
     November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust
     Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the
     Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended December
     31, 1998
4.36 Indenture dated as of September 1, 1990, between BankAmerica Corporation and
     Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(v) to the Registrant's Annual Report on Form 10-K
     (File No. 1-6523) for the year ended December 31, 1998
4.37 First Supplemental Indenture dated as of September 15, 1998 among BankAmerica
     Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A.
     (formerly known as Chase Manhattan Bank and Trust Company, N.A. and Successor to
     Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of September 1, 1990 between BankAmerica Corporation and Manufacturers Hanover
     Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(v)
     to the Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended
     December 31, 1998
4.38 Indenture dated as of March 16, 1995 between Barnett Banks, Inc. and Chemical Bank, as Trustee, incorporated herein by reference to Exhibit 4(e) to the Current Report on
     Form 8-K (File No. 1-7901) of Barnett Banks, Inc. filed on March 22, 1995
4.39 First Supplemental Indenture dated as of January 9, 1998 among Barnett Banks, Inc.,
     NB Holdings Corporation, NationsBank Corporation and J.P. Morgan Chase Bank
     (formerly known as The Chase Manhattan Bank and as Chemical Bank), as Trustee, to
     the Indenture dated as of March 16, 1995 between Barnett Banks, Inc. and Chemical
     Bank, as Trustee
4.40 Indenture dated as of October 19, 1990 between Barnett Banks, Inc. and Morgan
     Guaranty Trust Company of New York, as Trustee, incorporated herein by reference to
     Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form
     S-3 (File No. 33-36328) of Barnett Banks, Inc.
4.41 First Supplemental Indenture dated April 21, 1991 between Barnett Banks, Inc. and
     Morgan Guaranty Trust Company of New York, as Trustee, to the Indenture dated as of
     October 19, 1990 between Barnett Banks, Inc. and Morgan Guaranty Trust Company of
     New York, as Trustee, incorporated herein by reference to Exhibit 4(d) to Amendment No.
     1 to the Registration Statement on Form S-3 (Registration No. 33-39536) of Barnett
     Banks, Inc.

4.42 Second Supplemental Indenture dated May 14, 1993 between Barnett Banks, Inc. and
     Morgan Guaranty Trust Company of New York, as Trustee, to the Indenture dated as of
     October 19, 1990 between Barnett Banks, Inc. and Morgan Guaranty Trust Company of
     New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to Amendment No.
     1 to the Registration Statement on Form S-3 (Registration No. 33-59246) of Barnett
     Banks, Inc.
4.43 Third Supplemental Indenture dated as of January 9, 1998 among Barnett Banks, Inc.,
     NB Holdings Corporation, NationsBank Corporation and U.S. Bank Trust, N.A. (formerly known as First Trust of New York, National Association and successor to Morgan
     Guaranty Trust Company of New York), as Trustee, to the Indenture dated as of October
     19, 1990 between Barnett Banks, Inc. and Morgan Guaranty Trust Company of New
     York, as Trustee
4.44 Indenture dated as of October 2, 1989 between Boatmen's Bancshares, Inc. and
     Manufacturers Hanover Trust Company, as Trustee, incorporated herein by reference to
     Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-31415) of
     Boatmen's Bancshares, Inc.
4.45 First Supplemental Indenture dated as of September 23, 1992 between Boatmen's
     Bancshares, Inc. and Chemical Bank (as successor by merger to Manufacturers Hanover
     Trust Company), as Trustee, to Indenture dated as of October 2, 1989 between Boatmen's
     Bancshares, Inc. and Manufacturers Hanover Trust Company, as Trustee, incorporated by reference to Exhibit 4(a) to the Current Report on Form 8-K of Boatmen's Bancshares,
     Inc. (File No. 1-3750) filed on October 23, 1992
4.46 Second Supplemental Indenture dated as of March 18, 1993 between Boatmen's
     Bancshares, Inc. and Chemical Bank, as Trustee, to Indenture dated as of October 2,
     1989 between Boatmen's Bancshares, Inc. and Manufacturers Hanover Trust Company,
     as Trustee
4.47 Third Supplemental Indenture dated as of January 7, 1997 among NB Holdings
     Corporation (successor by merger to Boatmen's Bancshares, Inc.), NationsBank
     Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and as Chemical Bank), as Trustee, to Indenture dated as of October 2, 1989 between
     Boatmen's Bancshares, Inc. and Manufacturers Hanover Trust Company, as Trustee
4.48 Indenture dated as of April 16, 1986 between Sovran Financial Corporation and Bankers
     Trust Company, as Trustee, incorporated by reference to Exhibit 4.1 to the Registration
     Statement on Form S-3 (Registration No. 22-15168) of Sovran Financial Corporation
4.49 First Supplemental Indenture dated as of January 1, 1991 among C&S/Sovran
     Corporation, Sovran Financial Corporation and Bankers Trust Company, as Trustee, to
     Indenture dated as of April 16, 1986 between Sovran Financial Corporation and Bankers
     Trust Company, as Trustee
4.50 Indenture dated as of December 10, 1990 between Security Pacific Corporation and Bank
     One, N.A. (formerly known as The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.3 to Current Report on Form 8-K (File No.
     1-7093) of Security Pacific Corporation filed January 16, 1991
 5.1 Opinion of Helms Mulliss & Wicker, PLLC regarding legality of securities being registered
12.1 Calculation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to
     Exhibit 12 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended
     March 31, 2002, filed May 15, 2002
12.2 Calculation of Ratio of Earnings to Fixed Charges, and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Registrant's Quarterly Report on Form 10-Q for
     the quarter ended March 31, 2002, filed May 15, 2002

23.1 Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1)
23.2 Consent of PricewaterhouseCoopers LLP
24.1 Power of Attorney
24.2 Certified Resolutions
25.1 Statement of Eligibility of Senior Trustee on Form T-1
25.2 Statement of Eligibility of Subordinated Trustee on Form T-1
99.1 Provisions of the Delaware General Corporation Law, as amended, relating to indemnification of directors and officers

Item 17. Undertakings.

   We hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports we file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment for expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   We hereby undertake (1) to use our best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by us after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by us and no reoffering of such securities by the purchasers is proposed to be made.

   We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on July 26, 2002.

                                          BANK OF AMERICA CORPORATION

                                          By:         *  KENNETH D. LEWIS
                                            -----------------------------------
                                                      Kenneth D. Lewis
                                                Chairman of the Board, Chief
                                              Executive Officer, and President

            Signature                    Title                  Date
            ---------                    -----                  ----

       *  KENNETH D. LEWIS  Chairman of the Board, Chief    July 26, 2002
      ---------------------   Executive Officer, President,
        Kenneth D. Lewis      and Director (Principal
                              Executive Officer)

        *  JAMES H. HANCE   Vice Chairman, Chief Financial  July 26, 2002
      ---------------------   Officer and Director
       James H. Hance, Jr.    (Principal Financial Officer)

         *  MARC D. OKEN    Executive Vice President and    July 26, 2002
      ---------------------   Principal Financial Executive
          Marc D. Oken        (Principal Accounting
                              Officer)

         *  JOHN R. BELK               Director
      ---------------------
          John R. Belk                                      July 26, 2002

       *  CHARLES W. COKER             Director
      ---------------------
        Charles W. Coker                                    July 26, 2002

        *  FRANK DOWD, IV              Director
      ---------------------
         Frank Dowd, IV                                     July 26, 2002

      *  KATHLEEN FELDSTEIN            Director
      ---------------------
       Kathleen Feldstein                                   July 26, 2002

         *  PAUL FULTON                Director
      ---------------------
           Paul Fulton                                      July 26, 2002

       *  DONALD E. GUINN              Director
      ---------------------
         Donald E. Guinn                                    July 26, 2002

        *  C. RAY HOLMAN               Director
      ---------------------
          C. Ray Holman                                     July 26, 2002

                      Signature         Title         Date
                      ---------         -----         ----

               ----------------------- Director
                  Walter E. Massey                         , 2002

                *  C. STEVEN MCMILLAN  Director
               -----------------------
                 C. Steven McMillan               July 26, 2002

               *  PATRICIA E. MITCHELL Director   July 26, 2002
               -----------------------
                Patricia E. Mitchell

               *  O. TEMPLE SLOAN, JR. Director   July 26, 2002
               -----------------------
                O. Temple Sloan, Jr.

               *  MEREDITH R. SPANGLER Director   July 26, 2002
               -----------------------
                Meredith R. Spangler

                 *  RONALD TOWNSEND    Director   July 26, 2002
               -----------------------
                   Ronald Townsend

                *  PETER V. UEBERROTH  Director   July 26, 2002
               -----------------------
                 Peter V. Ueberroth

                  *  JACKIE M. WARD    Director   July 26, 2002
               -----------------------
                   Jackie M. Ward

               ----------------------- Director            , 2002
                 Virgil R. Williams

*By:        /s/ CHARLES M. BERGER
    ---------------------------
                  Charles M. Berger
                    Attorney-in-Fact

                                 EXHIBIT INDEX


 1.1 Form of Underwriting Agreement for Debt Securities

 1.2 Form of Underwriting Agreement for Preferred Stock

 1.3 Form of Underwriting Agreement for Common Stock

 1.4 Form of Underwriting Agreement for Warrants and Units

 1.5 Form of Distribution Agreement for Medium-Term Notes

 4.1 Indenture dated as of January 1, 1995 between NationsBank Corporation and
     BankAmerica National Trust Company, as trustee, incorporated herein by reference to
     Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (Registration No.
     33-57533)

 4.2 Successor Trustee Agreement effective December 15, 1995, between NationsBank
     Corporation and First Trust New York, National Association (now U.S. Bank Trust
     National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Registrant's Registration Statement
     on Form S-3 (Registration No. 333-7229)

 4.3 First Supplemental Indenture dated as of September 18, 1998, among NationsBank
     Corporation, NationsBank(DE) Corporation and U.S. Bank Trust National Association,
     incorporated herein by reference to Exhibit 4.2 of the Registrant's Current Report on
     Form 8-K (File No. 1-6523) filed November 18, 1998

 4.4 Second Supplemental Indenture dated as of May 7, 2001, among Bank of America
     Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of
     New York, as Successor Trustee, incorporated by reference to Exhibit 4.4 of the
     Registrant's Current Report on Form 8-K (File No. 1-6523) filed June 5, 2001

 4.5 Form of Senior Registered Note

 4.6 Form of Senior Medium-Term Note (Fixed Rate)

 4.7 Form of Senior Medium-Term Note (Floating Rate)

 4.8 Form of Senior Medium-Term Note (Indexed)

 4.9 Indenture dated as of January 1, 1995 between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the
     Registrant's Registration Statement on Form S-3 (Registration No. 33-57533)

4.10 First Supplemental Indenture dated as of August 28, 1998, among NationsBank
     Corporation, NationsBank(DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Registrant's Current Report on Form 8-K (File
     No. 1-6523) filed November 18, 1998

4.11 Form of Subordinated Registered Note

4.12 Form of Subordinated Medium-Term Note (Fixed Rate)

4.13 Form of Subordinated Medium-Term Note (Floating Rate)

4.14 Form of Certificate for Preferred Stock

4.15 Specimen Common Stock Certificate

4.16 Form of Deposit Agreement

4.17 Form of Depositary Receipt

4.18 Form of Warrant Agreement for Universal Warrant (The form of such Warrant
     Agreement with respect to each particular offering will be filed as an exhibit to a Current
     Report on Form 8-K and incorporated herein by reference)


4.19 Form of Warrant Agreement for Warrants Sold Alone (The form of such Warrant
     Agreement with respect to each particular offering will be filed as an exhibit to a Current
     Report on Form 8-K and incorporated herein by reference)

4.20 Form of Warrant Agreement for Warrants Sold Attached to Debt Securities (The form of such Warrant Agreement with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference)

4.21 Form of Unit Agreement (The form of such Unit Agreement with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference)

4.22 Form of Put Warrant (included in Exhibit 4.19)

4.23 Form of Call Warrant (included in Exhibit 4.19)

4.24 Form of Unit Certificate (included in Exhibit 4.21)

4.25 Indenture dated as of November 1, 1992 between NationsBank Corporation and The
     Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the
     Registrant's Form 8 Amendment No. 1 to Form 8-K (File No. 1-6523) filed on March 1,
     1993
4.26 First Supplemental Indenture dated as of July 1, 1993, between NationsBank
     Corporation and The Bank of New York, as Trustee, to the Indenture dated as of
     November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Registrant's Current Report on
     Form 8-K (File No. 1-6523) filed on July 6, 1993
4.27 Second Supplemental Indenture dated as of August 28, 1998, among NationsBank
     Corporation, NationsBank (DE) and The Bank of New York, as Trustee, to the Indenture
     dated as of November 1, 1992 between NationsBank Corporation and The Bank of New
     York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Registrant's
     Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.28 Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of
     New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registrant's
     Registration Statement on Form S-3 (Registration No. 33-30717)
4.29 First Supplemental Indenture dated as of August 28, 1998, among NationsBank
     Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The
     Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between
     NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K (File No. 1-6523)
     for the year ended December 31, 1998
4.30 Indenture dated as of November 1, 1991, between BankAmerica Corporation and Bankers
     Trust Company of California, National Association, as Trustee, incorporated herein by reference to Exhibit 4(x) to the Registrant's Annual Report on Form 10-K (File No.
     1-6523) for the year ended December 31, 1998
4.31 First Supplemental Indenture dated as of August 1, 1994 between BankAmerica
     Corporation and First Trust of California, National Association (successor to Bankers
     Trust Company of California National Association), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Bankers Trust Company of
     California, National Association, incorporated herein by reference to Exhibit 4(x) to the
     Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended December
     31, 1998
4.32 Second Supplemental Indenture dated as of September 30, 1998 among BankAmerica
     Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association
     (formerly known as First Trust of California, National Association), as Trustee, to the
     Indenture dated as of November 1, 1991 between BankAmerica Corporation and Bankers
     Trust Company of California, National Association, as Trustee, incorporated herein by reference to Exhibit 4(x) to the Registrant's Annual Report on Form 10-K (File No. 1-
     6523) for the year ended December 31, 1998
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4.33 Indenture dated as of November 1, 1991, between BankAmerica Corporation and
     Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Registrant's Annual Report on Form 10-K (File No.
     1-6523) for the year ended December 31, 1998
4.34 First Supplemental Indenture dated as of September 8, 1992, between BankAmerica
     Corporation and Chemical Trust Company of California (formerly known as
     Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturer's Hanover
     Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w)
     to the Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended
     December 31, 1998
4.35 Second Supplemental Indenture dated as of September 15, 1998 among BankAmerica
     Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A.
     (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to
     Chemical Trust Company of California), as Trustee, to the Indenture dated as of
     November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust
     Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the
     Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended December
     31, 1998
4.36 Indenture dated as of September 1, 1990, between BankAmerica Corporation and
     Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(v) to the Registrant's Annual Report on Form 10-K (File No.
     1-6523) for the year ended December 31, 1998
4.37 First Supplemental Indenture dated as of September 15, 1998 among BankAmerica
     Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A.
     (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to
     Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of September 1, 1990 between BankAmerica Corporation and Manufacturers Hanover
     Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(v)
     to the Registrant's Annual Report on Form 10-K (File No. 1-6523) for the year ended
     December 31, 1998
4.38 Indenture dated as of March 16, 1995 between Barnett Banks, Inc. and Chemical Bank, as Trustee, incorporated herein by reference to Exhibit 4(e) to the Current Report on
     Form 8-K (File No. 1-7901) of Barnett Banks, Inc. filed on March 22, 1995
4.39 First Supplemental Indenture dated as of January 9, 1998 among Barnett Banks, Inc.,
     NB Holdings Corporation, NationsBank Corporation and JPMorgan Chase Bank
     (formerly known as The Chase Manhattan Bank and as Chemical Bank), as Trustee, to
     the Indenture dated as of March 16, 1995 between Barnett Banks, Inc. and Chemical
     Bank, as Trustee
4.40 Indenture dated as of October 19, 1990 between Barnett Banks, Inc. and Morgan
     Guaranty Trust Company of New York, as Trustee, incorporated herein by reference to
     Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form
     S-3 (File No. 33-36328) of Barnett Banks, Inc.
4.41 First Supplemental Indenture dated April 21, 1991 between Barnett Banks, Inc. and
     Morgan Guaranty Trust Company of New York, as Trustee, to the Indenture dated as of
     October 19, 1990 between Barnett Banks, Inc. and Morgan Guaranty Trust Company of
     New York, as Trustee, incorporated herein by reference to Exhibit 4(d) to Amendment No.
     1 to the Registration Statement on Form S-3 (Registration No. 33-39536) of Barnett
     Banks, Inc.
4.42 Second Supplemental Indenture dated May 14, 1993 between Barnett Banks, Inc. and
     Morgan Guaranty Trust Company of New York, as Trustee, to the Indenture dated as of
     October 19, 1990 between Barnett Banks, Inc. and Morgan Guaranty Trust Company of
     New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to Amendment No.
     1 to the Registration Statement on Form S-3 (Registration No. 33-59246) of Barnett
     Banks, Inc.
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4.43 Third Supplemental Indenture dated as of January 9, 1998 among Barnett Banks, Inc.,
     NB Holdings Corporation, NationsBank Corporation and U.S. Bank Trust, N.A. (formerly known as First Trust of New York, National Association and successor to Morgan
     Guaranty Trust Company of New York), as Trustee, to the Indenture dated as of October
     19, 1990 between Barnett Banks, Inc. and Morgan Guaranty Trust Company of New
     York, as Trustee
4.44 Indenture dated as of October 2, 1989 between Boatmen's Bancshares, Inc. and
     Manufacturers Hanover Trust Company, as Trustee, incorporated herein by reference to
     Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-31415) of
     Boatmen's Bancshares, Inc.
4.45 First Supplemental Indenture dated as of September 23, 1992 between Boatmen's
     Bancshares, Inc. and Chemical Bank (as successor by merger to Manufacturers Hanover
     Trust Company), as Trustee, to Indenture dated as of October 2, 1989 between Boatmen's
     Bancshares, Inc. and Manufacturers Hanover Trust Company, as Trustee, incorporated by reference to Exhibit 4(a) to the Current Report on Form 8-K of Boatmen's Bancshares,
     Inc. (File No. 1-3750) filed on October 23, 1992
4.46 Second Supplemental Indenture dated as of March 18, 1993 between Boatmen's
     Bancshares, Inc. and Chemical Bank, as Trustee, to Indenture dated as of October 2,
     1989 between Boatmen's Bancshares, Inc. and Manufacturers Hanover Trust Company,
     as Trustee
4.47 Third Supplemental Indenture dated as of January 7, 1997 among NB Holdings
     Corporation (successor by merger to Boatmen's Bancshares, Inc.), NationsBank
     Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and as Chemical Bank), as Trustee, to Indenture dated as of October 2, 1989 between
     Boatmen's Bancshares, Inc. and Manufacturers Hanover Trust Company, as Trustee
4.48 Indenture dated as of April 16, 1986 between Sovran Financial Corporation and Bankers
     Trust Company, as Trustee, incorporated by reference to Exhibit 4.1 to the Registration
     Statement on Form S-3 (Registration No. 22-15168) of Sovran Financial Corporation
4.49 First Supplemental Indenture dated as of January 1, 1991 among C&S/Sovran
     Corporation, Sovran Financial Corporation and Bankers Trust Company, as Trustee, to
     Indenture dated as of April 16, 1986 between Sovran Financial Corporation and Bankers
     Trust Company, as Trustee
4.50 Indenture dated as of December 10, 1990 between Security Pacific Corporation and Bank
     One, N.A. (formerly known as The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.3 to Current Report on Form 8-K (File No.
     1-7093) of Security Pacific Corporation filed January 16, 1991

 5.1 Opinion of Helms Mulliss & Wicker, PLLC regarding legality of securities being registered

12.1 Calculation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to
     Exhibit 12 of the Registrants' Quarterly Report on Form 10-Q for the quarter ended
     March 31, 2002, filed May 15, 2002

12.2 Calculation of Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of Registrants' Quarterly Report on Form 10-Q for the
     quarter ended March 31, 2002, filed May 15, 2002
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23.1 Consent of Helms Mulliss & Wicker, PLLC (included in Exhibit 5.1)

23.2 Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney

24.2 Certified Resolutions

25.1 Statement of Eligibility of Senior Trustee on Form T-1

25.2 Statement of Eligibility of Subordinated Trustee on Form T-1

99.1 Provisions of the Delaware General Corporation Law, as amended, relating to indemnification of directors and officers
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